Filed Pursuant to Rule 424(h)
Registration Nos. 333-226529 and
333-226529-04

Subject to Completion, dated October 13, 2021

The information in this preliminary prospectus is not complete and may be changed. We may not deliver the notes described in this preliminary prospectus until we deliver a final prospectus. This preliminary prospectus is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state where the offer or sale is not permitted.

PROSPECTUS

$1,250,000,000(1)

Capital One Prime Auto Receivables Trust 2021-1

Issuing Entity

Central Index Key Number: 0001885053

Capital One Auto Receivables, LLC Depositor Central Index Key Number: 0001133438	Capital One, National Association Sponsor and Servicer Central Index Key Number: 0000047288

You should carefully read the risk factors set forth under “Risk Factors” beginning on page 15 of this prospectus.

The notes are asset-backed securities. The notes will be the obligation of the issuing entity solely and will not be obligations of or guaranteed by any other person or entity.

Capital One Prime Auto Receivables Trust 2021-1 will issue the following asset-backed notes:

	Initial Note Balance(1)	Offered Amount	Interest Rate	Final Scheduled Payment Date	Price to Public(2)		Underwriting Discount		Proceeds to the Depositor
Class A-1 Notes	$278,000,000	$264,100,000%		November 15, 2022%			%		%
Class A-2 Notes(3)	$466,200,000	$442,890,000%		February 18, 2025%			%		%
Class A-3 Notes(3)	$466,200,000	$442,890,000%		September 15, 2026%			%		%
Class A-4 Notes	$105,390,000	$100,120,000%		April 15, 2027%			%		%
Class B Notes(4)	$13,565,000	$0%		April 15, 2027
Class C Notes(4)	$13,564,000	$0%		May 17, 2027
Class D Notes(4)	$13,564,000	$0%		March 15, 2028

Total	$1,356,483,000	$1,250,000,000			$	$		$

(1)

Not less than 5% of each class of notes will be retained by the sponsor or one or more majority-owned affiliates of the sponsor (which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) to satisfy the credit risk retention obligations of the sponsor as described under “The Sponsor—U.S. Credit Risk Retention” and “The Sponsor—Securitization Regulations” in this prospectus.

(2)	Plus accrued interest, if any, from the closing date.
(3)

The initial note balance of the Class A-2 notes and the Class A-3 notes may change, but will be determined on or prior to the day of pricing of those classes of notes. The initial note balance of the issued Class A-2 notes is expected to be within the range of $396,300,000 - $536,100,000, and the initial note balance of the issued Class A-3 notes is expected to be within the range of $396,300,000 - $536,100,000. The offered amount of each of the Class A-2 notes and the Class A-3 notes will be 95% of the related initial note balance of such class. See “Risk Factors—Risks related to the issuance of multiple classes of notes, an unknown allocation of notes or retention of notes— There are risks associated with the unknown initial note balance of the Class A-2 notes and the Class A-3 notes”.

(4)

The Class B notes, the Class C notes and the Class D notes are not being offered hereby and will be retained by the sponsor or another majority-owned affiliate of the sponsor, but will be entitled to certain payments as described herein.

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of receivables which are motor vehicle retail installment sale contracts that are secured by new and used automobiles, light-duty trucks, SUVs and vans, and funds on deposit in the reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a business day, the next business day, starting on November 15, 2021.
•

Credit enhancement for the notes will consist of (i) a reserve account with an initial deposit of approximately $3,391,209.99, (ii) excess interest on the receivables, (iii) overcollateralization, and (iv) in the case of the Class A notes, Class B notes and Class C notes, the subordination of certain payments to the noteholders of less senior classes of notes.

•

The issuing entity will also issue non-interest bearing certificates representing the equity interest in the issuing entity, which initially will be issued to the depositor and are not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The issuing entity is being structured so as not to constitute a “covered fund” as defined in the regulations implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

J.P. Morgan	Barclays	BofA Securities

Capital One Securities

The date of this prospectus is October     , 2021

Prospectus

i

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity, Capital One Prime Auto Receivables Trust 2021-1, including terms and conditions that apply to the notes to be offered by this prospectus.

In this prospectus, the terms “we,” “us,” and “our” refer to Capital One Auto Receivables, LLC, the depositor.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you receive any other information, you should not rely on it. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the date stated on the cover.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page 149 of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain at no cost a paper copy of this prospectus from the depositor or from the underwriters upon request.

v

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Capital One, National Association (“CONA”), as the servicer, and sent on behalf of the issuing entity to the indenture trustee, which will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its website, which is presently located at http://www.wilmingtontrustconnect.com. Assistance in using this website may be obtained by calling the indenture trustee’s customer service desk at (866) 829-1928. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. CONA, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Capital One Prime Auto Receivables Trust 2021-1” and file number 333-226529-04. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes, but not any information that is furnished but that is not deemed filed. The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on CONA’s website because those reports are made available to the public on the SEC website as described below.

The depositor has filed with the SEC a Registration Statement (333-226529) on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

NOTICE TO INVESTORS: THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”); OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED), AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED), AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

THE CLASS A-1 NOTES HAVE NOT BEEN AND WILL NOT BE OFFERED IN THE UK OR TO UK PERSONS AND NO PROCEEDS OF ANY CLASS A-1 NOTES WILL BE RECEIVED IN THE UK.

OTHER UK REGULATORY RESTRICTIONS

THE NOTES MUST NOT BE OFFERED OR SOLD AND THIS PROSPECTUS AND ANY OTHER DOCUMENT IN CONNECTION WITH THIS PROSPECTUS AND ISSUANCE OF THE NOTES MUST NOT BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK EXCEPT TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR WHO OTHERWISE FALL WITHIN AN EXEMPTION SET FORTH IN SUCH ORDER SUCH THAT SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR ARE PERSONS TO WHOM THIS PROSPECTUS OR ANY OTHER SUCH DOCUMENT MAY OTHERWISE LAWFULLY BE

COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). IN THE UK, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE IN THE UK TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS IN THE UK WHO ARE NOT RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED) (THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE EEA WILL BE MADE ONLY TO AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds prior to an acceleration after an event of default and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

Structural Diagram

(1) Neither the certificates, which represent an equity interest in the issuing entity, nor the Class B notes, the Class C notes or the Class D notes are being offered hereby.

(2) Not less than 5% of each class of notes and the certificates will be retained by CONA (which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) or one or more majority-owned affiliates of CONA to satisfy the credit risk retention obligations of CONA described under “The Sponsor—U.S. Credit Risk Retention” and “—Securitization Regulations” in this prospectus.

Flow of Funds

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SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity

Capital One Prime Auto Receivables Trust 2021-1, a Delaware statutory trust, will be the “issuing entity” of the notes and the certificates. The primary assets of the issuing entity will be a pool of receivables, which are motor vehicle retail installment sale contracts that are secured by new and used automobiles, light-duty trucks, SUVs and vans.

Depositor

Capital One Auto Receivables, LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of Capital One, National Association, is the “depositor.” The depositor will sell the receivables to the issuing entity. The depositor will be the initial holder of the issuing entity’s certificates. The certificates are not being offered by this prospectus.

You may contact the depositor by mail at 1600 Capital One Drive, Room 27907B, McLean, Virginia 22102.

Sponsor

Capital One, National Association, a national banking association, known as “CONA” will be the “sponsor” of the transaction described in this prospectus.

Servicer

CONA, operating through its Capital One Auto Finance division and in its capacity as the “servicer,” will service the receivables held by the issuing entity. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00%, (2) one-twelfth (or, in the case of the first payment date, one-sixth), and (3) the net pool balance of the receivables as of the first day of the related collection period (or, for the first payment date, as of the cut-off date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and reimbursements and investment earnings (net of investment losses and expenses) from amounts on deposit in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originator

CONA, operating through its Capital One Auto Finance division, acquired the receivables from motor vehicle dealers. We refer to CONA as the “originator.”

CONA will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

CONA will be the “administrator” of the issuing entity, and, in such capacity, will provide administrative and ministerial services for the issuing entity.

Trustees

Wilmington Trust, National Association, a national banking association, will be the “indenture trustee.”

BNY Mellon Trust of Delaware, a Delaware banking corporation, will be the “owner trustee.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “asset representations reviewer.”

THE OFFERED NOTES

The issuing entity will offer the following notes:

Class	Offered Amounts(1)	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$264,100,000%		November 15, 2022
Class A-2 Notes(2)	$442,890,000%		February 18, 2025
Class A-3 Notes(2)	$442,890,000%		September 15, 2026
Class A-4 Notes	$100,120,000%		April 15, 2027

(1) Not less than 5% of each class of notes will be retained by CONA or one or more majority-owned affiliates of CONA (which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) to satisfy the credit risk retention obligations of CONA described under “The Sponsor—U.S. Credit Risk Retention” and “—Securitization Regulations” in this prospectus. $13,900,000 of the Class A-1 notes, $46,620,000 of the Class A-2 notes and the Class A-3 notes in the aggregate, and $5,270,000 of the Class A-4 notes are not being offered hereunder.

(2) The initial note balance of the issued Class A-2 notes is expected to be within the range of $396,300,000 - $536,100,000, and the initial note balance of the issued Class A-3 notes is expected to be within the range of $396,300,000 - $536,100,000. The offered amount of each of the Class A-2 notes and the Class A-3 notes will be 95% of the related initial note balance of such class. See “Risk Factors—Risks related to the issuance of multiple classes of notes, an unknown allocation of notes or retention of notes— There are risks associated with the unknown initial note balance of the Class A-2 notes and the Class A-3 notes”.

The issuing entity will also issue $13,565,000 of Class B         % asset-backed notes, $13,564,000 of Class C         % asset-backed notes and $13,564,000 of Class D         % asset-backed notes, which are not being offered by this prospectus.

The final scheduled payment date for the Class B notes is April 15, 2027. The final scheduled payment date for the Class C notes is May 17, 2027. The final scheduled payment date for the Class D notes is March 15, 2028.

The Class B notes, Class C notes and the Class D notes are not being publicly registered and will be retained by the sponsor or another majority-owned affiliate of the sponsor. Information about the Class B notes, Class C notes and the Class D notes is set forth herein solely to provide a better understanding of the Class A notes.

We refer to the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes as the “Class A notes.” We refer to the Class A notes, the Class B notes, the Class C notes and the Class D notes, collectively as the “notes.” The Class A notes, which we refer to as the “offered notes,” are the only securities that are being offered by this prospectus.

The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

So long as the Class A notes are outstanding, the Class A notes will be the “controlling class.” After the Class A notes have been paid in full, the Class B notes will be the controlling class; after the Class B notes have been paid in full, the Class C notes will be the controlling class; and after the Class C notes have been paid in full, the Class D notes will be the controlling class.

The issuing entity expects to issue the notes on or about October     , 2021, which we refer to as the “closing date.”

THE CERTIFICATES

On the closing date, the issuing entity will issue subordinated and non-interest bearing “certificates” in a nominal aggregate principal amount of $100,000, which represent the equity interest in the issuing entity and are not offered hereby. The “certificateholders” will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificates will initially be held by the depositor. The portion of the certificates retained by the depositor to satisfy U.S. credit risk retention rules and for purposes of the SR Rules will not be sold, transferred or hedged except as permitted under, or in accordance with, those rules. See “The Sponsor—U.S. Credit Risk Retention,” “—Securitization Regulations” and “Legal Investments—Regulations for Certain EU and UK Regulated Persons and Affiliates.”

INTEREST AND PRINCIPAL

To the extent of funds available therefor and prior to an acceleration of the notes following an event of default, after payment of certain amounts to the servicer, the issuing entity will pay interest and principal on the notes monthly, on the 15th day of each month (or, if the 15th day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is November 15, 2021. On each payment date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the outstanding note balance of the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes will be the product of (i) the outstanding note balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding November 15, 2021 (assuming a 30-day calendar month)), divided by 360. Interest payments on all Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes and the Class B notes. Interest payments on the Class D notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes and the Class C notes.

A failure to pay the interest due on the notes of the controlling class on any payment date that continues for a period of five (5) business days or more will result in an event of default under the indenture.

Principal Payments

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:

•	first, to the Class A-1 noteholders, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 noteholders until the Class A-2 notes are paid in full;

•	third, to the Class A-3 noteholders, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 noteholders, until the Class A-4 notes are paid in full;

•	fifth, to the Class B noteholders, until the Class B notes are paid in full;

•	sixth, to the Class C noteholders, until the Class C notes are paid in full; and

•	seventh, to the Class D noteholders, until the Class D notes are paid in full.

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Interest and Principal Payments after an Event of Default

If an event of default under the indenture were to occur and the maturity of the notes were to be accelerated, the priority of payments of principal and interest will change from the description in “—Interest Payments” above, “—Principal Payments” above and “—Priority of Payments” below. The priority of payments of principal and interest after an event of default under the indenture and acceleration of the notes will depend on the nature of the event of default.

On each payment date after an event of default under the indenture occurs as a result of a payment default or a bankruptcy event relating to the issuing entity and the notes are accelerated, after payment of certain amounts to the trustees, the asset representations reviewer and the servicer, interest on the Class A notes will be paid ratably to each class of Class A notes and then principal payments will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of each class of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will receive principal payments, ratably, based on the outstanding note balance of each remaining class of Class A notes until each such class of notes is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to noteholders of the Class D notes.

On each payment date after an event of default under the indenture occurs as a result of the issuing entity’s breach of a covenant (other than a payment default), representation or warranty and the maturity of the notes is accelerated, after payment of certain amounts to the trustees, the asset representations reviewer and the servicer, interest on the Class A notes will be paid ratably to each class of Class A notes followed by interest on the Class B notes, then followed by interest on the Class C notes and then followed by interest on the Class D notes. After the payments described in the previous sentence, principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the outstanding note balance of each remaining class of Class A notes until those other classes of Class A notes are paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. Next, the Class C noteholders will receive principal payments until the Class C notes are paid in full. Finally, the Class D noteholders will receive principal payments until the Class D notes are paid in full.

See “The Indenture—Rights Upon Event of Default” in this prospectus.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” to purchase (and/or designate one or more persons to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period, the net pool balance has declined to 10% or less of the net pool balance as of the cut-off date and (b) the purchase price (as defined below) and the available funds for such payment date would be sufficient to pay (i) the amounts required to be paid under clauses first through ninth and eleventh in accordance with “—Priority of Payments” below (assuming that such payment date is not a redemption date) and (ii) the aggregate unpaid note balance of all of the outstanding notes (after giving effect to the payments described in the preceding clause (i)). We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) owned by the issuing entity on that date. If the servicer (or its designee) purchases the receivables and other issuing entity property (other than the reserve account), the “purchase price” will equal the net pool balance plus accrued and unpaid interest on the receivables as of the last day of the collection period immediately preceding the redemption date, which amount (net of any collections deposited into the collection account after the last day of the collection period immediately preceding the redemption date) will be deposited by the servicer (or its designee) into the collection account on or prior to noon, New York City time, on the redemption date.

It is expected that at the time this option becomes available to the servicer, the Class A-4 notes, Class B notes, Class C notes and Class D notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining available funds after the payments under clauses first through ninth and eleventh set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee prior to the applicable redemption date to each holder of notes as of the close of business on the record date preceding the applicable redemption date. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes. Notice of redemption of the notes shall be given by the indenture trustee in the name and at the expense of the issuing entity.

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the controlling class when the same becomes due and payable, and such default continues for a period of five (5) business days or more;

•	default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture (other than (i) a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed or (ii) a covenant or agreement pursuant to the FDIC Rule Covenant (as defined below under “The Indenture—FDIC Rule Covenant”)), which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for ninety (90) days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding principal amount of the notes of the controlling class;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for ninety (90) days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding principal amount of the notes of the controlling class; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than ninety (90) days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of one-hundred twenty (120) days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks, SUVs and vans. We refer to these contracts as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases with these contracts as “obligors.”

The receivables identified on the schedule of receivables delivered by CONA on the closing date will be transferred by CONA to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables after August 31, 2021, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts evidencing the receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles and refunds in connection with extended service agreements relating to receivables which became defaulted receivables after the cut-off date;

•	any other property securing the receivables;

•	rights to amounts on deposit in the collection account, the principal distribution account, the reserve account and any other accounts owned by the issuing entity (other than the certificate distribution account), and permitted investments of those accounts;

•	rights under the administration agreement, the sale agreement, the servicing agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

Receivable Representations and Warranties

CONA will make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. Breach of these representations may, subject to certain conditions, result in CONA being obligated to repurchase the related receivable. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Representations and Warranties.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by CONA of those representations and warranties.

If an investor in the notes requests that CONA repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within one-hundred eighty (180) days of the receipt of notice of the request by CONA, the requesting party will have the right to refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “The Transfer Agreements, the Servicing Agreement, the

Administration Agreement and the Asset Representations Review Agreement —Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Asset Representations Review” in this prospectus, if the aggregate amount of delinquent receivables exceeds a specified threshold, then investors holding at least 5% of the aggregate outstanding principal amount of the notes may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. If investors representing at least a majority of the voting investors vote in favor of directing a review, then the asset representations reviewer will perform a review of specified delinquent receivables for compliance with the representations and warranties made by CONA. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Asset Representations Review” in this prospectus.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the pool of receivables as of the cut-off date.

As of the close of business on the cut-off date, the receivables in the receivables pool had an aggregate initial principal balance of $1,356,483,994.50 and had:

•	an average original principal balance of $23,732.77;

•	a weighted average contract rate of approximately 3.89%(1);

•	a weighted average original term of approximately 68 months(1);

•	a weighted average remaining term of approximately 60 months(1);

•	a minimum FICO® score at origination of 700;

•	a maximum FICO® score at origination of 880;

•	a weighted average FICO® score at origination of approximately 774(1); and

•	a weighted average loan-to-value ratio at origination of approximately 95.89%(1).

For more information about the characteristics of the receivables in the receivables pool, see “The Receivables Pool” in this prospectus. In connection with the offering of the notes, the depositor has performed a review of the receivables in the receivables pool as of the cut-off date and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of the Receivables Pool” in this prospectus.

As described under “The Originator—Underwriting” in this prospectus, in limited circumstances, some contracts may be approved by CONA under an exception to CONA’s underwriting criteria based on a judgmental evaluation. The originator’s credit risk management monitors exceptions to the underwriting criteria continuously using an automated tracking tool.

None of the receivables to be sold to the issuing entity on the closing date were approved as an exception to CONA’s underwriting criteria.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity by the sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with certain specified modifications to the receivables or the breach of certain servicing covenants, as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Representations and Warranties” in this prospectus.

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an event of default, the paying agent will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account to the extent described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the

(1) Weighted by outstanding principal balance as of the cut-off date.

Asset Representations Review Agreement —Reserve Account” in this prospectus) in the following amounts and order of priority:

•	first, to the servicer, the servicing fee (including servicing fees not previously paid);

•	second, pro rata to the Class A noteholders, accrued interest on the Class A notes; provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

•	third, to the principal distribution account for distribution to the noteholders, the First Allocation of Principal;

•	fourth, to the Class B noteholders, accrued interest on the Class B notes;

•	fifth, to the principal distribution account for distribution to the noteholders, the Second Allocation of Principal;

•	sixth, to the Class C noteholders, accrued interest on the Class C notes;

•	seventh, to the principal distribution account for distribution to the noteholders, the Third Allocation of Principal;

•	eighth, to the Class D noteholders, accrued interest on the Class D notes;

•	ninth, to the principal distribution account for distribution to the noteholders, the Fourth Allocation of Principal;

•	tenth, to the reserve account, any additional amounts required to cause the amount of cash on deposit in the reserve account to equal the specified reserve account balance;

•	eleventh, to the principal distribution account for distribution to the noteholders, the Regular Principal Distribution Amount;

•	twelfth, to the indenture trustee, the owner trustee and the asset representations reviewer, pro rata, fees, expenses and indemnification amounts due and owing which have not been previously paid; and

•	thirteenth, to the certificateholders, pro rata based on the percentage interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes—Payment of Principal.”

CREDIT ENHANCEMENT

Credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization, the excess interest on the receivables and, in the case of the Class A notes, the Class B notes and the Class C notes, subordination of certain payments as described below. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Overcollateralization” and “—Excess Interest” in this prospectus.

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the Class B notes, the Class C notes and the Class D notes, overcollateralization, the reserve account and excess interest on the receivables.

Class B notes:	Subordination of payments on the Class C notes and the Class D notes, overcollateralization, the reserve account and excess interest on the receivables.

Class C notes:	Subordination of payments on the Class D notes, overcollateralization, the reserve account and excess interest on the receivables.

Class D notes:	Overcollateralization, the reserve account and excess interest on the receivables.

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of payments will change. For a description of these changes in priority, see “—Interest and Principal— Interest and Principal Payments after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default That Result in Acceleration.”

Subordination of Payments on the Class C Notes

As long as the Class A notes and the Class B notes remain outstanding, payments of interest on any payment date on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and certain other payments on that payment date (including principal payments of the Class A notes and the Class B notes in specified circumstances), and payments of principal of the Class C notes will be subordinated to all payments of principal of and interest on the Class A notes and the Class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of payments will change. For a description of these changes in priority, see “—Interest and Principal—Interest and Principal Payments after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default That Result in Acceleration.”

Subordination of Payments on the Class D Notes

As long as the Class A notes, the Class B notes and the Class C notes remain outstanding, payments of interest on any payment date on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes and the Class C notes in specified circumstances), and payments of principal of the Class D notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of payments will change. For a description of these changes in priority, see “—Interest and Principal—Interest and Principal Payments after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default That Result in Acceleration.”

Overcollateralization

Overcollateralization is the amount by which the net pool balance exceeds the outstanding note balance of the notes. The initial overcollateralization level on the closing date will be approximately 0.00% of the net pool balance as of the cut-off date and is expected to build to a target overcollateralization level equal to 0.25% of the net pool balance as of the cut-off date. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement — Overcollateralization” in this prospectus.

Reserve Account

On the closing date, the reserve account will initially be funded by a deposit of proceeds from the sale of the notes in an amount not less than 0.25% of the net pool balance as of the cut-off date.

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, the deficiency will be funded by the deposit of available funds to the reserve account in accordance with the priority of payments described above. The “specified reserve account balance” will be, on any payment date while the notes are outstanding, 0.25% of the net pool balance as of the cut-off date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfall in the amounts required to be paid on that payment date with respect to clauses first through ninth under “Priority of Payments” above.

On each payment date, after giving effect to any withdrawals from the reserve account on that payment date, any amounts of cash on deposit in the reserve account in excess of the specified reserve account balance for that payment date will constitute available funds and will be distributed in accordance with the priority of payments. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Reserve Account.”

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts (to the extent not otherwise paid by the servicer), asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with “Priority of Payments” above.

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor and the issuing entity, will deliver its opinion, assuming compliance with the trust agreement, the indenture and certain other transaction documents, and subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, and the offered notes (other than any notes, if any, held by (A) the issuing entity or a person that beneficially owns more than 99% of the issuing entity for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity or a person beneficially owning a certificate, (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be characterized as debt for United States federal income tax purposes.

Each holder of a note, by acquiring a note or an interest therein, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material United States Federal Income Tax Consequences” in this prospectus.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the considerations described in “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus, the offered notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the offered notes.

See “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class  A-1 notes, you or your advisor should consider these requirements before making a purchase.

FDIC RULE

The transaction contemplated by this prospectus is intended to comply with the Federal Deposit Insurance Corporation regulatory safe harbor entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). For more information, see “Risk Factors—Risks related to the servicer and other transaction parties—FDIC receivership or conservatorship of CONA could result in delays in payments or losses on your notes” and “The Indenture—FDIC Rule Covenant” and “Material Legal Aspects of the Receivables—FDIC Rule.”

U.S. CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), CONA, as the sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. CONA intends to satisfy this obligation through the retention by CONA and/or one or more of its majority-owned affiliates (which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) of an “eligible vertical interest” of at least 5% of each class of notes and the certificates to be issued by the issuing entity.

The retained eligible vertical interest will take the form of at least 5% of each class of notes and certificates issued by the issuing entity, though CONA and/or one or more of its majority-owned affiliates may retain more than 5% of one or more classes of notes or of the certificates. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Sponsor—U.S. Credit Risk Retention.”

CONA does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR and in accordance with the SR Rules.

See “The Sponsor—U.S. Credit Risk Retention” in this prospectus.

SECURITIZATION REGULATIONS

On the closing date, CONA, as “originator,” (as such term is defined for the purposes of each of the Securitization Regulations) will agree, with reference to the SR Rules as in effect and applicable on the closing date, to retain, upon the issuance of the notes and on an ongoing basis, for as long as the notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus, in the form of retention of at least 5% of the nominal value of each of the tranches sold or transferred to investors in accordance with the text of option (a) of Article 6(3) of the EU Securitization Regulation and option (a) of Article 6(3) of the UK Securitization Regulation. CONA intends to satisfy this obligation, in each case as in effect and applicable on the closing date, by holding (a) at least 5% of the nominal value of each class of notes and (b) all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of CONA), which in turn will hold at least 5% of the nominal value of the certificates, all in the manner, and on the terms, summarized in “The Sponsor— Securitization Regulations” in this prospectus.

The transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither CONA nor any other party to the transaction described in this prospectus shall be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Investor Requirements and any corresponding national measures that may be relevant.

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by CONA to retain a material net economic interest as described above and in “The Sponsor— Securitization Regulations” in this prospectus and the information provided in this prospectus generally, or otherwise to be provided to noteholders in relation to this transaction or otherwise, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant.

See “The Sponsor— Securitization Regulations” and “Legal Investment—Requirements for Certain EU and UK Regulated Persons and Affiliates” in this prospectus.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the regulations implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule”.

RATINGS

The depositor expects that each class of notes will receive credit ratings from one or more credit rating agencies hired by the sponsor to rate the notes (the “hired agencies”).

Although the hired agencies are not contractually obligated to monitor the ratings on the notes, we believe that the hired agencies will continue to monitor the transaction while the notes are outstanding. The hired agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3.

The depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

CONFLICTS OF INTEREST

Our affiliate, Capital One Securities, Inc., is participating in this offering as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Capital One Securities, Inc. is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.

SUMMARY OF RISK FACTORS

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. This summary is included to provide an overview of the potential risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” below.

Risks Related to the Characteristics, Servicing and Performance of the Receivables. The notes are subject to risks relating to the characteristics, servicing and performance of the receivables, which could result in delays in payment or losses on your notes.

•	The global Coronavirus outbreak could result in delays in payment or losses on your notes.
•

Adverse economic conditions, regardless of reason, civil unrest or natural disasters in states with significant concentrations of obligors could have a more pronounced effect on the performance of the receivables and could result in delays in payments or losses on your notes.

•	To the extent the receivables pool includes receivables with annual percentage rates that are less than the interest rates on the notes, you may suffer a loss on your notes.
•

The outstanding principal balance of a receivable may be greater than the value of the related financed vehicle, which may increase the amount and severity of loss on the receivable and may result in losses on your notes.

•	A vehicle recall may result in delays in payments or losses on your notes.
•	The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.
•	Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables and therefore losses on your notes.
•	Recent and future economic developments may adversely affect the performance and market value of your notes.
•	The return on your notes could be reduced by the impact of the Servicemember’s Civil Relief Act.
•	Failure to comply with consumer protection or other laws may be unenforceable, which may result in losses on your notes.
•

If an obligor seeks protection under bankruptcy or debtor relief laws, a court could reduce or discharge the obligor’s obligations to repay amounts due and you may experience a reduced return on your notes.

Risks Related to the Limited Nature of the Issuing Entity’s Assets. The issuing entity has limited assets, and delays in payment or losses on your notes could arise from shortfalls or delays in amounts available to make payments on the notes.

•	Only the assets of the issuing entity are available for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.
•	If the receivables are sold following an indenture event of default, the proceeds from the sale of the receivables may not be sufficient to pay the aggregate note balance of your notes.
•

Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables and the sponsor or servicer may not be financially in a position to fund its repurchase obligations, and you could suffer a loss.

•

Interest of other persons in the receivables and financed vehicles could be superior to the interests of the issuing entity, including because the issuing entity or CONA may not have a perfected security interest in the financed vehicles or in the receivables, which may affect the issuing entity’s ability to receive payments on the receivables or liquidation proceeds with respect to the financed vehicles.

Risks Related to the Servicer and Other Transaction Parties. Adverse events affecting the servicer or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes.

•

Adverse events with respect to CONA, its affiliates or a third-party service provider, including due to natural disasters, public health emergencies, economic developments and/or regulatory or other actions, could adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes. Interruptions or losses in the sponsor’s operational, technological and organizational infrastructure, including a security breach or cyber-attack, may increase the risk of loss on your notes.

•

Federal financial reform and other measures, including legislation and other actions undertaken in response to the COVID-19 pandemic, could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

•	FDIC receivership or conservatorship of CONA could result in delays in payments or losses on your notes.
•	A bankruptcy of the depositor could result in delays or a reduction in payments on your notes.
•	You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds.
•	You may experience loss or delays in payments on your notes resulting from delays in the transfer of servicing due to the servicing fee structure.
•	Federal tax legislative proposals could impact your investment.

Risks Related to the Issuance of Multiple Class of Notes, an Unknown Allocation of Notes or Retention of Notes. The issuing entity has issued multiple class of notes, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of an unknowns allocation or retention.

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Classes of notes with a higher sequential numerical class designation will generally be subordinated with respect to principal payments to notes with a lower numerical designation and are exposed to a greater risk of loss.

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Holders of more senior classes of notes will make certain decisions for certain matters, but will have different interests than holders of more junior classes of notes, so there may be a conflict of interest.

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The failure to pay interest on a subordinated class of notes or principal of a note generally will not result in an event of default until the applicable final scheduled payment date or redemption date for the related class of notes.

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The initial allocation of the aggregate initial note balance between the Class A-2 notes and the Class A-3 notes is not expected to be known until pricing, which may impact the liquidity or voting power of your notes.

•	The market value, liquidity and voting power of your notes may be adversely impacted by retention of notes by the depositor or its affiliates.

Risks Related to Certain Features of the Notes and Financial Market Disruptions. Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes.

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The ratings on the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which could adversely affect the market value of your notes and/or limit your ability to resell the notes.

•	Prepayments, repurchases, events of default or optional redemption of the notes may affect the weighted average life of, and return on, the notes.
•	Financial market disruptions and the absence of a secondary market for the notes may make it difficult for you to sell your notes and/or obtain your desired price.
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If your notes are in book-entry form, you will only be able to exercise your rights as a noteholder indirectly through DTC, Clearstream and Euroclear and their participating organizations, which may also impact the liquidity of your notes and delay your receipt of payments.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

RISKS RELATED TO THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE RECEIVABLES.

Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes

An outbreak of Coronavirus Disease 2019 (“COVID-19”) has spread throughout the world, including in the United States. The outbreak has led, and will likely continue to lead, to disruptions in global financial markets and the economies of many nations and is resulting in adverse impacts on the economy of the United States (which include a general curtailment of business activity and a significant increase in unemployment) and the global economy in general. The long-term impacts of the social, economic and financial disruptions caused by the outbreak of COVID-19 are unknown. The United States economy has experienced a recession as a result of the outbreak of COVID-19 and it is unclear if or when the economy will fully recover or how many obligors have been and will continue to be adversely affected by the outbreak and related efforts by the federal government and state governments to slow the spread of COVID-19 throughout the nation or whether such efforts will be successful in preventing a resurgence of COVID-19. It is likely that a higher percentage of obligors will seek protection under bankruptcy or debtor relief laws as a result of the financial and economic disruptions related to the outbreak of COVID-19 than is reflected in the sponsor’s historical experience. See “—Risks related to the characteristics, servicing and performance of the receivables–Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.” If an obligor were to seek protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligation to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible and you could suffer a loss if no funds are available from collections or from amounts on deposit in the reserve account to cover losses on the receivables.

It is unclear how many obligors have been and will continue to be adversely affected by the outbreak of COVID-19 and the related economic uncertainty, each of which could have a negative impact on the ability of obligors to make timely payments on the receivables and may result in losses on your notes. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), or preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles. The servicer has the discretion to implement a range of actions with respect to obligors affected by the outbreak or who are experiencing financial hardship, including the discretion to extend or modify the payment schedule of a receivable or to temporarily suspend involuntary repossession activity consistent with the servicer’s customary servicing practices. Across the nation, servicers of motor vehicle receivables, including CONA, experienced a sharp increase in requests for extensions and modifications related to COVID-19 and a significant number of such extensions and modifications have been granted, including by CONA. Although such extensions and modifications were granted by CONA across all segments of its serviced portfolio, extensions and modifications related to COVID-19 were infrequently requested by obligors of receivables classified as “prime” by CONA and which were considered eligible for securitization in the COPAR program based on CONA’s internal scoring model compared with the number of extensions and modifications requested by other obligors of receivables serviced by CONA. Any receivable for which the servicer’s records as of the cut-off date indicate that the related obligor received an extension or modification related to COVID-19 will be excluded from the receivables pool transferred to the issuing entity on the closing date. Although such extensions and modifications were rare for CONA’s “prime” portfolio, there may be a future sharp increase in requests from obligors for extensions and modifications related to COVID-19 or general financial hardship.

Because a pandemic such as COVID-19 has not occurred in recent years, and is impacting obligors nationwide, historical loss experience may not accurately predict the performance of the receivables in the receivables pool. Further, the COVID-19 pandemic and related effects on the United States economy, global financial markets, and the business or operations of the sponsor or the servicer may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the receivables, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your notes, and risks of geographic concentration of the obligors.

All of the foregoing could have a negative impact on the performance of the receivables or the liquidity and market value of your notes and, as a result, you may experience delays in payments or losses on your notes.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions regardless of reason, or a natural disaster or civil unrest, in the states where obligors reside may adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables of the obligors in such states. See “—Risks related to the characteristics, servicing and performance of the receivables—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.” As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Risks related to certain features of the notes and financial market disruptions—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.”

As of the cut-off date, based on the billing addresses of the obligors, approximately 13.38%, 12.88% and 9.13% of the principal balance of the receivables in the receivables pool were located in Texas, California and Florida, respectively.

No other state accounts for more than 5.00% of the principal balance of the receivables in the receivables pool as of the cut-off date. Because of the concentration of the obligors in certain states, any adverse economic factors, natural disasters or civil unrest in those states may have a greater effect on the performance of the receivables than if the concentration did not exist, which may result in a greater risk of losses on your notes.

You may suffer losses due to receivables with low contract rates

The receivables in the receivables pool will include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

The rate of depreciation of a financed vehicle could exceed the amortization of the outstanding principal amount of the related receivable, which may result in losses on the receivables

The value of any financed vehicle may be less than the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered to be new. As a result, it is highly likely that the principal balance of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. A default during the earlier years of a receivable’s term is more likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on that receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. See “The Receivables Pool—Pool Stratifications” in this prospectus for the percentage of receivables with original terms greater than 72 months. None of the receivables will have an original term greater than 75 months.

Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above and the decline in used vehicle prices. Similarly, receivables with a higher loan-to-value ratio tend to have a higher severity of loss. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer, material vehicle recalls or the termination of dealer franchises by a manufacturer.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses that may result in losses on your notes. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. Additionally, the COVID-19 pandemic and the related economic and financial disruptions have affected both the supply and demand of new and used vehicles, and has affected repossession activity and the market and process for the sale of repossessed vehicles. Further, constraints in production and supply chain factors, including a shortage of key components necessary to manufacture new vehicles or to repair and maintain used vehicles, may temporarily inflate used vehicle prices. As new vehicle supply was reduced, used vehicles saw an increase in demand. As a result of the foregoing, the delinquency, repossession and credit loss figures, shown in the tables appearing under “The Receivables Pool—Delinquencies, Repossessions and Net Credit Losses” in this prospectus, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

You may experience delays in payments or losses on your notes resulting from a vehicle recall

Obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines or if a recall delays the timing of sales, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or losses on your notes.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes

Although the servicer is obligated to service the receivables in accordance with its customary servicing practices, the servicer has broad discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures, subject to certain limitations regarding permitted modifications. The servicer, in its own discretion, may permit an extension on, or a deferral of, payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or a public health emergency affecting a large group of obligors. In addition, the servicer may from time to time offer obligors a temporary reduction in payment and/or an opportunity to defer payments. See “The Servicer—Servicing” in this prospectus. Although CONA granted a significant number of extensions and modifications related to the COVID-19 outbreak across its serviced portfolio generally, extensions and modifications related to COVID-19 were infrequently requested by obligors of receivables classified as “prime” by CONA and which were considered eligible for securitization in the COPAR program based on CONA’s internal scoring model compared with the number of extensions and modifications requested by other obligors of receivables serviced by CONA. CONA also temporarily suspended involuntary repossession activities nationwide. Although such extensions and modifications were not frequently requested by obligors included in CONA’s “prime” portfolio and the servicer has resumed involuntary repossessions and other collections activity where permitted by local law, the frequency of extensions and modifications may increase in the future and the servicer may again elect (or be required) to suspend repossession activity in the future. See “—Risks related to the characteristics, servicing and performance of the receivables —Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.” Payment deferrals or extensions or delays in initiating repossession activity may extend the maturity of the receivables, increase the weighted average life of a class of notes and reduce the yield on your notes. However, the servicer must purchase the receivable from the issuing entity if any payment deferral of a receivable extends the term of the receivable beyond the last day of the collection period preceding the final scheduled payment date for the Class D notes.

In addition, the servicer’s customary servicing practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary servicing practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to the issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables

Information regarding credit scores for the obligors under the receivables in the receivables pool as of the cut-off date obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default on its payment obligations than a borrower with a lower score. Neither the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Historical loss and delinquency information set forth in this prospectus under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that may differ in the immediate future, and may differ in the longer term future. Consequently, the net loss experience calculated and presented in this prospectus with respect to the sponsor’s managed portfolio of motor vehicle retail installment sale contracts categorized as “prime” and which are considered eligible for securitization in the Capital One Prime Auto Receivables (“COPAR”) program based on CONA’s internal scoring model may not reflect actual experience with respect to the receivables in the receivables pool. The sponsor has experienced variability (including increases) in delinquencies and repossessions on its motor vehicle receivables portfolio, which variability may continue (including as a result of the COVID-19 outbreak). Additionally, the prices of used vehicles, including the prices at which the servicer is able to sell repossessed vehicles, are variable, and declines in used vehicle prices will result in increased credit losses on defaulted receivables. In addition, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus.

The CARES Act (as defined below) provided for the creation of the Federal Pandemic Unemployment Compensation program, which provided an additional $600 per week to individuals collecting traditional unemployment compensation. This benefit was available for weeks of unemployment ending on or before July 31, 2020. The president of the United States has since authorized a similar benefit, at a reduced level, as well as a deferral of certain payroll tax collections through the end of 2020. The CARES Act also provided for $953 billion in business loans through the Paycheck Protection Program. In addition, the Appropriations Act (as defined below) restored the Federal Pandemic Unemployment Compensation program, which provides an additional $300 per week to individuals collecting traditional unemployment compensation. This benefit was available for weeks of unemployment beginning after December 26, 2020 and ending on March 14, 2021. On March 11, 2021, the president of the United States signed the American Rescue Plan Act of 2021 (the “American Rescue Plan Act”), which includes a $1.9 trillion economic stimulus package. The American Rescue Plan Act builds upon the CARES Act and the Appropriations Act by extending unemployment benefits through September 6, 2021 (though some states have already discontinued, and other states may discontinue, the additional federal unemployment benefits ahead of this date), providing stimulus checks to certain individuals and families up to $1,400 per adult and eligible dependent, making the Paycheck Protection Program more accessible to businesses and nonprofits, adding $7.25 billion of additional funding to the Paycheck Protection Program and providing additional relief to state and local communities. It is not known how many obligors of the receivables may have been receiving, or may in the future receive, any such additional unemployment benefits, or what the effect of any future reduction of such benefits may be on the ability of the obligors to meet their payment obligations under the receivables and, consequently, what impact such benefits have had on recent historical loss and delinquency information and static pool experience or what impact such benefits may have on the loss and delinquency performance of the receivables in the receivables pool.

In addition, the servicer’s customary servicing practices have changed over time and may change from time to time in the future (including as a result of the COVID-19 outbreak), and those changes could reduce collections on the receivables. As a result, the delinquency and credit loss experience presented in this prospectus with respect to the sponsor’s managed portfolio of “prime” auto receivables or the static pool information may not reflect actual experience with respect to the receivables. If the performance of the receivables is worse than expected, the timing and amount of payments on the notes could be adversely affected.

Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes

A deterioration in economic conditions and certain economic factors, such as reduced business activity, unemployment, interest rates, housing prices, energy prices (including the price of gasoline), increased consumer indebtedness (including of obligors on the receivables), lack of available credit, the rate of inflation and consumer perceptions of the economy, as well as other factors, such as terrorist events, civil unrest, public health emergencies, extreme weather conditions or significant changes in the political environment and/or public policy, including increased state, local or federal taxation, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The issuing entity’s ability to make payments on the notes could be adversely affected if obligors were unable to make timely payments or if the servicer elected to, or was required to, implement forbearance programs in connection with obligors suffering a hardship (including hardships related to the COVID-19 pandemic).

The United States experienced a recession as a result of the outbreak and the outlook for the U.S. economy remains uncertain, which may adversely affect the performance of the receivables and the performance and market value of your notes. See “—Risks related to the characteristics, servicing and performance of the receivables —Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.” Periods of economic slowdown or recession are often characterized by high unemployment (including temporary unemployment as a result of government shutdown) and diminished availability of credit, generally resulting in increases in delinquencies, defaults, repossessions and losses on automobile loans. Further, these periods of economic slowdown may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding retail installment sale contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

All of these factors could result in losses on your notes. If an economic downturn is experienced for a prolonged period of time, delinquencies and losses on your notes could increase, which could result in losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables, either because obligors elect to make payments more frequently or in larger-than-required amounts or because obligors sell the financed vehicles more frequently in connection with the purchase of new vehicles. As a result, you may receive principal payments of your notes earlier than anticipated, which may reduce your return on your notes.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes

The Servicemembers Civil Relief Act, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation, together with the servicer’s policies developed to comply with such legislation as well as provide additional benefits to active military personnel and, in some circumstances, their family members and certain other related parties (even where not required by law), could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as limit the ability to repossess the financed vehicle related to an affected receivable during and for a certain time after the obligor’s period of active military duty. This legislation and the servicer’s policies may result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Failure to comply with consumer protection laws may result in losses on your investment

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Additionally, the CARES Act includes various provisions, such as new requirements affecting credit reporting, designed to protect consumers. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The sponsor may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If the sponsor fails to repurchase that receivable, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, you might experience delays or reductions in payments on your notes. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes

If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or completely discharge the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. If no funds are available from collections or amounts on deposit in the reserve account to cover the applicable default amount or if you receive payments of principal earlier than anticipated, you may experience a reduced return on your notes or a reduction in payment on your notes.

RISKS RELATED TO THE LIMITED NATURE OF THE ISSUING ENTITY’S ASSETS.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes

Your notes are secured solely by the assets of the issuing entity. The sponsor, the servicer and the depositor are not obligated to make any payments to you on your notes and do not guarantee payments on the receivables. Further, neither the notes nor the receivables will be insured or guaranteed by the United States or any governmental entity. Distributions on any class of notes will depend on the amount and timing of payments and other collections in respect of the receivables and any credit enhancement for the notes and distributions from the reserve account. These amounts may not be sufficient to make full and timely distributions on your notes. If delinquencies and losses on the receivables create shortfalls which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss.

You may experience a loss or a delay in receiving payments, or a prepayment, on the notes if the assets of the issuing entity are liquidated

If an event of default under the indenture occurs and the notes are accelerated, the indenture trustee may liquidate the assets of the issuing entity as described under “The Indenture—Rights Upon Event of Default.” As a result:

•	you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid or until the liquidation of the assets is completed; and

•	your notes may be repaid earlier than scheduled.

The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding note balance of the notes to be paid before the related final scheduled payment date will involve the prepayment risks described above under “—Risks related to certain features of the notes and financial market disruptions—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.”

Repurchase obligations are limited, and do not protect the issuing entity from all risks that may impact the performance of the receivables

The sponsor will make limited representations and warranties regarding the characteristics of the receivables to be transferred to the depositor, which will then transfer the receivables and assign the sponsor’s representations to the issuing entity. The sponsor will be obligated to repurchase from the issuing entity (as assignee of the depositor) a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuing entity, the noteholders or the certificateholders in such receivable). Additionally, CONA, as servicer, will be obligated to repurchase from the issuing entity a receivable if the servicer makes certain modifications to the receivable or if the servicer breaches certain servicing covenants (and such breach is not cured and materially and adversely affects the interest of the issuing entity, the noteholders or the certificateholders in such receivable). However, the representations and warranties made by the sponsor are not a guarantee of performance and do not protect the issuing entity from all risks that could impact the performance of the receivables, including the risks related to the outbreak of COVID-19. Further, the representations and warranties are made as of the cut-off date or closing date, as applicable, and are not ongoing representations or warranties with respect to the eligibility of the receivables. While the sponsor or servicer may be obligated to repurchase a receivable, the sponsor may not be financially in a position to fund its repurchase obligation and you could suffer a loss. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Representations and Warranties” and “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Modifications of Receivables and Extensions of Receivables Final Payment Dates.”

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interests, which may result in losses on the receivables and reduced payments on your notes

Upon the acquisition of a receivable from a dealer, CONA takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with the sale of receivables to the depositor, CONA will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Although the receivables will be transferred to the issuing entity and pledged to the indenture trustee, the lien certificates or certificates of title relating to the financed vehicles securing the receivables will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. Additionally, the issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the sponsor, or any other person will have any obligation to purchase or repurchase a receivable if liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity.

The sponsor or the servicer may be required to repurchase or purchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the issuing entity, the noteholders or the certificateholders in the related receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. The servicer may not be able to repossess and liquidate a financed vehicle if the security interest in that vehicle created by the receivable is not perfected at the time of repossession, which could result in higher losses on defaulted receivables and reduced collections available to make payments on your notes. In addition, generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The servicer will maintain possession of the original contracts for each of the receivables in tangible form or “control” of the authoritative copies of the contracts in electronic form, and the original contracts and authoritative copies of electronic contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges the receivables and delivers the original contracts for the receivables to another party or permits another party to obtain control of the authoritative copies of the electronic contracts, in violation of its contractual obligations under the transaction documents, this party could acquire an interest in the receivable which may have priority over the issuing entity’s interest. The servicer could also lose possession or control of the contracts through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise (especially in a circumstance where the contracts are held in electronic form). Furthermore, if the servicer becomes the subject of an insolvency or receivership proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

As a result of any of the above events, the issuing entity may not have a perfected security interest in the financed vehicles or in the receivables. The possibility that the issuing entity may not have a perfected security interest in the financed vehicles or the receivables may affect the issuing entity’s ability to receive payments on the receivables or liquidation proceeds with respect to the financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your notes.

RISKS RELATED TO THE SERVICER AND OTHER TRANSACTION PARTIES.

The sponsor faces risks related to its operational, technological and organizational infrastructure, including risks arising from the theft, loss or misuse of information (including as a result of a cyber-attack), which could adversely affect the liquidity or market value of your notes and the timing and amount of payments on your notes

Similar to other large financial institutions, the sponsor is exposed to operational risk that can manifest itself in many ways, such as errors in execution or inadequate processes, inaccurate models, faulty or disabled technological infrastructure and fraud by employees or persons outside of the company. In addition, the sponsor is heavily dependent on the security, capability and continuous availability of the technology systems that it uses to manage its internal financial and other systems, monitor risk and compliance with regulatory requirements, provide services to its customers, develop and offer new products and communicate with stakeholders.

If the sponsor does not maintain the necessary operational, technological and organizational infrastructure to operate its business, including to maintain the security of that infrastructure, the sponsor’s business and reputation could be materially adversely affected, which could adversely affect the liquidity or market value of your notes. The sponsor is also subject to disruptions to its operating systems arising from events that are wholly or partially beyond its control, which may include, computer viruses, electrical or telecommunications outages, design flaws in foundational components or platforms, availability and quality of vulnerability patches from key vendors, cyber-attacks (including Distributed Denial of Service (“DDOS”) attacks and other attacks on its infrastructure), natural disasters, public health emergencies (including COVID-19 or similar outbreaks), other damage to property or physical assets, or events arising from local or larger scale politics, including terrorist acts and civil unrest. The sponsor also relies on the business infrastructure and systems of third parties with which it does business and to whom it outsources the operation, maintenance and development of its information technology and communications systems.

On July 29, 2019, the sponsor’s direct parent, the Corporation, announced that on March 22, 2019 and March 23, 2019, an outside individual gained unauthorized access to its systems. This individual obtained certain types of personal information relating to people who had applied for the Corporation’s credit card products and to the Corporation’s credit card customers (the “Cybersecurity Incident”). The Corporation may incur significant costs in connection with the Cybersecurity Incident and any future cybersecurity incidents, including infrastructure investments or remediation efforts. Technologies, systems, networks and devices of the sponsor or its employees, service providers or other third parties with whom the sponsor interacts may continue to be the subject of attempted unauthorized access, mishandling or misuse of information, DDOS attacks, computer viruses, website defacement, hacking, malware, ransomware, phishing or other forms of social engineering, and other forms of cyber-attacks designed to obtain confidential information, destroy data, disrupt or degrade service, sabotage systems or cause other damage, and other events. These threats, such as the Cybersecurity Incident, may derive from error, fraud or malice on the part of the sponsor’s employees, insiders or third parties or may result from accidental technological failure. In addition, the sponsor’s customers access its products and services using computers, smartphones, tablets and other mobile devices that are beyond the sponsor’s security control systems.

The methods and techniques employed by perpetrators of fraud and others to attack, disable, degrade or sabotage platforms, systems and applications change frequently, are increasingly sophisticated and often are not fully recognized or understood until after they have occurred, and some techniques could occur and persist for an extended period of time before being detected. For example, although the Corporation immediately fixed the configuration vulnerability that was exploited in the Cybersecurity Incident once it discovered the unauthorized access, a period of time elapsed between the occurrence of the unauthorized access and the time when the Corporation discovered it. The sponsor will likely face an increasing number of attempted cyber-attacks as it expands its mobile and other internet-based products and services, as well as its usage of mobile and cloud technologies and as the sponsor provides more of these services to a greater number of retail clients.

A disruption or breach, including as a result of a cyber-attack such as the Cybersecurity Incident, or media reports of perceived security vulnerabilities at the sponsor or at the sponsor’s third-party service providers, could result in significant legal and financial exposure, regulatory intervention, litigation and remediation costs, supervisory liability, damage to the sponsor’s reputation or loss of confidence in the security of the sponsor’s systems, products and services, which could adversely affect its business and adversely affect the market value or liquidity of your notes. If future cyber-attacks are successful or if obligors are unable to access their accounts online for other reasons, it could adversely impact the sponsor’s ability to service customer accounts or loans (including the receivables), complete financial transactions for obligors or customers or otherwise operate any of the sponsor’s businesses or services. In addition, a breach or attack affecting one of the sponsor’s third-party service providers or partners could harm its business and adversely affect the servicing of the receivables even if the sponsor does not control the service that is attacked, which could adversely affect the timing and amount of payments on your notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) created a framework, known as the “Orderly Liquidation Authority” (“OLA”), for the liquidation of certain bank holding companies and certain of their subsidiaries in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and created the Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus.

Compliance with the implementing regulations under the Dodd-Frank Act and the oversight of the SEC, CFPB or other government entities, as applicable, has imposed costs on, created operational constraints for, and placed limits on pricing of consumer products with respect to banks such as the sponsor. Because of the complexity of the Dodd-Frank Act, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, requirements imposed by the Dodd-Frank Act may have a significant future impact on the servicing of the receivables, or on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, the OLA framework could potentially apply to Capital One Financial Corporation (the “Corporation”) or its nonbank affiliates, the issuing entity or the depositor, and, if it were to apply, may result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under

“Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus.

Application of this OLA framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

On March 25, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), was signed into law. The CARES Act is extensive and significant legislation, and the potential impact of the CARES Act on the sponsor and its affiliates or on the obligors for the receivables is not yet known. It is possible that compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, the sponsor and may have an adverse impact on the ability of the servicer to effectively service the receivables. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles or mandate limited operations or temporary closures of the servicer or its vendors as “non-essential businesses” or otherwise.

FDIC receivership or conservatorship of CONA could result in delays in payments or losses on your notes

CONA is a national banking association and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). If CONA were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of CONA. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “Material Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus. To limit the FDIC’s potential use of any of these powers, CONA has structured this transaction to take advantage of a special regulatory safe harbor that the FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This FDIC regulatory safe harbor, which we refer to as the “FDIC Rule,” contains four separate safe harbors for transactions; in this prospectus, we describe the safe harbor applicable to securitizations that do not qualify for sale accounting treatment. If the depositor were to sell all or nearly all of the certificates, then the sponsor would record the transfer of receivables as a sale under generally accepted accounting principles at the time of such sale. Consequently, we also describe the safe harbor applicable to securitizations that qualify for sale accounting treatment in this prospectus. The depositor does not expect to sell the certificates. See “Material Legal Aspects of the Receivables — FDIC Rule” in this prospectus. The FDIC Rule provides a greater degree of protection to noteholders in securitizations that qualify for sale accounting treatment. The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions. For a description of the FDIC Rule’s requirements and effects, including the uncertainty regarding its application and interpretation, see “Material Legal Aspects of the Receivables —FDIC Rule” in this prospectus.

If the FDIC were to successfully assert that this transaction does not comply with the FDIC Rule and that the transfer of receivables under the purchase agreement was not a legal true sale, then the depositor would be treated as having made a loan to CONA, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages,” as discussed under “Material Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus.

If the FDIC were appointed as conservator or receiver for CONA, the FDIC could:

•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against CONA; or

•	repudiate without compensation CONA’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to ninety (90) days.

If the FDIC, as conservator or receiver for CONA, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes could be delayed or reduced. See “Material Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus.

Additionally, CONA’s accounting treatment of the transfer of receivables may also affect whether the issuing entity would be a covered subsidiary of CONA under the Orderly Liquidation Authority created pursuant to the Dodd-Frank Act and thus potentially subject to an FDIC receivership under that statute in addition to potentially being a debtor in a case under the Bankruptcy Code. See “—Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes” above and “Material Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus.

A depositor bankruptcy could delay or limit payments to you

Following a bankruptcy or insolvency of the depositor, a court could conclude that the receivables are owned by the depositor, instead of the issuing entity. This conclusion could be either because the court found that any transfer of the receivables was not a true sale or because the court found that the issuing entity should be treated as the same entity as the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

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the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

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tax or government liens on the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

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the fact that the issuing entity and the indenture trustee may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the depositor may affect the issuing entity and the notes, you should refer to “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in this prospectus. For a discussion of how an insolvency proceeding of the sponsor may affect the issuing entity and the notes, you should refer to “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the notes

The servicer will be required to deposit all collections and proceeds of the receivables collected during each collection period into the collection account within two (2) business days of receipt. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. The indenture trustee may not have a perfected interest in these amounts, and thus payment could be delayed or reduced if the servicer were to become subject to a bankruptcy proceeding. Further, if the servicer were unable to remit such funds or if the servicer were to become a debtor or subject to a receivership under any insolvency laws, reductions or delays in payments on the notes could occur.

You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer

Upon the occurrence of a servicer replacement event, the indenture trustee, at the direction of holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the controlling class, will terminate the servicer. In addition, the holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the controlling class have the ability to waive any servicer replacement event.

In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to the successor servicer; or

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the ability of the successor servicer to perform the obligations and duties of the servicer under the servicing agreement. Furthermore, there is no guarantee that a replacement servicer would be able to service the receivables with the same degree of skill as the servicer.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in payments on the notes. If, during this time, the servicer were to become subject to an insolvency or receivership proceeding, delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held or received by the servicer at the time. See “—Risks related to the servicer and other transaction parties—FDIC receivership or conservatorship of CONA could result in delays in payments or losses on your notes.”

Because the servicing fee is structured as a percentage of the net pool balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time. At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the net pool balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

Federal tax legislative proposals could impact your investment

New tax legislation is from time to time introduced in the U.S. Congress and current law may change. The issuing entity cannot be certain if, when or in what form any such new tax law may be enacted and whether any such law will apply to instruments issued earlier than the effective date of such law or to entities in existence earlier than the effective date of such law. It is possible that additional legislation could be introduced and enacted by the current U.S. Congress or future Congresses that could have an adverse impact on investors in the notes. We suggest prospective investors consult with their tax advisors as to the potential impact of legislative proposals.

RISKS RELATED TO THE ISSUANCE OF MULTIPLE CLASSES OF NOTES, AN UNKNOWN ALLOCATION OF NOTES OR RETENTION OF NOTES.

Subordination of all classes of notes other than the Class A notes means that those classes are more sensitive to losses on the receivables and your share of losses may not be proportional

As described under “The Notes—Payments of Principal,” principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. Additionally, after an event of default and acceleration of the notes, principal and interest on more senior classes will generally be paid prior to principal and interest on more junior classes of notes. As a result, a class of notes having a later final scheduled payment date is generally more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date.

Additionally, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.

There may be a conflict of interest among classes of notes

As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters. For example, upon the occurrence of an event of default relating to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the holders of at least 66 2/3% of the outstanding principal amount of the notes of the controlling class may consent to the sale of the receivables even if the proceeds from such a sale would not be sufficient to pay in full the principal of and accrued interest on all outstanding classes of notes. See “The Indenture—Rights Upon Event of Default” in this prospectus. In addition, the failure of the issuing entity to pay interest on any class of notes will not constitute an event of default until that class is the controlling class at the time of the failure. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other classes of noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

The failure to pay interest on the subordinated classes of notes is not an event of default, and the failure to make principal payments on any notes will generally not result in an event of default until the applicable final scheduled payment date

The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes – for example, for so long as any of the Class A notes are outstanding, the Class B notes, Class C notes and the Class D notes – will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not the controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any remedial action under the indenture.

The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in this prospectus generally will be limited to amounts available for that purpose. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date or redemption date for the related class of notes.

There are risks associated with the unknown initial note balance of the Class A-2 notes and the Class A-3 notes

The allocation of the aggregate initial note balance between the Class A-2 notes and the Class A-3 notes is not expected to be known until the day of pricing. Because the aggregate initial note balance of the Class A-2 notes and the Class A-3 notes is predetermined, the division between the Class A-2 notes and the Class A-3 notes may result in one of such classes being issued in a smaller than expected principal amount, which may reduce the liquidity of such class of notes. Conversely, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted. Further, an increase in the risk of reduced or delayed payments of principal on the Class A-3 notes could result if the Class A-2 notes have a note balance in the higher end of the range of note balances set forth for the Class A-2 notes on the cover page of this prospectus.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of the notes

In addition to the portion of each class of notes retained to satisfy the sponsor’s credit risk retention obligations, some or all of one or more classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

RISKS RELATED TO CERTAIN FEATURES OF THE NOTES AND FINANCIAL MARKET DISRUPTIONS

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes

Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. A rating is not a guarantee that the notes will perform as expected. Ratings do not consider the extent to which the notes will be subject to prepayment or the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the hired agencies on a website that is accessible by a rating agency that is not a hired agency. The ratings of any notes may be lowered by a rating agency (including the hired agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, the ratings assigned to any note on the date on which the note is originally issued may be lowered or withdrawn by any rating agency at any time thereafter, and none of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) if there is any change in any rating provided by any hired agency. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your notes may be adversely affected.

It is possible that a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired agencies. As of the date of this prospectus, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction or a particular class of notes. However, an unsolicited rating may be issued prior to or after the closing date, and none of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the hired agencies, the liquidity or the market value of your notes may be adversely affect affected.

Potential credit rating agency conflict of interest and regulatory scrutiny

It may be perceived that the rating agencies hired by us have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the hired agencies for their rating services. The potential conflict of interest may in turn have an adverse effect on the market value of your notes and the ability to resell your notes.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity

You may receive payments on your notes earlier than you expected for various reasons, including the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date.

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The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend in part on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables. For example, the servicer may engage in marketing practices or promotions which may result in faster than expected payments on the receivables. Additionally, if the sponsor or the servicer is required to repurchase receivables from the issuing entity because of a breach of any applicable representation, warranty or covenant as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement – Collection and Other Servicing Procedures” and “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement – Representations and Warranties,” payment of principal on the notes will be accelerated.

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You may be unable to reinvest distributions in comparable investments. Asset-backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal if market interest rates rise above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and you are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

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An optional redemption of the notes or an event of default resulting in acceleration of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold to the servicer upon exercise of a “clean-up call” after the net pool balance has declined to 10% or less of the net pool balance as of the cut-off date, the issuing entity will redeem the notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Additionally, after an event of default, your notes may be repaid earlier than expected. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the “clean-up call” had not been exercised or if the notes had not been accelerated following an event of default. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement – Optional Redemption” in this prospectus.

Financial market disruptions and the absence of a secondary market for the notes could limit your ability to resell your notes

The notes will not be listed on any securities exchange. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors who wish to sell. However, the underwriters will not be obligated to make offers to buy the notes or otherwise make a market for any class of notes, and may stop making offers at any time. A market for the offered notes may not develop, or if one does develop, it may not continue or it may not provide sufficient liquidity. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. In addition, because the offered notes will be in book-entry form, this may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Additionally, events in the domestic and global financial markets could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Recent and continuing events in such markets have caused, and may again cause, a significant reduction in liquidity in the secondary market for asset-backed securities. In particular, asset-backed securities backed by sub-prime receivables and asset-backed securities in the form of subordinate notes have experienced reduced liquidity. Such illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

If your notes are in book-entry form, your rights can only be exercised indirectly, and a book-entry system may decrease liquidity and delay payment

Because your notes will initially be issued in book-entry form, you will be required to hold your interest in your notes through DTC in the United States, or Clearstream Banking Luxembourg S.A. (“Clearstream”) or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia (“Euroclear”). Transfers of interests in the notes within DTC, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related notes except in the limited circumstances relating to an investor vote with respect to an asset representations review as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review,” a request that the originator repurchase any of the receivables as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Dispute Resolution,” and a request to the depositor to communicate with other noteholders as described under “The Notes—Noteholder Communication.”

As a result, you will only be able to exercise your rights as a noteholder indirectly through DTC (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe or Asia) and their participating organizations.

Because transactions in the notes generally can be effected only through DTC, participants and indirect participants:

•

your ability to pledge or transfer your notes to your beneficial interest in notes to persons or entities that do not participate in DTC, Clearstream or Euroclear, or to otherwise take action relating to your beneficial interest in notes, may be limited due to the lack of a physical note;

•

you may experience delays in your receipt of payments with respect to your beneficial interest in notes because payments will be made by the indenture trustee, to Cede, as nominee for DTC, rather than directly to you, and DTC will then credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants; and

•

you may experience delays in your receipt of payments with respect to your beneficial interest in notes in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “The Notes—General,” “—Delivery of Notes” and “—Book-Entry Registration and Tax Documentation Procedures” in this prospectus.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the offered notes:

•	to purchase the receivables from CONA;

•	to pay other expenses in connection with the issuance of the notes and certificates; and

•	to make the initial deposit into the reserve account.

The depositor or its affiliates may use a portion of the net proceeds of the offering of the offered notes to pay their respective debts and for general purposes. No expenses incurred in connection with the selection and acquisition of the pool assets are payable from the proceeds of the offering of the offered notes.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Capital One Prime Auto Receivables Trust 2021-1 is a statutory trust formed on December 10, 2019 under the laws of the State of Delaware by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. CONA will be the administrator of the issuing entity. The issuing entity will also issue one or more non-interest bearing certificates in a nominal aggregate principal amount of $100,000 representing the beneficial interest in the issuing entity, which are subordinated to the notes. Only the offered notes are being offered hereby, but the depositor may transfer all or a portion of the certificates to an affiliate or sell all or a portion of the certificates on or after the closing date. However, the portion of the certificates retained by the depositor to satisfy U.S. credit risk retention rules and for purposes of the SR Rules will not be sold, transferred or hedged except as permitted under, or in accordance with, those rules. See “The Sponsor—U.S. Credit Risk Retention,” “—Securitization Regulations” and “Legal Investments—Regulations for Certain EU and UK Regulated Persons and Affiliates.” On each payment date, the certificateholders will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Priority of Payments” in this prospectus.

The issuing entity will engage in only the following activities:

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	issuing the notes and the certificates and selling, transferring and exchanging the notes and the certificates;

•	making payments on the notes and distributions on the certificates to the residual certificateholders;

•	making deposits to and withdrawals, directly or indirectly, from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	assigning, granting, transferring, pledging, mortgaging and conveying the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transaction documents to which it is a party; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificates.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of BNY Mellon Trust of Delaware, as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below. The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Amendment Provisions” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Net Pool Balance as of the Cut-off Date	$1,356,483,994.50
Reserve Account – Initial Balance	$3,391,209.99

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes		$278,000,000.00
Class A-2 Asset Backed Notes	}	$932,400,000.00	(1)
Class A-3 Asset Backed Notes
Class A-4 Asset Backed Notes		$105,390,000.00
Class B Asset Backed Notes		$13,565,000.00
Class C Asset Backed Notes		$13,564,000.00
Class D Asset Backed Notes		$13,564,000.00
Total		$1,356,483,000.00

(1)     The aggregate initial note balance of the Class A-2 notes and the Class A-3 notes will be $932,400,000, as reflected above. The initial note balance of each of the Class A-2 notes and the Class A-3 notes may change but will be determined on or prior to the day of pricing of those classes of notes. However, the respective initial note balances of the Class A-2 notes and the Class A-3 notes are expected to be within the applicable ranges set forth on the cover page of this prospectus.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by obligors under motor vehicle retail installment sale contracts used to purchase new and used automobiles, light-duty trucks, SUVs and vans.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and collections received after the cut-off date;

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•	all receivable files relating to the original motor vehicle retail installment sale contracts evidencing the financed vehicles;

•

any proceeds from (1) claims on any theft and physical damage insurance policy maintained by or on behalf of an obligor providing coverage against loss or damage to or theft of the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by or on behalf of an obligor in connection with any receivable or (3) refunds in connection with extended service agreements relating to receivables which became Defaulted Receivables after the cut-off date;

•	any other property securing the receivables;

•

rights to amounts on deposit in the reserve account, the collection account, the principal distribution account and any other account established pursuant to the indenture or servicing agreement (other than the certificate distribution account) and all cash, investment property, and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale agreement, the servicing agreement, the administration agreement, the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture. For a description of the sale and transfer of the issuing entity property as well as the creation, perfection and priority status of the security interest in that property in favor of the issuing entity, see “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Sale and Assignment of Receivables and Related Security Interests.”

Prior to formation, the issuing entity will have no assets or obligations. After formation, the issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus and in the trust agreement of the issuing entity. The issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE TRUSTEES

The Owner Trustee

BNY Mellon Trust of Delaware is the “owner trustee” of the issuing entity under the trust agreement. BNY Mellon Trust of Delaware is a Delaware banking corporation and an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction. Its principal place of business is located at 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809, Attention: Corporate Trust Administration. BNY Mellon Trust of Delaware has acted as owner trustee on numerous asset-backed transactions (with The Bank of New York Mellon providing administrative support), including the structure of the transaction referred to herein. While the structure of each transaction may differ, BNY Mellon Trust of Delaware and The Bank of New York Mellon on its behalf are experienced in administering transactions of this kind. You may contact BNY Mellon Trust of Delaware by calling (302) 791-3610.

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The owner trustee will be paid a fee, as described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Fees and Expenses” in this prospectus, and will be indemnified against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents, in each case, to the extent not paid by the servicer, by the issuing entity to the extent of Available Funds available therefor, as described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments” in this prospectus. To the extent these fees and indemnification amounts are not paid by the issuing entity, they will be payable by the servicer.

For a description of the roles and responsibilities of the owner trustee, see “—Role of the Owner Trustee and Indenture Trustee” and “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and

the Asset Representations Review Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

Resignation or Removal of the Owner Trustee

The owner trustee may resign at any time, in which event the administrator and the depositor, acting jointly, will be obligated to appoint a successor owner trustee. The depositor and administrator may also remove the owner trustee if:

•    the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement; or

•    the owner trustee becomes insolvent or is otherwise incapable of acting.

In such circumstances, the depositor and the administrator, acting jointly, must appoint a successor owner trustee. Any resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment and the payment of all fees and expenses owed to the outgoing owner trustee. The depositor will provide (or cause to be provided) notice of such resignation or removal to the rating agencies hired to rate the securities.

The Indenture Trustee

Wilmington Trust, National Association (“WTNA”) — also referred to herein as the “indenture trustee” — is a national banking association with trust powers incorporated under the federal laws of the United States. The indenture trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions involving auto loans.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

The indenture trustee will make each monthly statement available to the noteholders via the indenture trustee’s website at http://www.wilmingtontrustconnect.com. For assistance with regard to this service, investors may call the indenture trustee’s corporate trust office at (866) 829-1928.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents.

For a description of the roles and responsibilities of the indenture trustee, limitation of liability and indemnity provisions applicable to the indenture trustee, and provisions governing resignation and removal of the indenture trustee, see “The Indenture,” “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement” and “—Role of the Owner Trustee and Indenture Trustee” in this prospectus.

Role of the Owner Trustee and Indenture Trustee

Neither the owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the sale agreement, the servicing agreement, the trust agreement, the administration agreement, the indenture, the asset representations review agreement, the notes, the certificates or any related receivables or related documents. As of the closing date, neither the owner trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the owner trustee and indenture trustee will be required to perform only those duties specifically required of them under the servicing agreement, the trust agreement, the administration agreement or the indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the servicing agreement, the administration agreement, or the indenture, as applicable, the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer.

The owner trustee and the indenture trustee will be under no obligation to exercise any of the issuing entity’s powers or powers vested in it by the sale agreement, the servicing agreement, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders (other than requests, demands or directions relating to an asset representations review as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Asset Representations Review” or to the investors’ rights to communicate with other investors described under “The Indenture— Noteholder Communication; Lists of Noteholders”), unless those noteholders have offered to the owner trustee or the indenture trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses and liabilities which may be incurred therein or thereby.

The owner trustee and the indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions or for the enforcement or conflict of interest matters, the owner trustee and indenture trustee, in some circumstances, acting jointly with the depositor or the servicer, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the sale agreement, the servicing agreement, the trust agreement, the administration agreement or the indenture, as applicable, will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

CONA, the servicer and the depositor may maintain other banking relationships with the owner trustee and indenture trustee in the ordinary course of business.

The owner trustee and indenture trustee will be entitled to certain fees and indemnities described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Fees and Expenses” in this prospectus.

THE DEPOSITOR

The depositor, Capital One Auto Receivables, LLC, a wholly-owned special purpose subsidiary of CONA, was formed on January 26, 2001 as a Delaware limited liability company. The principal place of business of the depositor is at 1600 Capital One Drive, Room 27907B, McLean, Virginia 22102. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables; and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of receivables from CONA pursuant to purchase agreements, (ii) the seller of receivables to securitization trusts pursuant to sale agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

CONA will be the sponsor that initiates and organizes the issuance by the issuing entity of the notes (in such capacity, the “sponsor”).

CONA is a national banking association, and a wholly-owned direct subsidiary of Capital One Financial Corporation (the “Corporation”), a bank holding company incorporated in Delaware on July 21, 1994. CONA’s principal executive offices are located at 1680 Capital One Drive, McLean, Virginia, 22102. CONA is a commercial bank offering a wide range of banking services to its customers. CONA is a member of the Federal Reserve System, and its deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”).

The Corporation is a financial holding company with assets totaling approximately $424 billion as of June

30, 2021. The various subsidiaries of the Corporation, including CONA, market a variety of financial products and services.

Capital One Auto Finance, Inc. (“COAF”) was previously a wholly-owned subsidiary of CONA. On March 3, 2011, COAF merged with and into CONA and CONA was the surviving entity as a result of that merger. The operations of COAF continue as they did prior to the merger, but COAF is now a division of CONA. COAF has sponsored multiple securitizations of “prime” motor vehicle receivables in the past, but has not sponsored any such securitizations since 2007. CONA’s experience in and overall procedures for originating or acquiring prime receivables is described under “The Originator.” No securitizations sponsored by CONA have defaulted or experienced an early amortization triggering event.

CONA has participated in the structuring of the transaction described in this prospectus and has originated the receivables to be assigned to the issuing entity. CONA is responsible for servicing the receivables included in the receivables pool as described below. CONA is also the administrator of the issuing entity.

Capital One Securities, Inc., one of the underwriters, is an affiliate of the sponsor.

U.S. Credit Risk Retention

Pursuant to Regulation RR, CONA, as the sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. CONA intends to satisfy this obligation through the retention by CONA of an “eligible vertical interest” of at least 5% of each class of notes and the retention by the depositor of at least 5% of the certificates to be issued by the issuing entity.

The retained eligible vertical interest will take the form of at least 5% of each class of notes and certificates issued by the issuing entity, though CONA or one or more of its majority-owned affiliates may retain more than 5% of one or more classes of notes or of the certificates. The material terms of the notes are described in this prospectus under “The Notes.” The notes of each class retained by CONA or one or more of its majority-owned affiliates (which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) as part of the “eligible vertical interest” will have the same terms as all other notes in that class, except that such retained notes will not be included for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other transaction document, as described in “The Notes—Notes Owned by Transaction Parties.” As described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” below, distributions to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. On any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments,” any resulting shortfall will, through operation of the priority of payments, reduce amounts distributable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The other material terms of the certificates are described in this prospectus under “Summary of Terms—The Certificates.”

In accordance with Regulation RR, if the amount of the eligible vertical interest retained at closing is materially different from the amount described above, within a reasonable time after the closing date we will disclose that material difference. This disclosure will be included in the first 10-D filed by the depositor after the closing date.

Securitization Regulations

For further information on the matters referred to below, and the corresponding risks, see “Legal Investment—Requirements for Certain EU and UK Regulated Persons and Affiliates” in this prospectus.

On the closing date, CONA will covenant and agree, with reference to the EU Securitization Regulation and the UK Securitization Regulation, in each case, as in effect and applicable on the closing date, that:

(a)

CONA, as an “originator” (as such term is defined for purposes of each of the Securitization Regulations), will retain, upon the issuance of the notes and on an ongoing basis for so long as the notes remain outstanding, a material net economic interest (the “Retained Interest”) of not less than 5% in the securitization transaction described in this prospectus, in the form of retention of at least 5% of the nominal value of each of the tranches sold or transferred to investors in accordance with the text of option (a) of Article 6(3) of the EU Securitization Regulation and option (a) of Article 6(3) of the UK Securitization Regulation, by holding (i) at least 5% of the nominal value of each class of notes and (ii) all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of CONA), which in turn will hold at least 5% of the nominal value of the certificates;

(b)

CONA will not (and will not permit the depositor or any of its other affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except, in each case, to the extent permitted by the SR Rules;

(c)	CONA will not change the manner or form in which it retains the Retained Interest while any of the offered notes are outstanding, except as permitted by the SR Rules; and

(d)	CONA will provide ongoing confirmation of its continued compliance with its obligations in clauses (a), (b) and (c) above in or concurrently with the delivery of each monthly report to noteholders.

Article 6(1) of the EU Securitization Regulation and Article 6(1) of the UK Securitization Regulation each provide that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see in particular, “The Sponsor” and “The Originator” in this prospectus for information with regard to CONA’s business and related operations. With regard to CONA’s credit-granting criteria and processes, see “The Originator – Credit Risk Management” in this prospectus.

The transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither CONA nor any other party to the transaction described in this prospectus shall be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Investor Requirements and any corresponding national measures that may be relevant.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by CONA to retain the Retained Interest as described above and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant. Prospective investors that are Affected Investors should be aware that the interpretation of the applicable Investor Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the applicable Investor Requirements, should be interpreted and those views are still evolving.

None of CONA, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transactions described in this prospectus (a) makes any representation that the agreement by CONA to retain the Retained Interest as described above or any information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient in all circumstances for purposes of any person’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the notes, CONA (including its holding of the Retained Interest) and the transactions described herein are otherwise compliant with the SR Rules or any other applicable legal, regulatory or other requirements; (b) shall have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any person’s failure or inability to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (c) shall have any obligation to enable any person to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or any other obligation with respect to the SR Rules (other than, in each case, the specific obligations undertaken and/or representations made by CONA in that regard under the transaction documents).

THE ORIGINATOR

CONA originated all the receivables that will be included in the transaction described in this prospectus by purchasing motor vehicle retail installment sale contracts from dealers pursuant to dealer agreements between CONA and the dealers. The receivables pool will be made up of motor vehicle retail installment sale contracts with obligors classified as “prime” by CONA. The following is a description of the origination, underwriting and servicing procedures used by CONA with respect to the receivables originated by CONA and transferred to the issuing entity.

The standard receivable purchased by CONA is a fully amortizing, level payment receivable with the portion of principal and interest of each level payment determined on the basis of the simple interest method. The contract term is determined by a number of factors, including age and mileage of the financed vehicle and obligor preference. Interest rates may be determined on the basis of the credit history of the applicant, as well as the terms of the receivable itself and CONA’s cost of funds. The interest rate is limited by the state’s maximum applicable interest rate of the state law applicable to that transaction (usually that of the obligor’s home state) at the time of origination.

CONA provides vehicle financing to consumers indirectly through automotive dealerships. Motor vehicle retail installment sale contracts for new and used vehicles are purchased and originated through motor vehicle dealers (“dealers”), with dealerships in 48 states. Such motor vehicle retail installment sale contracts are referred to as “contracts.” Each contract is secured by a financed vehicle. Each dealer is required to meet certain minimum standards and is subject to periodic review and evaluation in connection with CONA’s dealer management policies.

All participating dealers must execute a dealer agreement with CONA that, among other things, sets out the guidelines and procedures of the purchasing and origination process. A dealer that originates contracts for CONA has made representations and warranties with respect to the contracts and the security interests in the motor vehicles relating thereto. These representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor. Upon a breach of any representation or warranty made by a dealer with respect to a receivable, these dealer agreements generally give CONA the right to require the dealer to repurchase the contract.

Once an application has been approved by CONA and the contract is submitted by the dealer, the contract is transferred to CONA’s funding department for review. All required information regarding the borrowers and the financed vehicles is processed in the funding department. After the funding review and verification process is completed, the amount financed minus the appropriate fees is transferred to the dealer and the dealer participation is held in reserve to be paid out on a monthly basis. In some circumstances, before or after the transfer of the proceeds to the dealer, CONA will verify certain information such as proof of income, social security number and employment history. In limited circumstances, CONA may also confirm with the obligor that the motor vehicle was delivered and verify information about the vehicle, such as the make, model and accessories. If CONA discovers that the person (or persons) in possession of the financed vehicle is not the obligor (or co-obligor) under the contract, CONA may ask the dealer to repurchase that contract. If the motor vehicle was not delivered or was returned, or if the motor vehicle delivered to the obligor does not match the description provided to CONA of the motor vehicle that secures the contract, the proceeds may be returned to CONA by the dealer.

Underwriting

Each application related to a contract is obtained from an applicant by a dealer, forwarded by the dealer to CONA and underwritten by CONA in accordance with CONA’s established underwriting policies. In some cases, an applicant may be pre-qualified by CONA through its online “Auto Navigator” website or other third-party websites prior to visiting a dealer; however, even for pre-qualified applicants, a dealer will still forward an application related to a specific contract to CONA for underwriting in accordance with CONA’s underwriting policies. These underwriting policies are intended to assess the applicant’s ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral. The following is a description of CONA’s underwriting processes as it relates to motor vehicle retail installment sale contracts acquired by CONA from dealers.

To evaluate the potential purchase of a receivable from a dealer, CONA must receive a completed credit application, which includes general information about the applicant such as the applicant’s liabilities, income, employment history and other personal information bearing on the decision to extend credit. In addition, specific information with respect to the motor vehicle to be financed that secures or will secure the contract is required to assess the adequacy of the financed vehicle as collateral. Credit applications are not made on forms provided by CONA. An electronic credit report is requested for all applicants and is used in conjunction with the applicant’s personal financial data and CONA’s proprietary scoring model to underwrite the receivables.

Through its underwriting and risk-based pricing system, CONA is able to underwrite applications across a broad credit spectrum. In almost all cases, CONA’s underwriting decisions are based on various standards that are intended to assess the obligor’s ability to repay all amounts due under the contract, the current and expected value of the related financed vehicle and adequacy as collateral and deal characteristics such as contract term. Underwriting decisions are made primarily on quantitative analysis of the applicant’s credit history and monthly income, the principal amount and term of the receivable and the age, type and market value of the related financed vehicle. Credit approval guidelines are comprised of numerous evaluation criteria, including credit history, employment stability, credit score, collateral characteristics (e.g., make, model, mileage) and deal characteristics and, as the primary criteria, CONA’s proprietary scoring model discussed below. CONA may require receipt of supplementary documents such as proof of income and proof of residence.

The underwriting criteria developed by CONA is implemented for each application submitted using a proprietary scoring model that has enabled CONA to automate the credit decisioning process. In evaluating the potential purchase of a receivable, the proprietary process will indicate automatically whether the related credit application should be approved. The standards (such as contract term, loan-to-value ratio and payment-to-income ratio) utilized by the model may be adjusted pursuant to the terms of the underwriting criteria to reflect the applicable circumstances of a particular obligor and the related receivable. For example, the underwriting criteria may allow a higher loan-to-value ratio for an obligor with a lower payment-to-income ratio. CONA may conduct additional verification investigations as it deems necessary. In 2018, CONA developed an enhancement to its credit scoring model, which was implemented in a phased approach and was fully employed in the origination process in the first quarter of 2019. CONA anticipates that it will continue making additional enhancements and modifications to its proprietary scoring model over time to optimize its predictive performance.

CONA’s set of established underwriting policies and use of its automated system are intended to provide a consistent basis for credit decisions, but do not completely supersede all judgmental aspects of the credit decisioning process. CONA has limited ability to approve a credit application that does not otherwise qualify for an approval under the underwriting criteria. In limited circumstances, certain contracts may not be within the parameters of the underwriting policies and may be approved by CONA personnel with appropriate credit authority as an exception to the underwriting criteria based on a judgmental evaluation. CONA’s credit risk management monitors exceptions to the underwriting criteria continuously using an automated tracking tool. None of the receivables to be sold to the issuing entity on the closing date were approved as an exception to CONA’s underwriting criteria.

The underwriting criteria are continuously reviewed and updated in response to macro-economic conditions, business strategy and/or portfolio performance. CONA does not expect that any previous modifications or enhancements to its underwriting criteria would result in performance of the receivables in the pool to be materially worse than (i) performance of the vintage pools set forth on Appendix A or (ii) performance of the prior securitized pool set forth in Appendix B. See “The Receivables Pool—Static Pool Data.”

With respect to those applications that are approved, the amount and terms of the financing to be offered vary based on, among other things, the credit quality of the applicant, vehicle make, model and age and loan-to-value ratio. The underwriting decision is communicated to the dealer by telephone, a proprietary electronic system or industry-standard electronic means, specifying approval, counter-offer, denial or a need for additional information with respect to the application or proposed contract. If the response requires satisfaction of stipulations as a condition of the approval, these are communicated to the dealer. If CONA is the chosen source of financing by the dealer, CONA will require the dealer to provide appropriate documentation as a condition of funding, which may include, but is not limited to, the following:

•	a credit application;

•	the fully executed original, electronically authenticated original or authoritative copy of the contract (in each case within the meaning of the UCC);

•	a title application or guarantee of title; and

•	any additional documentation or stipulations as required by CONA.

Generally, a file relating to the receivable is forwarded to a funder for a pre-funding review. The funder then reviews the documents for completeness, including the fulfillment of any stipulation and consistency with the application and provides final approval for purchase of the receivable once these requirements have been satisfied. A stipulation is a requirement placed on an approval that does not alter the underlying terms of the contract and is applied during the underwriting or funding process, and may be waived by CONA personnel with the requisite level of authority.

CONA regularly makes a detailed analysis of its portfolio of receivables to evaluate the effectiveness of CONA’s underwriting guidelines. If external economic factors, credit delinquencies or credit losses change, CONA may adjust its underwriting criteria (including deal terms). Additionally, CONA requires dealers to meet certain minimum standards and periodically reviews and evaluates dealers in connection with CONA’s dealer management policies. Deviations by the dealer may trigger investigations by CONA of the dealer in accordance with its dealer management policies. In some circumstances (e.g., the dealer materially breaches its dealer agreement with CONA), CONA may terminate the dealer relationship and/or may sell contracts back to the originating dealer.

Tangible and Electronic Contracting

Receivables contracts are originated in either tangible or electronic form by a dealer. Approximately 29.65% of the receivables in the receivables pool were originated as electronic contracts.

In the case of dealer-originated receivables evidenced by tangible contracts, contract packages are sent by the dealers directly to CONA’s third party document processor. Upon receipt of the tangible contract documentation, that third-party reviews the contract packages for proper documentation and regulatory compliance. CONA’s third-party document processor also electronically scans key documentation to create electronic images and electronically uploads those images into CONA’s origination system of record. After imaging and reviewing the tangible contract documentation, the original documents are sent to CONA by a third party and stored in a fire-resistant vault located on the premises of and managed directly by CONA. Once CONA receives the key documentation from the third party, CONA’s receivables processing department again reviews the documentation for certain specific regulatory compliance items.

In the case of receivables evidenced by electronic contracts, CONA has contracted with two third parties to facilitate the process of creating and storing those electronic contracts. Each third party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile financing industry. Each third party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third party’s system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to CONA. The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify CONA as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. The determination of which of the two contracted third parties is used to create and store an electronic contract is dependent upon the originating dealer’s preferences and systems. Once dealer-originated receivables are cleared for funding, the funds are transferred, electronically or via check, to the dealer.

THE SERVICER

COAF was previously a wholly-owned subsidiary of CONA. COAF began servicing motor vehicles receivables in 2001. On March 3, 2011, COAF merged with and into CONA and CONA was the surviving entity as a result of that merger. The operations of COAF continue as they did prior to the merger, but COAF is now a division of CONA. CONA, operating through its Capital One Auto Finance division, will be the servicer. As of June 30, 2021, the aggregate amount of retail installment sale contracts and installment loans serviced by CONA that were originated directly or acquired by CONA and its affiliates (including predecessors in interest) is approximately $72billion.

The tables set forth below under “The Receivables Pool—Delinquencies, Repossessions and Net Credit Losses” summarize the delinquency, repossession and loss experience of the portfolio of automobile contracts originated through motor vehicle dealers, classified as “prime” and owned and serviced by CONA and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model.

The following is a description of CONA’s servicing procedures as they relate to its “prime” contracts originated through motor vehicle dealers, which includes all of the receivables included in this transaction. CONA originates across a broad credit spectrum through a variety of channels, and may have different servicing procedures for other credit tiers and channels.

CONA regularly tests new servicing strategies on a small portion of its managed portfolio of auto receivables to develop and refine its servicing practices. CONA has made and continues to make adjustments to its customary servicing practices over time, particularly in the areas of collections timing, collections intensity, repossession timing and business processes and workflow. Common areas tested also include collections intensity, extension eligibility and repossessed vehicle liquidation methods. Most of these adjustments are introduced on a limited and controlled trial basis and may be implemented program-wide after CONA determines that those adjustments will result in an overall improvement in servicing and collections. The servicer’s specific servicing policies and practices may change over time.

Pursuant to the servicing agreement, the servicer will service the receivables on behalf of the issuing entity in accordance with the servicing agreement and in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The servicer will have full power and authority to do any and all things in connection with servicing, collecting, enforcing and administering the receivables in accordance with its customary servicing practices, subject to certain limitations described in the servicing agreement. The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. The servicer will be responsible for determining the allocations of collections and other funds for the issuing entity to make payments on the notes and other liabilities of the issuing entity and directing the trustees and paying agents for the issuing entity to make such payments. The servicer will also be responsible for providing monthly reports and filing periodic reports with the SEC. The servicer is permitted to delegate any or all of its servicing duties to its affiliates, or specific duties to unaffiliated parties, provided that the servicer will remain obligated and liable for the performance of any duties that it delegates to another entity as if the servicer alone were servicing the receivables.

See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement” for a description of the servicing agreement and the various duties under servicing agreement.

Servicing

CONA, as the servicer, will be responsible for managing, administering, servicing and making collections on the receivables which may include, among other tasks and subject in all cases to the servicer’s customary servicing practices:

•

Customer service: responding to obligor inquiries, providing obligors with payment and balance information, document file and account record keeping, vehicle title processing, collection and posting of payments, and processing rebates for cancelled products financed through the receivable.

•	Collections: monitoring delinquencies, initiating collections activities, pursuing collateral remedies including skip tracing, repossession, and liquidation of repossessed vehicles.

•	Loss Mitigation: recovery of deficiency balances, servicing of accounts in bankruptcy, and legal recourse to foreclose upon the financed vehicle when self-help repossession efforts have failed.

•	Trust-related activities: furnishing monthly and annual statements to the indenture trustee with respect to distributions on securitization transactions.

Customer service

The servicer uses multiple technologies to provide customer service. For inbound calls from obligors, the servicer uses smart call routing to identify if the call is a collections or customer service call and to route that call to the appropriate department. With limited exceptions, the servicer also maintains an escalations group to handle calls requiring specialized handling. Obligors have the ability to perform basic servicing functions for their own accounts through a secure on-line environment or mobile application, and the servicer anticipates customary ongoing technological advancements. Obligors may make payments through a variety of methods, which may be modified from time to time, including mail payments, automatic withdrawal, the mobile application, wire transfer, check-by-phone both through an inbound voice response unit, through a live associate and through debit card with a third party service provider. The servicer also utilizes third-parties to provide services such as payment processing, insurance processing, bankruptcy processing, title perfection services and recovering deficiency balances.

Collections

The servicer utilizes several methods to contact delinquent customers including telephone contact, letters, e-mail, telephone messages and automated systems such as computer controlled telephone dialing systems to increase the number of delinquent accounts that can be managed by each collector. The servicer also utilizes third-parties to provide certain collections services.

The servicer’s collection system provides relevant obligor information and records of all receivables. The system also maintains a record of an obligor’s promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to contracts. The servicer may charge (or waive, in its discretion) late fees and other administrative fees or similar charges allowed by applicable law with respect to any receivable.

Extensions and Modifications

Willingness to Adjust Contract Terms: Contract extensions are considered an acceptable means of bringing delinquent accounts into current status. In some circumstances, the servicer, in its own discretion, may permit an extension on or deferral of payments due on receivables on a case-by-case basis or may permit extensions or deferrals more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster affecting a large group of obligors. Extensions and modifications are governed by strict guidelines, which may be changed from time to time, in accordance with the servicer’s customary servicing practices and are not granted to forestall an inevitable loss.

Timelines for Activation of other Collection Remedies: The decision to repossess the collateral generally depends upon the delinquency status and other risk characteristics of the account. The servicer will generally initiate repossession of the financed vehicle based on a proprietary algorithm which takes into account the number of days the account is delinquent and certain other factors relating to the receivable and the obligor.

Loss Mitigation

Repossessions are conducted by third parties selected by the servicer who are engaged in the business of repossessing vehicles for secured parties. The servicer has relationships with a wide range of repossession agencies across the country that are familiar with the unique repossession laws of the jurisdictions in which they operate. When motor vehicles are repossessed, they are generally sold in various auctions across the country. Upon repossession and sale of a financed vehicle, the servicer will determine whether to pursue a deficiency judgment in accordance with its customary servicing practices and the requirements of applicable law. However, a deficiency judgment would be a personal judgment against the obligor, and a defaulting obligor generally would have few sources of income available to pay a deficiency judgment, as discussed below under “Material Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.” The servicer uses a combination of dedicated internal departments and third parties to pursue bankruptcy and, if applicable, deficiency recovery against obligors who have defaulted on their receivables and legal recourse to secure a vehicle when self-help repossession efforts have failed. The servicer has a dedicated skip tracing department that utilizes both internal and external resources to find obligors and the collateral if a delinquent obligor and the related financed vehicle cannot be located.

Physical Damage and Liability Insurance

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle until the loan is paid in full or the servicer sells the vehicle. Each contract requires that the obligor obtain coverage for the financed vehicle against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. CONA is not required to monitor whether obligors maintain insurance policies on the related vehicles.

Prior Securitization Transactions

None of the prior motor vehicle receivables securitization transactions sponsored by CONA (or by Capital One Auto Finance, Inc., a former subsidiary of the Corporation merged with and into CONA), have experienced early amortizations, servicer defaults or events of default. Neither CONA nor the issuing entity can guarantee that there will not be any breaches of performance triggers, early amortizations, servicer defaults or events of default in the future.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), will act as the asset representations reviewer pursuant to an agreement between the sponsor, the servicer, the issuing entity and the asset representations reviewer (the “asset representations review agreement”). Clayton is a wholly-owned subsidiary of Covius Services, LLC and with its affiliates, has provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 450 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer or any of its affiliates been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables, (b) upon determination that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law or (c) if the asset representations reviewer does not receive payment in full of any amounts required to be paid to the asset representations reviewer in accordance with the terms of the asset representations review agreement. Without limiting the foregoing, the asset representations reviewer must promptly resign if it is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee, or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. Further, the indenture trustee may, or, at the direction of the noteholders evidencing a majority of the aggregate outstanding amount of the notes shall, terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•

the asset representations reviewer becomes affiliated with (i) the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) any person that was engaged by the sponsor or any underwriter to perform any due diligence on the receivables prior to the closing date;

•	the asset representations reviewer breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement; or

•	a bankruptcy event with respect to the asset representations reviewer occurs.

Following the resignation or removal of the asset representations reviewer, (i) if the Delinquency Percentage has exceeded the Delinquency Trigger as of the most recent payment date, the indenture trustee (at the direction of the noteholders, provided, that if the indenture trustee has received conflicting or inconsistent requests from two or more groups of noteholders, each representing less than the majority of the note balance, the indenture trustee shall follow the direction of the noteholders representing the greater percentage of the note balance) and (ii) if the Delinquency Percentage has not exceeded the Delinquency Trigger as of the most recent payment date, the sponsor, will appoint a successor asset representations reviewer. If the asset representations reviewer has resigned or has been removed, replaced or substituted, or if a new asset representations reviewer has been appointed, then the depositor will specify on the Form 10-D filed after the collection period in which the event occurred the date of the event and the circumstances surrounding the resignation, removal, substitution or appointment, as applicable. Except for a permitted resignation pursuant to the asset representations review agreement, the asset representations reviewer shall pay the reasonable expenses (including the fees and expenses of counsel) of transitioning the asset representations reviewer’s obligations under the asset representations review agreement and preparing the successor asset representations reviewer to take on such obligations.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review—Delinquency Trigger” below) for compliance with the representations and warranties made by the sponsor on the receivables if the conditions described below under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review—Fees and Expenses for Asset Review” below and will be indemnified as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review—Indemnification and Limitation of Liability of Asset Representations Reviewer” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review” below.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The following parties are all affiliates and are all direct or indirect subsidiaries of the Corporation: the depositor, Capital One Securities, Inc., as one of the underwriters, and CONA, as the originator, as servicer, as sponsor and as administrator. CONA, directly or through a majority-owned affiliate, will hold at least 5% of each class of notes and the certificates. None of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of any of the foregoing parties or of the issuing entity. Additionally, none of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of one another.

THE RECEIVABLES POOL

The issuing entity will own a pool of receivables consisting of motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks, SUVs and vans. The pool will consist of the receivables that the sponsor will sell to the depositor on the closing date, and that the depositor will simultaneously transfer to the issuing entity on the closing date. The receivables will include payments on the receivables that are made after the cut-off date. The purchase price paid by the issuing entity for the receivables included in the issuing entity property will equal the estimated fair market value of the receivables and related property as of the closing date.

The characteristics set forth in this section are based on the pool of receivables as of the cut-off date.

Exceptions to Underwriting Criteria

As described under “The Originator” above, under CONA’s origination process and based on CONA’s automated underwriting process, credit applications are evaluated when received and are either approved, declined, or counter-offered. In limited circumstances, some contracts may be approved by CONA under an exception to CONA’s underwriting criteria based on a judgmental evaluation.

None of the receivables to be sold to the issuing entity on the closing date were approved as an exception to CONA’s underwriting criteria.

Criteria Applicable to Selection of Receivables

The receivables sold to the issuing entity on the closing date will be selected for inclusion in the receivables pool by several criteria. These criteria include the requirement that each receivable as of the cut-off date (or such other date as may be specifically set forth below):

•	has been fully and properly executed or electronically authenticated by the obligor thereto;

•	has been originated by a dealer to finance the retail sale by that dealer of the related financed vehicle and has been purchased by CONA from that dealer;

•

as of the closing date, will be secured by a first priority validly perfected security interest in the financed vehicle in favor of CONA, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle in favor of CONA, as secured party;

•	contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

•

provided, at origination, for level monthly payments which fully amortize the initial principal balance over the original term; provided, that the amount of the first or last scheduled payment may be different from the level payment but in no event more than three times the level monthly payment;

•	provides for interest at the contract rate specified on the schedule of receivables (which is the schedule identifying the receivables transferred to the issuing entity on the closing date);

•	was originated in the United States;

•	is secured by a new or used automobile, light-duty truck, SUV or van;

•	has a contract rate of at least 1.0%;

•	had an original term to maturity of not more than 75 months and has a remaining term to maturity, as of the cut-off date, of not more than 71 months and not less than 3 months;

•	has an outstanding principal balance of at least $1,000;

•	has a final scheduled payment due on or before July 26, 2027;

•	was not more than twenty-nine (29) days past due as of the cut-off date;

•	was not noted in the records of the servicer as being the subject of any verified bankruptcy or insolvency proceeding;

•	is a simple interest receivable;

•	provides that a prepayment by the related obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the receivable’s contract rate;

•

complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date, or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as an assignee of such receivable;

•

constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such receivable may be modified by the application after the cut-off date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related obligor;

•	has not been satisfied, subordinated or rescinded nor do the records of the servicer indicate that the related financed vehicle has been released from the lien of such receivable in whole or in part;

•

except for payment delinquencies continuing for a period of not more than twenty-nine (29) days as of the cut-off date or the failure of the obligor to maintain physical damage insurance covering the related financed vehicle in accordance with the requirements of the receivable, the records of the servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the receivable existed as of the cut-off date;

•	requires that the obligor thereunder obtain physical damage insurance covering the related financed vehicle;

•

has an obligor that is not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government;

•

has not been originated in, nor is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such receivable would be unlawful, void, or voidable;

•

as of the closing date and immediately prior to the sale and transfer contemplated in the purchase agreement, CONA had good and marketable title to and was the sole owner of the receivable free and clear of all liens created by CONA (except any lien which will be released prior to assignment of such receivable thereunder), and, immediately upon the sale and transfer by CONA to the depositor, the depositor will have good and marketable title to such receivable, free and clear of all liens created by the depositor (other than permitted liens) and immediately upon the sale and transfer by the depositor to the issuing entity pursuant to the sale agreement, the issuing entity will have good and marketable title to such receivable, free and clear of all liens created by the issuing entity (other than permitted liens);

•	constitutes either “tangible chattel paper,” “electronic chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC;

•	has only one executed original, electronically authenticated original or authoritative copy of the contract (in each case within the meaning of the UCC) related to the receivable; and

•

the records of the servicer do not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of rescission, offset, claim, counterclaim or defense with respect to such receivable or the same being asserted or threatened with respect to such receivable.

The receivables will be selected from the portfolio of retail installment sale contracts for new and used vehicles acquired by the sponsor from dealers and serviced by the servicer, in each case meeting the criteria described above. No selection procedures known or intended to be adverse to the issuing entity will be utilized in selecting the receivables. As of the cut-off date, approximately 29.65% of the receivables in the receivables pool were originated as electronic contracts.

Any receivable for which the servicer’s records as of the cut-off date indicate that the related obligor received an extension or modification related to COVID-19 will be excluded from the receivables pool transferred to the issuing entity on the closing date.

For a description of the depositor’s review of the receivables in the receivables pool and the disclosure regarding those receivables included in this prospectus, see “—Review of the Receivables Pool” below.

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables that will be owned by the issuing entity as of the closing date (the “asset-level data”) as an exhibit to a Form ABS-EE filed by the issuing entity by the date of filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related financed vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable during the reporting period. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

Pool Stratifications

The composition, distribution by contract rate, distribution by FICO® score, distribution by outstanding principal balance, geographic distribution by state of residence of the obligor, distribution by remaining term to maturity, distribution by original term to maturity, and distribution by loan-to-value at origination, in each case of the receivables as of the cut-off date are set forth in the tables below.

Composition of the Pool of Receivables

As of the Cut-off Date

Total
Aggregate Outstanding Principal Balance	$1,356,483,994.50
Number of Receivables	66,324
Average Outstanding Principal Balance	$20,452.39
Aggregate Original Principal Balance	$1,574,052,268.55
Aggregate Percent of Original Principal Balance Outstanding	86.18%
Average Original Principal Balance	$23,732.77
Range of Outstanding Principal Balances	$1,003.51 to $70,718.67
Weighted Average Contract Rate(1)	3.89%
Range of Contract Rates	1.00% to 12.77%
Weighted Average Remaining Term(1)	60 months
Range of Remaining Terms(2)	3 months to 71 months
Weighted Average Original Term(1)	68 months
Range of Original Terms(2)	12 months to 75 months
Percentage of Aggregate Outstanding Principal Balance of Receivables with Original Term between 73 months and 75 months	22.92%
Weighted Average FICO® Score(1)	774
Weighted Average Loan-to-Value Ratio(1)	95.89%
Percentage of New Vehicles	32.97%
Percentage of Used Vehicles	67.03%
Top Five Vehicle Manufacturers:	Toyota – 14.51%
Chevrolet – 12.93%
Ford – 12.11%
Honda – 8.69%
Nissan – 7.23%

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)

Characteristics in the table related to the term of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool (i.e., number of scheduled payments) and how term is required to be calculated for asset-level data (i.e., number of months, including partial months during the term).

Distribution of the Pool of Receivables

By Contract Rate

As of the Cut-off Date

Range of Contract Rates (%)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1.00 - 1.99	1,734	2.61%	$ 41,194,799.56	3.04%
2.00 - 2.99	19,762	29.80	430,413,122.25	31.73
3.00 - 3.99	15,623	23.56	335,172,512.96	24.71
4.00 - 4.99	18,565	27.99	368,601,188.07	27.17
5.00 - 5.99	6,177	9.31	109,552,967.79	8.08
6.00 - 6.99	2,512	3.79	45,173,261.10	3.33
7.00 - 7.99	1,172	1.77	18,572,608.26	1.37
8.00 - 8.99	436	0.66	4,931,626.02	0.36
9.00 - 9.99	207	0.31	1,786,311.41	0.13
10.00 - 10.99	83	0.13	694,504.61	0.05
11.00 - 11.99	39	0.06	311,582.74	0.02
12.00 - 12.99	14	0.02	79,509.73	0.01

Total	66,324	100.00%	$1,356,483,994.50	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By FICO® Score

As of the Cut-off Date

Range of FICO® Scores(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
700 - 719	7,528	11.35%	$ 157,654,042.70	11.62%
720 - 739	8,800	13.27	184,590,527.65	13.61
740 - 759	8,713	13.14	180,805,351.22	13.33
760 - 779	9,300	14.02	194,269,059.42	14.32
780 - 799	9,749	14.70	202,029,268.40	14.89
800 - 819	10,212	15.40	206,947,851.37	15.26
820 - 839	8,609	12.98	166,861,649.16	12.30
840 and greater	3,413	5.15	63,326,244.58	4.67

Total	66,324	100.00%	$1,356,483,994.50	100.00%

(1)

FICO® is a federally registered trademark of Fair Isaac Corporation. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date.

(2)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Outstanding Principal Balance

As of the Cut-off Date

Range of Outstanding Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $5,000.00	1,163	1.75%	$4,126,466.26	0.30%
$5,000.01 - $10,000.00	6,582	9.92	52,842,317.91	3.90
$10,000.01 - $15,000.00	13,823	20.84	175,037,386.37	12.90
$15,000.01 - $20,000.00	14,791	22.30	257,654,717.33	18.99
$20,000.01 - $25,000.00	11,315	17.06	253,112,951.98	18.66
$25,000.01 - $30,000.00	7,947	11.98	217,220,089.49	16.01
$30,000.01 - $35,000.00	5,087	7.67	164,321,785.76	12.11
$35,000.01 - $40,000.00	2,920	4.40	108,600,353.72	8.01
$40,000.01 - $45,000.00	1,459	2.20	61,654,757.34	4.55
$45,000.01 - $50,000.00	729	1.10	34,420,893.76	2.54
$50,000.01 - $55,000.00	350	0.53	18,276,289.27	1.35
$55,000.01 - $60,000.00	123	0.19	6,979,019.23	0.51
$60,000.01 - $65,000.00	22	0.03	1,361,407.55	0.10
$65,000.01 - $70,000.00	12	0.02	804,839.86	0.06
$70,000.01 - $75,000.00	1	0.00 (2)	70,718.67	0.01

Total	66,324	100.00%	$1,356,483,994.50	100.00%

(1)	Sum may not equal 100% due to rounding.
(2)	Greater than 0.00%, but less than 0.005%.

Geographic Distribution of the Pool of Receivables

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	8,016	12.09%	$181,504,669.00	13.38%
California	8,367	12.62	174,667,752.07	12.88
Florida	6,473	9.76	123,834,875.43	9.13
Georgia	2,908	4.38	59,092,140.48	4.36
Louisiana	2,562	3.86	56,541,802.74	4.17
Illinois	2,936	4.43	56,417,876.92	4.16
New York	2,601	3.92	49,713,790.59	3.66
North Carolina	2,386	3.60	46,864,464.88	3.45
New Jersey	2,344	3.53	43,574,126.61	3.21
Ohio	2,122	3.20	39,598,158.02	2.92
Missouri	1,903	2.87	38,339,814.58	2.83
Virginia	1,800	2.71	36,678,403.74	2.70
South Carolina	1,778	2.68	35,315,017.89	2.60
Arizona	1,651	2.49	33,865,484.38	2.50
Tennessee	1,474	2.22	32,193,979.97	2.37
Indiana	1,296	1.95	26,098,245.95	1.92
Wisconsin	1,204	1.82	24,258,326.75	1.79
Colorado	1,026	1.55	22,091,869.25	1.63
Michigan	1,075	1.62	21,672,301.94	1.60
Minnesota	1,117	1.68	21,562,560.35	1.59
Arkansas	882	1.33	20,342,142.15	1.50
Oklahoma	913	1.38	19,927,645.72	1.47
Washington	952	1.44	19,875,839.16	1.47
Kentucky	933	1.41	19,204,523.81	1.42
Mississippi	822	1.24	18,052,890.18	1.33
Alabama	820	1.24	17,291,802.93	1.27
Massachusetts	885	1.33	16,026,889.05	1.18
Nevada	658	0.99	14,089,099.78	1.04
Connecticut	781	1.18	13,864,920.44	1.02
Other(3)	3,639	5.49	73,922,579.74	5.45

Total	66,324	100.00%	$1,356,483,994.50	100.00%

(1)	Based on the billing address of the obligor on the receivables.
(2)	Sum may not equal 100% due to rounding.
(3)	“Other” represents those obligors whose state or United States territory of residence comprise less than 1.00% of the aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Remaining Term to Maturity

As of the Cut-off Date

Remaining Term to Maturity (months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 12	18	0.03%	$85,529.67	0.01%
13 - 24	300	0.45	2,360,083.68	0.17
25 - 36	2,002	3.02	20,965,594.79	1.55
37 - 48	5,809	8.76	78,535,916.91	5.79
49 - 60	20,536	30.96	372,562,436.91	27.47
61 - 72	37,659	56.78	881,974,432.54	65.02

Total	66,324	100.00%	$1,356,483,994.50	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Original Term to Maturity

As of the Cut-off Date

Original Term to Maturity (months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 12	5	0.01%	$22,951.99	0.00	%(2)
13 - 24	143	0.22	983,957.26	0.07
25 - 36	1,710	2.58	17,395,929.98	1.28
37 - 48	4,127	6.22	52,096,281.26	3.84
49 - 60	16,655	25.11	286,547,996.20	21.12
61 - 72	31,242	47.11	688,545,501.24	50.76
73 - 75	12,442	18.76	310,891,376.57	22.92

Total	66,324	100.00%	$1,356,483,994.50	100.00%

(1)	Sum may not equal 100% due to rounding.
(2)	Greater than 0.00%, but less than 0.005%.

Distribution of the Pool of Receivables

By Loan-to-Value at Origination

As of the Cut-off Date

Loan-to-Value at Origination (%)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
0.01 - 20.00	67	0.10%	$367,211.35	0.03%
20.01 - 40.00	1,275	1.92	12,506,453.58	0.92
40.01 - 60.00	5,045	7.61	71,325,722.08	5.26
60.01 - 80.00	11,646	17.56	214,821,127.04	15.84
80.01 - 100.00	20,288	30.59	442,592,961.05	32.63
100.01 - 120.00	19,633	29.60	450,838,336.93	33.24
120.01 - 140.00	7,146	10.77	145,478,639.68	10.72
140.01 - 160.00	1,224	1.85	18,553,542.79	1.37

Total	66,324	100.00%	$1,356,483,994.50	100.00%

(1)	Sum may not equal 100% due to rounding.

As described under “The Originator—Underwriting” in this prospectus, there are limited credit-related exceptions to the originator’s underwriting criteria. The originator’s credit risk management monitors exceptions to the underwriting criteria on a monthly basis. None of the receivables to be sold to the issuing entity on the closing date were approved as an exception to CONA’s underwriting criteria.

As described under “The Servicer—Extensions and Modifications,” the servicer may permit extensions or modifications on receivables in accordance with its customary servicing practices. As of the cut-off date, the percentage of receivables that had been previously extended or modified was immaterial.

Delinquencies, Repossessions and Net Credit Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to all motor vehicle retail installment sale contracts originated and serviced by CONA which are considered to be in the “prime” category and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model. The “prime” characterization of receivables is based on a number of factors and changes from time to time, and general economic conditions change from time to time. Consequently, the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool may not correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables. See “The Originator—Underwriting” and “Risk Factors— Risks related to the characteristics, servicing and performance of the receivables—Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

This information includes the delinquency, repossession and credit loss experience with respect to all “prime” category receivables originated and serviced by CONA and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model as of each respective date or during each listed period. Although CONA originates and services receivables classified at origination in the “below-prime” category, this segment of CONA’s portfolio is excluded from the following delinquency and credit loss experience tables. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool. As a result, the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool may not correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

Net dollar losses are an amount equal to gross losses minus recoveries, each for the period indicated in the charts below. Gross losses represent the arithmetic sum of all receivables that were charged off during the applicable period. However, for accounts repossessed and sold in the same month, gross losses are net of proceeds received on the repossessed vehicle. Recoveries are collections received in respect of charged-off receivables during the applicable period and represent cash payments received with respect to the deficiency balance of previously charged-off accounts and repossession proceeds for vehicles repossessed and sold in separate months. Recoveries do not include repossession proceeds received from accounts repossessed and sold in the same month. Receivables are charged off if: (i) a scheduled payment is more than one-hundred twenty (120) days past due; (ii) the vehicle is repossessed; or (iii) the receivable is deemed charged off by CONA based on CONA’s policies. Receivables are only charged off at the end of the month. Receivables which meet the conditions for charge off but are cured within the same month are not considered charged off.

Delinquency Experience(1)(2)

	As of June 30,

	2021		2020

	Dollars	Percent	Dollars	Percent

Principal Outstanding at Period End	$17,612,157,495	100.00%	$16,170,549,101	100.00%

Delinquencies

30 - 59 Days	$25,857,437	0.15%	$31,628,273	0.20%

60 - 89 Days	$7,253,251	0.04%	$9,254,841	0.06%

90 - 119 Days	$1,803,683	0.01%	$3,266,582	0.02%

120 or More Days	$0	0.00%	$0	0.00%

Total 30+ Days	$34,914,371	0.20%	$44,149,696	0.27%

Total 60+ Days	$9,056,934	0.05%	$12,521,423	0.08%

	As of December 31,

	2020		2019		2018		2017		2016

	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent

Principal Outstanding at Period End	$16,002,106,831	100.00%	$16,300,009,394	100.00%	$16,620,489,065	100.00%	$17,622,406,973	100.00%	$17,130,410,729	100.00%

Delinquencies

30 - 59 Days	$35,648,244	0.22%	$51,032,474	0.31%	$48,009,133	0.29%	$50,367,318	0.29%	$40,869,330	0.24%

60 - 89 Days	$11,124,967	0.07%	$16,722,173	0.10%	$16,851,556	0.10%	$15,442,187	0.09%	$12,753,884	0.07%

90 - 119 Days	$2,887,841	0.02%	$4,079,693	0.03%	$4,918,265	0.03%	$4,484,554	0.03%	$3,495,138	0.02%

120 or More Days	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%

Total 30+ Days	$49,661,051	0.31%	$71,834,340	0.44%	$69,778,954	0.42%	$70,294,059	0.40%	$57,118,352	0.33%

Total 60+ Days	$14,012,808	0.09%	$20,801,867	0.13%	$21,769,821	0.13%	$19,926,740	0.11%	$16,249,022	0.09%

(1)

CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Delinquencies include repossessions, if the receivable in question has not been charged-off in accordance with CONA’s customary servicing practices.

Net Credit Loss Experience

	For the six months ended June 30,
	2021	2020

Principal Outstanding at Period End	$17,612,157,495	$16,170,549,101

Average Principal Outstanding During the Period(1)	$16,807,132,163	$16,235,279,247

Number of Receivables Outstanding at Period End	3,488,076	3,113,182

Average Number of Receivables Outstanding During the Period(1)	3,379,824	3,030,510

Gross Losses(2)	$24,556,481	$30,764,147

Recoveries	$24,636,671	$22,157,329

Net Dollar Loss	-$80,190	$8,606,819

Net Losses as a Percent of Average Principal Amount Outstanding(3)	0.00%	0.07%

	For the year ended December 31,
	2020	2019	2018	2017	2016
Principal Outstanding at Period End	$16,002,106,831	$16,300,009,394	$16,620,489,065	$17,622,406,973	$17,130,410,729
Average Principal Outstanding During the Period(1)	$16,151,058,112	$16,460,249,230	$17,121,448,019	$17,376,408,851	$16,294,770,985
Number of Receivables Outstanding at Period End	3,271,572	2,947,837	2,614,408	2,294,626	1,920,128
Average Number of Receivables Outstanding During the Period(1)	3,109,705	2,781,123	2,454,517	2,107,377	1,724,821
Gross Losses(2)	$55,841,007	$64,890,421	$67,549,677	$65,633,567	$40,533,324
Recoveries	$46,045,022	$47,576,769	$47,102,250	$34,562,376	$24,662,866
Net Dollar Loss	$9,795,985	$17,313,653	$20,447,428	$31,071,191	$15,870,458
Net Losses as a Percent of Average Principal Amount Outstanding	0.06%	0.11%	0.12%	0.18%	0.10%

(1)	Averages are computed by taking a simple average of the beginning and ending amounts for each period presented.
(2)

Charge-offs generally represent the total aggregate balance of the receivables determined to be uncollectable during the period, less proceeds from disposition of the related vehicles, other than recoveries as described above under “—Delinquencies, Repossessions and Net Credit Losses.”

(3)

The percentages for the six months ended June 30, 2020 and June 30, 2021 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

In addition to the payment and other characteristics of a pool of receivables, delinquencies, repossessions and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and we cannot predict the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement” in this prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables as of the cut-off date. The servicer considers a receivable delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in the receivables pool were delinquent by more than twenty-nine (29) days.

The following table sets forth the delinquency experience regarding the receivables that will be in the receivables pool.

Historical Delinquency Status(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Never delinquent more than 29 days	65,997	99.51%	$1,350,052,980.62	99.53%
Delinquent no more than once for 30-59 days	280	0.42%	5,537,513.03	0.41%
Delinquent more than once for 30-59 days but never for 60 days or more	27	0.04%	562,951.09	0.04%
Delinquent at least once for 60 days or more	20	0.03%	330,549.76	0.02%

Total	66,324	100.00%	$1,356,483,994.50	100.00%

(1)

The servicer considers a receivable delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(2)	Sum of percentages may not equal 100% due to rounding.

Static Pool Data

Appendix A to this prospectus (“Appendix A”) sets forth available information regarding characteristics of motor vehicle retail installment sale contracts originated and serviced by CONA which are considered to be in the “prime” category and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model by vintage origination year for the past five years, including the aggregate original and month-end (as of June 30, 2021) principal balance, the original and month-end (as of June 30, 2021) number of receivables, the average original and month-end (as of June 30, 2021) principal balance, the weighted average original and the month-end (as of June 30, 2021) contract rate, the pool factor as of June 30, 2021, the weighted average age as of June 30, 2021, the weighted average original term, the weighted average remaining term as of June 30, 2021, the weighted average FICO® score, the percentage of new financed vehicles, the percentage of used financed vehicles and the weighted average loan-to-value. Appendix A also sets forth in tabular and graphical format static pool information with regard to delinquency rates, pool factor, prepayment speeds and cumulative net charge-offs for receivables included in CONA’s managed portfolio with respect to each vintage year. The characteristics of each receivables pool described above are based on the characteristics of all of the receivables included in that pool as of their respective dates of origination and as of August 31, 2021.

Appendix B to this prospectus (“Appendix B”) sets forth in tabular and graphical format static pool information about prior pools of motor vehicle retail installment sale contracts that were securitized by CONA in the last five years. Static pool information consists of delinquency history, prepayment speeds and cumulative net-losses for prior securitized pools and summary information for the original characteristics of the prior securitized pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date.

Appendix A, Appendix B and all of the information therein are incorporated into, and deemed to be part of, this prospectus and the registration statement to which this prospectus relates.

Review of the Receivables Pool

In connection with the offering of the notes, the depositor has performed a review of the receivables in the receivables pool and the disclosure relating to the receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

The depositor determined the Rule 193 Information to be covered and identified the scope and type of review procedures to be utilized for each portion of the Rule 193 Information. The Rule 193 Information consisting of factual information was reviewed and approved by responsible internal personnel at the depositor to ensure its accuracy. The depositor also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the transaction documents to ensure the descriptions were accurate. The depositor also consulted with internal regulatory personnel and counsel and external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

The depositor performed a review of the Rule 193 Information to confirm that the receivables in the receivables pool as of the cut-off date satisfied the criteria set forth under “The Receivables Pool—Criteria Applicable to Selection of Receivables” in this prospectus. The depositor verified the individual receivables data contained in the depositor’s data tape. The data tape is an electronic record from the auto loan databases maintained by CONA, which includes certain attributes of the receivables. The depositor selected a random sample of 125 receivable files, all of which relate to the receivables in the receivables pool described in this prospectus, to confirm certain data points, such as FICO® score, contract rate and origination date, conformed to the applicable information on the data tape. Of the approximately 2,000 aggregate data points checked with respect to the 125 receivable files, five discrepancies were noted. The discrepancies were related to the vehicle model and the vehicle manufacturer of the related financed vehicle and whether the related financed vehicle was a new vehicle or a used vehicle. The depositor believes that that the discrepancies are immaterial differences between the applicable receivables file and the data tape.

The depositor also compared the statistical information contained in the tables under ”The Receivables Pool” in this prospectus to data in, or derived from, the data tape. The depositor recalculated the statistical information relating to the receivables in the receivables pool using the applicable information on the data tape and verified that the recalculated information agreed to the information presented in this prospectus. The depositor’s control environment includes periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes, and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Repurchases and Replacements

No assets securitized by the sponsor in the same asset class as the transaction described in this prospectus were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending September 30, 2021. Please refer to the Form ABS-15G filed by depositor on February 10, 2021 for additional information. The CIK number of the depositor is 0001133438.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property will be paid or distributed to the noteholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property is prepaid in full by the obligor, purchased by the servicer as a result of a breach of a covenant related to its servicing duties or as a result of a reduction in the contract rate of the receivable other than as required by applicable law (including, without limitation, the Servicemembers Civil Relief Act) or court order, each as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Modifications of Receivables and Extensions of Receivables Final Payment Dates,” or repurchased by CONA as a result of a breach of a representation or warranty regarding the characteristics of a receivable to be transferred to the issuing entity as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Representations and Warranties” or otherwise, the actual weighted average life of the receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies or purchases made by the servicer as a result of a breach of a covenant made by it related to its servicing duties as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Modifications of Receivables and Extensions of Receivables Final Payment Dates.” In addition, early retirement of the notes may be effected if the servicer exercises its option to purchase the remaining receivables included in the issuing entity property when the outstanding balance of the receivables has declined to or below the percentage specified in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

CONA can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property.

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid note balances of the notes and the weighted average life of the notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds 6 pools of receivables with the following characteristics:

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)

1	$ 85,529.67	4.086%	August 31, 2021	20	10

2	2,360,083.68	4.053	August 31, 2021	31	21

3	20,965,594.79	3.827	August 31, 2021	39	30

4	78,535,916.91	4.083	August 31, 2021	52	43

5	372,562,436.91	3.703	August 31, 2021	62	54

6	881,974,432.54	3.955	August 31, 2021	73	65

Total	$1,356,483,994.50

•

all prepayments on the receivables each month are made in full on the last day of each month (and include thirty (30) days of interest) at the specified constant percentage of ABS commencing in September 2021 and there are no defaults, losses or repurchases;

•

interest accrues on the notes at the following per annum interest rates: Class A-1 notes, 0.24400%; Class A-2 notes, 0.50%; Class A-3 notes, 0.86%; Class A-4 notes, 1.14%; Class B notes, 1.40%; Class C notes, 1.60%; and Class D notes, 1.85%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in September 2021, and each month has thirty (30) days;

•

the initial note balance of each class of notes is equal to the applicable initial note balance for that class of notes as set forth on the front cover of this prospectus (or, in the case of each of the Class A-2 notes and the Class A-3 notes, the related potential minimum, maximum and base case initial note balance, respectively);

•	payments on the notes are paid in cash on each payment date commencing November 15, 2021 and on the 15th calendar day of each subsequent month;

•	the notes are purchased on the closing date of October 27, 2021;

•

the servicing fee will be an amount equal to the product of (1) 1.00%, (2) one-twelfth (or, in the case of the first payment date, one-sixth), and (3) the net pool balance of the receivables as of the first day of the related collection period (or, for the first payment date, as of the cut-off date); the indenture trustee fee, asset representations reviewer fee and owner trustee fee, in the aggregate, equal $1,500 monthly; and all other fees and expenses equal zero;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•

the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

Available Funds from the receivables described above are distributed in accordance with the payment priorities described below under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments,” and no event of default under the indenture occurs;

•	payments of principal on the notes are distributed in accordance with the payment priorities described below under “The Notes—Payments of Principal”;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	investment income amounts equal zero.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial note balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment of a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•

dividing the sum by the related initial note balance of the note (or, in the case of each class of the Class A-2 notes and the Class A-3 notes, the related potential minimum, maximum and base case initial note balance, respectively).

In the case of the Class A-2 notes, separate tables are presented for a minimum initial note balance of $396,300,000, a maximum initial note balance of $536,100,000 and a base case initial note balance of $466,200,000. In the case of the Class A-3 notes, separate tables are presented for a minimum initial note balance of $396,300,000, a maximum initial note balance of $536,100,000 and a base case initial note balance of $466,200,000. The tables for the Class A-1 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes were prepared using the base case initial note balances of the Class A-2 notes and the Class A-3 notes.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	83.63%	78.70%	73.34%	69.90%	67.49%	63.71%	61.08%
December 15, 2021	76.02%	68.75%	60.84%	55.75%	52.20%	46.63%	42.73%
January 15, 2022	68.38%	58.85%	48.47%	41.80%	37.15%	29.84%	24.73%
February 15, 2022	60.72%	49.00%	36.25%	28.05%	22.33%	13.35%	7.07%
March 15, 2022	53.04%	39.21%	24.17%	14.50%	7.75%	0.00%	0.00%
April 15, 2022	45.33%	29.48%	12.24%	1.15%	0.00%	0.00%	0.00%
May 15, 2022	37.59%	19.80%	0.45%	0.00%	0.00%	0.00%	0.00%
June 15, 2022	29.83%	10.18%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2022	22.04%	0.62%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2022	14.24%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2022	6.40%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(1)	0.46	0.35	0.26	0.23	0.21	0.18	0.16
Weighted Average Life (Years) to Maturity(2)	0.46	0.35	0.26	0.23	0.21	0.18	0.16

(1) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(2) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes(1)

(Minimum Initial Note Balance)

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	98.01%	92.81%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	95.38%	86.86%	80.91%
May 15, 2022	100.00%	100.00%	100.00%	91.59%	85.50%	75.93%	69.25%
June 15, 2022	100.00%	100.00%	92.15%	82.51%	75.78%	65.22%	57.84%
July 15, 2022	100.00%	100.00%	84.09%	73.57%	66.24%	54.72%	46.67%
August 15, 2022	100.00%	93.77%	76.13%	64.78%	56.87%	44.44%	35.75%
September 15, 2022	100.00%	87.14%	68.27%	56.13%	47.67%	34.37%	25.08%
October 15, 2022	98.98%	80.56%	60.52%	47.63%	38.64%	24.53%	14.66%
November 15, 2022	93.45%	74.01%	52.87%	39.28%	29.80%	14.90%	4.50%
December 15, 2022	87.90%	67.51%	45.33%	31.07%	21.12%	5.50%	0.00%
January 15, 2023	82.33%	61.05%	37.90%	23.01%	12.62%	0.00%	0.00%
February 15, 2023	76.75%	54.63%	30.57%	15.10%	4.31%	0.00%	0.00%
March 15, 2023	71.15%	48.25%	23.35%	7.33%	0.00%	0.00%	0.00%
April 15, 2023	65.53%	41.92%	16.24%	0.00%	0.00%	0.00%	0.00%
May 15, 2023	59.89%	35.62%	9.23%	0.00%	0.00%	0.00%	0.00%
June 15, 2023	54.23%	29.37%	2.33%	0.00%	0.00%	0.00%	0.00%
July 15, 2023	48.58%	23.19%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2023	42.92%	17.05%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2023	37.24%	10.95%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2023	31.54%	4.90%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2023	25.82%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2023	20.08%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2024	14.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2024	8.55%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2024	2.75%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(2)	1.73	1.41	1.13	0.99	0.91	0.80	0.74
Weighted Average Life (Years) to Maturity(3)	1.73	1.41	1.13	0.99	0.91	0.80	0.74

(1) The initial note balance of the Class A-2 notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected minimum initial note balance of the Class A-2 notes. However, the actual initial note balance of the Class A-2 notes may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

(2) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(3) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes(1)

(Maximum Initial Note Balance)

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	98.53%	94.69%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	96.59%	90.29%	85.89%
May 15, 2022	100.00%	100.00%	100.00%	93.78%	89.28%	82.21%	77.27%
June 15, 2022	100.00%	100.00%	94.20%	87.07%	82.10%	74.29%	68.83%
July 15, 2022	100.00%	100.00%	88.24%	80.46%	75.04%	66.53%	60.58%
August 15, 2022	100.00%	95.39%	82.35%	73.96%	68.11%	58.93%	52.51%
September 15, 2022	100.00%	90.50%	76.55%	67.57%	61.31%	51.49%	44.62%
October 15, 2022	99.24%	85.63%	70.82%	61.29%	54.64%	44.21%	36.92%
November 15, 2022	95.16%	80.79%	65.16%	55.11%	48.10%	37.09%	29.40%
December 15, 2022	91.06%	75.98%	59.59%	49.04%	41.69%	30.14%	22.07%
January 15, 2023	86.94%	71.21%	54.09%	43.09%	35.41%	23.35%	14.93%
February 15, 2023	82.81%	66.46%	48.68%	37.24%	29.26%	16.73%	7.98%
March 15, 2023	78.67%	61.75%	43.34%	31.50%	23.24%	10.27%	1.21%
April 15, 2023	74.52%	57.06%	38.08%	25.87%	17.36%	3.98%	0.00%
May 15, 2023	70.35%	52.41%	32.90%	20.35%	11.60%	0.00%	0.00%
June 15, 2023	66.17%	47.79%	27.80%	14.95%	5.98%	0.00%	0.00%
July 15, 2023	61.99%	43.22%	22.80%	9.67%	0.51%	0.00%	0.00%
August 15, 2023	57.80%	38.68%	17.88%	4.50%	0.00%	0.00%	0.00%
September 15, 2023	53.60%	34.17%	13.04%	0.00%	0.00%	0.00%	0.00%
October 15, 2023	49.39%	29.70%	8.28%	0.00%	0.00%	0.00%	0.00%
November 15, 2023	45.16%	25.25%	3.61%	0.00%	0.00%	0.00%	0.00%
December 15, 2023	40.92%	20.84%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2024	36.66%	16.47%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2024	32.39%	12.12%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2024	28.11%	7.81%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2024	23.95%	3.64%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2024	19.78%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2024	15.59%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2024	11.39%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2024	7.18%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2024	2.95%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(2)	1.99	1.65	1.34	1.18	1.08	0.96	0.88
Weighted Average Life (Years) to Maturity(3)	1.99	1.65	1.34	1.18	1.08	0.96	0.88

(1) The initial note balance of the Class A-2 notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected maximum initial note balance of the Class A-2 notes. However, the actual initial note balance of the Class A-2 notes may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

(2) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(3) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes(1)

(Base Case Initial Note Balance)

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	98.31%	93.89%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	96.08%	88.83%	83.77%
May 15, 2022	100.00%	100.00%	100.00%	92.85%	87.67%	79.54%	73.86%
June 15, 2022	100.00%	100.00%	93.33%	85.13%	79.41%	70.43%	64.16%
July 15, 2022	100.00%	100.00%	86.47%	77.53%	71.30%	61.51%	54.66%
August 15, 2022	100.00%	94.70%	79.71%	70.06%	63.33%	52.77%	45.38%
September 15, 2022	100.00%	89.07%	73.03%	62.71%	55.51%	44.21%	36.31%
October 15, 2022	99.13%	83.47%	66.44%	55.48%	47.84%	35.84%	27.46%
November 15, 2022	94.43%	77.91%	59.94%	48.38%	40.32%	27.66%	18.82%
December 15, 2022	89.71%	72.38%	53.53%	41.40%	32.95%	19.67%	10.39%
January 15, 2023	84.98%	66.89%	47.21%	34.55%	25.73%	11.86%	2.18%
February 15, 2023	80.23%	61.43%	40.98%	27.83%	18.65%	4.25%	0.00%
March 15, 2023	75.47%	56.01%	34.84%	21.23%	11.73%	0.00%	0.00%
April 15, 2023	70.69%	50.62%	28.79%	14.75%	4.96%	0.00%	0.00%
May 15, 2023	65.90%	45.27%	22.84%	8.41%	0.00%	0.00%	0.00%
June 15, 2023	61.09%	39.96%	16.98%	2.19%	0.00%	0.00%	0.00%
July 15, 2023	56.29%	34.70%	11.23%	0.00%	0.00%	0.00%	0.00%
August 15, 2023	51.48%	29.49%	5.57%	0.00%	0.00%	0.00%	0.00%
September 15, 2023	46.65%	24.30%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2023	41.80%	19.16%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2023	36.94%	14.05%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2023	32.06%	8.98%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2024	27.17%	3.94%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2024	22.26%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2024	17.33%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2024	12.55%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2024	7.75%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2024	2.94%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(2)	1.86	1.53	1.23	1.09	1.00	0.88	0.81
Weighted Average Life (Years) to Maturity(3)	1.86	1.53	1.23	1.09	1.00	0.88	0.81

(1) The initial note balance of the Class A-2 notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the base case initial note balance of the Class A-2 notes. However, the actual initial note balance of the Class A-2 notes may be greater or less than the base case shown, in which case the Weighted Average Lives may be different than those shown above.

(2) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(3) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes(1)

(Minimum Initial Note Balance)

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	92.75%
May 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	97.11%	84.12%
June 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	89.05%	75.75%
July 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	81.24%	67.65%
August 15, 2023	100.00%	100.00%	100.00%	100.00%	93.47%	73.66%	59.81%
September 15, 2023	100.00%	100.00%	100.00%	99.26%	86.44%	66.30%	52.24%
October 15, 2023	100.00%	100.00%	100.00%	92.57%	79.58%	59.18%	44.93%
November 15, 2023	100.00%	100.00%	100.00%	86.05%	72.92%	52.29%	37.89%
December 15, 2023	100.00%	100.00%	98.67%	79.67%	66.43%	45.64%	31.11%
January 15, 2024	100.00%	100.00%	92.56%	73.46%	60.13%	39.21%	24.60%
February 15, 2024	100.00%	100.00%	86.57%	67.39%	54.02%	33.03%	18.36%
March 15, 2024	100.00%	100.00%	80.70%	61.49%	48.10%	27.08%	12.39%
April 15, 2024	100.00%	100.00%	75.06%	55.85%	42.46%	21.42%	6.73%
May 15, 2024	100.00%	99.34%	69.53%	50.36%	36.99%	16.00%	1.34%
June 15, 2024	100.00%	93.79%	64.11%	45.02%	31.71%	10.82%	0.00%
July 15, 2024	100.00%	88.29%	58.80%	39.84%	26.62%	5.86%	0.00%
August 15, 2024	100.00%	82.83%	53.61%	34.81%	21.72%	1.14%	0.00%
September 15, 2024	100.00%	77.42%	48.52%	29.95%	17.00%	0.00%	0.00%
October 15, 2024	98.25%	72.05%	43.56%	25.24%	12.47%	0.00%	0.00%
November 15, 2024	92.50%	66.72%	38.70%	20.68%	8.13%	0.00%	0.00%
December 15, 2024	86.72%	61.44%	33.96%	16.29%	3.97%	0.00%	0.00%
January 15, 2025	80.93%	56.21%	29.34%	12.06%	0.02%	0.00%	0.00%
February 15, 2025	75.11%	51.02%	24.83%	7.99%	0.00%	0.00%	0.00%
March 15, 2025	69.28%	45.88%	20.43%	4.08%	0.00%	0.00%	0.00%
April 15, 2025	63.43%	40.78%	16.16%	0.33%	0.00%	0.00%	0.00%
May 15, 2025	58.06%	36.11%	12.25%	0.00%	0.00%	0.00%	0.00%
June 15, 2025	52.67%	31.49%	8.46%	0.00%	0.00%	0.00%	0.00%
July 15, 2025	47.26%	26.90%	4.77%	0.00%	0.00%	0.00%	0.00%
August 15, 2025	41.84%	22.36%	1.19%	0.00%	0.00%	0.00%	0.00%
September 15, 2025	36.39%	17.87%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2025	30.93%	13.41%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2025	25.46%	9.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2025	19.96%	4.64%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2026	14.45%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
February 15, 2026	8.92%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2026	3.37%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(2)	3.72	3.38	2.93	2.64	2.44	2.15	1.97
Weighted Average Life (Years) to Maturity(3)	3.72	3.38	2.93	2.64	2.44	2.15	1.97

(1) The initial note balance of the Class A-3 notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected minimum initial note balance of the Class A-3 notes. However, the actual initial note balance of the Class A-3 notes may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

(2) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(3) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes(1)

(Maximum Initial Note Balance)

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.99%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	97.28%	88.85%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	90.65%	81.90%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	97.16%	84.20%	75.14%
April 15, 2023	100.00%	100.00%	100.00%	99.79%	91.28%	77.91%	68.56%
May 15, 2023	100.00%	100.00%	100.00%	94.27%	85.53%	71.78%	62.18%
June 15, 2023	100.00%	100.00%	100.00%	88.87%	79.91%	65.83%	55.99%
July 15, 2023	100.00%	100.00%	96.72%	83.59%	74.44%	60.06%	50.01%
August 15, 2023	100.00%	100.00%	91.80%	78.43%	69.10%	54.45%	44.22%
September 15, 2023	100.00%	100.00%	86.96%	73.37%	63.90%	49.01%	38.62%
October 15, 2023	100.00%	100.00%	82.21%	68.43%	58.83%	43.75%	33.21%
November 15, 2023	100.00%	99.18%	77.53%	63.61%	53.90%	38.66%	28.01%
December 15, 2023	100.00%	94.77%	72.94%	58.90%	49.11%	33.74%	23.00%
January 15, 2024	100.00%	90.39%	68.43%	54.30%	44.45%	28.99%	18.18%
February 15, 2024	100.00%	86.04%	64.00%	49.82%	39.94%	24.41%	13.57%
March 15, 2024	100.00%	81.73%	59.65%	45.46%	35.56%	20.01%	9.16%
April 15, 2024	97.87%	77.57%	55.48%	41.28%	31.38%	15.84%	4.98%
May 15, 2024	93.70%	73.43%	51.40%	37.22%	27.35%	11.83%	0.99%
June 15, 2024	89.51%	69.33%	47.39%	33.28%	23.44%	8.00%	0.00%
July 15, 2024	85.31%	65.27%	43.47%	29.45%	19.68%	4.33%	0.00%
August 15, 2024	81.10%	61.23%	39.63%	25.74%	16.05%	0.85%	0.00%
September 15, 2024	76.87%	57.23%	35.87%	22.14%	12.56%	0.00%	0.00%
October 15, 2024	72.63%	53.26%	32.20%	18.66%	9.22%	0.00%	0.00%
November 15, 2024	68.38%	49.32%	28.61%	15.29%	6.01%	0.00%	0.00%
December 15, 2024	64.11%	45.42%	25.10%	12.04%	2.94%	0.00%	0.00%
January 15, 2025	59.82%	41.55%	21.69%	8.91%	0.01%	0.00%	0.00%
February 15, 2025	55.53%	37.71%	18.35%	5.90%	0.00%	0.00%	0.00%
March 15, 2025	51.22%	33.91%	15.10%	3.01%	0.00%	0.00%	0.00%
April 15, 2025	46.89%	30.15%	11.94%	0.24%	0.00%	0.00%	0.00%
May 15, 2025	42.92%	26.69%	9.06%	0.00%	0.00%	0.00%	0.00%
June 15, 2025	38.93%	23.27%	6.25%	0.00%	0.00%	0.00%	0.00%
July 15, 2025	34.94%	19.89%	3.53%	0.00%	0.00%	0.00%	0.00%
August 15, 2025	30.93%	16.53%	0.88%	0.00%	0.00%	0.00%	0.00%
September 15, 2025	26.90%	13.21%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2025	22.87%	9.92%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2025	18.82%	6.66%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2025	14.76%	3.43%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2026	10.68%	0.24%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
February 15, 2026	6.59%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2026	2.49%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(2)	3.46	3.11	2.67	2.39	2.21	1.95	1.79
Weighted Average Life (Years) to Maturity(3)	3.46	3.11	2.67	2.39	2.21	1.95	1.79

(1) The initial note balance of the Class A-3 notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected maximum initial note balance of the Class A-3 notes. However, the actual initial note balance of the Class A-3 notes may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

(2) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(3) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes(1)

(Base Case Initial Note Balance)

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	94.18%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	96.82%	86.40%
April 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	89.59%	78.84%
May 15, 2023	100.00%	100.00%	100.00%	100.00%	98.35%	82.55%	71.51%
June 15, 2023	100.00%	100.00%	100.00%	100.00%	91.89%	75.70%	64.39%
July 15, 2023	100.00%	100.00%	100.00%	96.12%	85.60%	69.06%	57.51%
August 15, 2023	100.00%	100.00%	100.00%	90.18%	79.46%	62.61%	50.84%
September 15, 2023	100.00%	100.00%	100.00%	84.37%	73.48%	56.36%	44.41%
October 15, 2023	100.00%	100.00%	94.53%	78.69%	67.65%	50.31%	38.19%
November 15, 2023	100.00%	100.00%	89.15%	73.14%	61.98%	44.45%	32.20%
December 15, 2023	100.00%	100.00%	83.87%	67.73%	56.47%	38.79%	26.44%
January 15, 2024	100.00%	100.00%	78.68%	62.44%	51.12%	33.33%	20.91%
February 15, 2024	100.00%	98.94%	73.59%	57.29%	45.92%	28.07%	15.60%
March 15, 2024	100.00%	93.99%	68.60%	52.27%	40.89%	23.02%	10.53%
April 15, 2024	100.00%	89.20%	63.80%	47.47%	36.09%	18.21%	5.72%
May 15, 2024	100.00%	84.44%	59.10%	42.81%	31.45%	13.61%	1.14%
June 15, 2024	100.00%	79.73%	54.50%	38.27%	26.96%	9.20%	0.00%
July 15, 2024	98.11%	75.05%	49.98%	33.87%	22.63%	4.98%	0.00%
August 15, 2024	93.26%	70.41%	45.57%	29.59%	18.46%	0.97%	0.00%
September 15, 2024	88.40%	65.81%	41.25%	25.46%	14.45%	0.00%	0.00%
October 15, 2024	83.52%	61.24%	37.02%	21.45%	10.60%	0.00%	0.00%
November 15, 2024	78.63%	56.72%	32.90%	17.58%	6.91%	0.00%	0.00%
December 15, 2024	73.72%	52.23%	28.87%	13.85%	3.38%	0.00%	0.00%
January 15, 2025	68.79%	47.78%	24.94%	10.25%	0.01%	0.00%	0.00%
February 15, 2025	63.85%	43.37%	21.10%	6.79%	0.00%	0.00%	0.00%
March 15, 2025	58.89%	39.00%	17.37%	3.46%	0.00%	0.00%	0.00%
April 15, 2025	53.92%	34.66%	13.73%	0.28%	0.00%	0.00%	0.00%
May 15, 2025	49.35%	30.70%	10.42%	0.00%	0.00%	0.00%	0.00%
June 15, 2025	44.77%	26.76%	7.19%	0.00%	0.00%	0.00%	0.00%
July 15, 2025	40.18%	22.87%	4.06%	0.00%	0.00%	0.00%	0.00%
August 15, 2025	35.56%	19.01%	1.02%	0.00%	0.00%	0.00%	0.00%
September 15, 2025	30.94%	15.19%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2025	26.30%	11.40%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2025	21.64%	7.65%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2025	16.97%	3.94%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2026	12.28%	0.27%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
February 15, 2026	7.58%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2026	2.86%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(2)	3.59	3.24	2.80	2.51	2.32	2.05	1.88
Weighted Average Life (Years) to Maturity(3)	3.59	3.24	2.80	2.51	2.32	2.05	1.88

(1) The initial note balance of the Class A-3 notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the base case initial note balance of the Class A-3 notes. However, the actual initial note balance of the Class A-3 notes may be greater or less than the base case shown, in which case the Weighted Average Lives may be different than those shown above.

(2) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(3) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-4 Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	87.44%	0.00%
October 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
February 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2025	100.00%	100.00%	100.00%	88.40%	0.00%	0.00%	0.00%
June 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2025	100.00%	100.00%	91.45%	0.00%	0.00%	0.00%	0.00%
October 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2026	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
March 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2026	98.85%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) (to call)(1)	4.55	4.30	3.96	3.62	3.30	2.96	2.63
Weighted Average Life (years) (to maturity)(2)	4.80	4.59	4.23	3.89	3.60	3.14	2.85

(1) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(2) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class B Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
February 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
June 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2026	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
March 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) (to call)(1)	4.55	4.30	3.97	3.63	3.30	2.97	2.63
Weighted Average Life (years) (to maturity)(2)	5.13	5.03	4.78	4.40	4.09	3.52	3.16

(1) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(2) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class C Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
February 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
June 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2026	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
March 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) (to call)(1)	4.55	4.30	3.97	3.63	3.30	2.97	2.63
Weighted Average Life (years) (to maturity)(2)	5.21	5.15	4.96	4.62	4.26	3.63	3.25

(1) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(2) Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages

Class D Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2023	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2024	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
February 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2025	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
June 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2025	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2025	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2026	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
March 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2026	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) (to call)(1)	4.55	4.30	3.97	3.63	3.30	2.97	2.63
Weighted Average Life (years) (to maturity)(2)	5.29	5.26	5.16	4.92	4.48	3.76	3.34

(1) Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.

(2) Assumes that servicer does not exercise its clean-up call option.

THE NOTES

The following information summarizes material provisions of the notes. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the transaction documents, as applicable.

General

The issuing entity will issue the notes pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement, to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the finalized indenture with the SEC concurrently with or prior to the time we file this prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the servicing agreement. Wilmington Trust, National Association will be the indenture trustee.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a business day, then the next business day, beginning November 15, 2021.

The indenture trustee will distribute principal of and interest on the notes on each payment date to holders in whose names the notes were registered on the latest record date.

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the business day immediately preceding that payment date. For notes issued as definitive notes, the record date for any payment date or redemption date is the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “—Definitive Notes” below. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner” and together with noteholders, collectively “investors”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below.

The initial note balance, interest rate and final scheduled payment date for each class of the notes is set forth on the cover page to this prospectus.

Distributions to the certificateholders will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Priority of Payments” in this prospectus.

Delivery of Notes

The notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof. The notes will be issued on or about the closing date in book-entry form through the facilities of The Depository Trust Company, or “DTC”, Clearstream and the Euroclear System against payment in immediately available funds.

Book-Entry Registration and Tax Documentation Procedures

Each class of notes offered will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All book-entry notes will be held by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

U.S. Federal Income Tax Documentation Requirements.    A beneficial owner of global notes holding notes through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•

each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN or W-8BEN-E).    Beneficial owners of global notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN or W-8BEN-E (or applicable successor form) and by meeting all other conditions for treating interest payments as “portfolio interest.” If the information shown on Form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E (or applicable successor form) must be filed within thirty (30) days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (or applicable successor form).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN or W-8BEN-E).    Non-U.S. Persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or W-8BEN-E (or applicable successor form).

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (or applicable successor form).

This summary does not deal with all aspects of U.S. federal income tax withholding and information reporting that may be relevant to holders of the global notes who are non-U.S. Persons. In particular, special withholding considerations will apply in the case of non-U.S. Persons who hold global notes that are treated as partnership interests (see “Material United States Federal Income Tax Consequences —Tax Consequences to Foreign Persons”). Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global notes.

Definitive Notes

The notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default, the beneficial owners representing in the aggregate a majority of the outstanding principal amount of all the notes, voting as a single class, advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system with respect to the notes through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of the notes in definitive registered form in accordance with the procedures set forth in this prospectus and in the indenture. Payments or distributions on each payment date and on the final scheduled payment date, as specified in this prospectus, will be made to holders in whose names the definitive notes were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the indenture. The final payment or distribution on any note, whether a note in definitive registered form or a note registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite note balance have given any request, demand, authorization, direction, notice, consent, vote or waiver under any transaction document, notes owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator, the asset representations reviewer or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates, except that, in determining whether the indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only notes that a responsible officer of the indenture trustee knows to be so owned will be so disregarded. Notes that have been pledged in good faith may be regarded as “outstanding” if the pledgee of those notes establishes to the satisfaction of the indenture trustee that the pledgee has the right to act with respect to those notes and that the pledgee is not the issuing entity, the depositor, any certificateholder, the servicer, the administrator, the asset representations reviewer or any of their respective affiliates.

Access to Noteholder Lists

To the extent that definitive notes have been issued in the limited circumstances described under “—Definitive Notes” above, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each Record Date, within five (5) days of that Record Date; and

•

within thirty (30) days after receipt by the note registrar of a written request from the owner trustee or indenture trustee for that list, as of not more than ten (10) days before that list is furnished;

provided, however, that so long as (i) the indenture trustee is the note registrar or (ii) the notes are issued as book-entry notes, no such list will be required to be furnished to the indenture trustee.

The indenture does not provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

On or prior to the third business day preceding each payment date, the servicer will provide to the indenture trustee and the indenture trustee will, on each payment date, forward or otherwise make available to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period the following information (or such other substantially similar information so long as such information satisfies the requirements of Item 1121 of Regulation AB):

•	the amount of the distribution on or with respect to each class of notes allocable to principal and interest on that payment date;

•

the Class A-1 note balance, the Class A-2 note balance, the Class A-3 note balance, the Class A-4 note balance, the Class B note balance, the Class C note balance and the Class D note balance, in each case before and after giving effect to payments on that payment date;

•

(i) the amount on deposit in the reserve account, both before and after giving effect to withdrawals and deposits for that payment date, (ii) the specified reserve account balance for that payment date, (iii) the amount to be deposited in the reserve account for that payment date, if any, and (iv) the reserve account draw amount and the reserve account excess amount, if any, for that payment date;

•

the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Regular Principal Distribution Amount for that payment date;

•	the Pool Factor and the Note Factor for that payment date;

•

the amount of the servicing fee with respect to the related collection period, the amount of the servicing fee to be paid on that payment date and the amount of any unpaid servicing fees from the prior payment date;

•	the amount of the interest carryover shortfall for each class of Notes, if any, on that payment date;

•

the amount of fees, expenses and indemnities to be paid by the issuing entity to the indenture trustee, the owner trustee and the asset representations reviewer, if any, with respect to the related payment date and the amount of any unpaid fees, expenses or indemnities to the indenture trustee, the owner trustee and the asset representations reviewer;

•	the aggregate repurchase price with respect to repurchased receivables with respect to the related collection period;

•	the aggregate amount being distributed to the certificates for that payment date;

•	the amount of collections for the related collection period;

•	the cumulative net loss ratio for that payment date;

•	the number and aggregate principal balance of 60-Day Delinquent Receivables as of the end of the related collection period;

•	the Delinquency Percentage for the related collection period;

•	the Delinquency Trigger for that payment date;

•	the number of receivables and the net pool balance as of the beginning and end of the related collection period; and

•	the number, dollar amount and percentage of net pool balance of receivables that are 30-59, 60-89, 90-119 and 120 or more days delinquent as of the end of the related collection period.

The “Note Factor” will be, for any payment date, a six-digit decimal equal to the outstanding balance for each class of notes at the end of the month as a fraction of the initial note balance of the corresponding class of notes as of the closing date. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the outstanding balance of each class of notes. As a noteholder, your share of the note balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

The “Pool Factor” will be, for any payment date, a six-digit decimal equal to the net pool balance as of the end of the preceding collection period divided by the aggregate outstanding principal balance of the receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the net pool balance. The amount of a noteholder’s pro rata share of the net pool balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.

DTC will supply these reports to noteholders of book-entry notes in accordance with its procedures. Since owners of beneficial interest in a global note will not be recognized as noteholder of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note as provided in this prospectus. Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by law, the indenture trustee and paying agent will furnish information required to complete United States federal and state income tax returns to each person who on any Record Date during the calendar year was a registered noteholder. See “Material United States Federal Income Tax Consequences” in this prospectus.

Payments of Interest

Interest on the note balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be due and payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes from and including the prior payment date (after giving effect to all payments of principal made on the prior payment date) (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or from and including the closing date in the case of the first interest period) to but excluding the 15th day of the month in which that payment date occurs.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes will be calculated on the basis of the actual days elapsed and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the outstanding note balance of the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes will be the product of (i) the outstanding note balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding November 15, 2021 (assuming a 30-day calendar month)), divided by 360.

•

Interest Periods. Interest will accrue on the note balance of each class of notes during the period (each, an “interest period”) (a) with respect to the Class A-1 notes, from and including the prior payment date (after giving effect to all payments of principal made on the prior payment date) (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or in the case of the first payment date, the closing date) to but excluding the 15th day of the month in which that payment date occurs. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the business day immediately preceding the payment date. For notes in definitive form, interest on each note will be paid to noteholders of record of the notes as of the close of business on the last business day of the calendar month preceding the related payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the note balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the controlling class on any payment date that continues unremedied for a period of five (5) business days or more will result in an event of default. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Events of Default.”

Payments of Principal

On each payment date, prior to the acceleration of notes following an event of default, amounts deposited into the principal distribution account will be applied to make principal payments of the notes in the following order of priority (as described below under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Priority of Payments”):

•	first, to the Class A-1 noteholders, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 noteholders, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 noteholders, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 noteholders, until the Class A-4 are paid in full;

•	fifth, to the Class B noteholders, until the Class B notes are paid in full;

•	sixth, to the Class C noteholders, until the Class C notes are paid in full; and

•	seventh, to the Class D noteholders, until the Class D notes are paid in full.

Failure to pay the note balance of any class of notes on its final scheduled payment date or a redemption date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full and then ratably to noteholders of each class of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes based on the note balance of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, until each such class has been paid in full. Principal payments will then be made on the Class B notes until the Class B notes are paid in full, to the Class C notes until the Class C notes are paid in full, and then to the Class D notes until the Class D notes are paid in full. See “The Indenture—Priorities of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

To the extent not previously paid prior to those dates, the note balance of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, November 2022 payment date;

•	for the Class A-2 notes, February 2025 payment date;

•	for the Class A-3 notes, September 2026 payment date;

•	for the Class A-4 notes, April 2027 payment date;

•	for the Class B notes, April 2027 payment date;

•	for the Class C notes, May 2027 payment date; and

•	for the Class D notes, March 2028 payment date.

THE TRANSFER AGREEMENTS, THE SERVICING AGREEMENT,

THE ADMINISTRATION AGREEMENT AND THE ASSET REPRESENTATIONS REVIEW AGREEMENT

The following information in this section summarizes material provisions of the “purchase agreement” entered into between the originator and the depositor, and the “sale agreement” entered into between the depositor and the issuing entity. We sometimes refer to these agreements together as the “transfer agreements.” This section also summarizes the “administration agreement” entered into by the issuing entity, the servicer and the indenture trustee, the “servicing agreement” entered into by the issuing entity, CONA and the indenture trustee and the “asset representations review agreement” entered into by the issuing entity, CONA and the asset representations reviewer.

Forms of the transfer agreements, the servicing agreement, the asset representations review agreement and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. We will file a copy of the actual transfer agreements, the servicing agreement, the asset representations review agreement and the administration agreement with the SEC on Form 8-K concurrently with or prior to the time we file this prospectus with the SEC. This is not a complete description of the transfer agreements, the servicing agreement, the asset representations review agreement or the administration agreement, and the summaries thereof in this prospectus are subject to all of the provisions of the transfer agreements, the servicing agreement, the asset representations review agreement and the administration agreement.

Sale and Assignment of Receivables and Related Security Interests

Under the purchase agreement, CONA, as originator, will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest, in, to and under the receivables, collections after the cut-off date, the receivables files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the depositor.

Under the sale agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, collections after the cut-off date, the receivable files, the related security relating to those receivables and related property. The sale agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Representations and Warranties

The originator, pursuant to the purchase agreement will make certain representations and warranties regarding each receivable as of the cut-off date (the “Eligibility Representations”). The Eligibility Representations are set forth under “The Receivables Pool” in this prospectus and include, among other representations, representations regarding the economic terms of each receivable, the enforceability of the receivable against the related obligor, the security interest in the related financed vehicle, the origination and acquisition of the receivable, the characterization of the receivable under the Uniform Commercial Code and the compliance of the origination of that receivable with applicable law.

If any party to the purchase agreement discovers or receives notice of a breach of any of the Eligibility Representations with respect to any receivable which materially and adversely affects the interests of the issuing entity, the noteholders or the certificateholders, the party discovering or receiving written notice of such breach will give prompt written notice of that breach to the other parties to the purchase agreement; provided, that delivery of the monthly servicer’s report which identifies the receivables that are being or have been repurchased will be deemed to constitute prompt notice of that breach; provided, further, that the failure to give that notice will not affect any obligation of the originator under the purchase agreement. If the breach materially and adversely affects the interests of the issuing entity, the noteholders or the certificateholders, then the originator will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day (or, if the originator elects, an earlier date) after the date the originator became aware or was notified of that breach. Such breach or failure will be deemed not to materially and adversely affect the interests of the issuing entity, the noteholders or the certificateholders if it has not affected the ability of the depositor (or its assignee) to receive and retain timely payment in full on such receivable. Any such repurchase by the sponsor will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, the sponsor will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase, if such repurchase date is not a payment date or, if such repurchase date is a payment date, then prior to the close of business on the business day prior to such repurchase date. The repurchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the purchase agreement.

An investor wishing to request a repurchase as described above may contact the sponsor in writing with the details of the purported breach of an Eligibility Representation, the identity of the related receivable and a reference to the indenture. If the requesting investor is not a noteholder as reflected on the note register, the sponsor may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as any additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). CONA will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification.

Asset Representations Review

As discussed above under “—Representations and Warranties,” CONA will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the Asset Review conditions have been satisfied. In order for the Asset Review conditions to be satisfied, the following three events must have occurred:

•	The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”;

•	Noteholders holding at least 5% of the outstanding principal amount have elected to hold a vote to direct a review; and

•	A majority of the voting investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the Asset Review conditions are satisfied (the first date on which the Asset Review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related collection period. The “Delinquency Percentage” for each payment date and the related collection period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all 60-Day Delinquent Receivables as of the last day of that collection period to (ii) the net pool balance as of the last day of that collection period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a collection period, as of the last day of the collection period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any payment date and the related collection period is 4.50%.

Although COAF (later merged with and into CONA) sponsored asset-backed securitizations under the COPAR program between 2003 and 2007, CONA has limited recent history for the COPAR program and limited history with respect to the lifetime performance of motor vehicle retail installment sale contracts which are considered to be in the “prime” category and which are now considered eligible for securitizations in the COPAR program based on the sponsor’s internal credit scoring model. The Delinquency Trigger was calculated as a multiple of 2.5 times the previous historical monthly peak Delinquency Percentage (rounded up to the nearest 0.10%) for all previous COPAR-program securitizations. The sponsor believes the Delinquency Trigger is appropriate based on its experience and observation of historical 60-Day Delinquent Receivables in its previous COPAR securitizations. The Delinquency Trigger has been set at a level in excess of historical peak Delinquency Percentage to assure that the Delinquency Trigger is not exceeded due to events unrelated to the sponsor’s underwriting, such as ordinary fluctuations in the economy, rising oil prices, housing price declines, terrorist events, government shutdowns, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor, but at a relatively low multiple of the previous historical monthly peak Delinquency Percentage in recognition of the relatively higher credit quality characteristics of the receivables owned by the issuing entity compared with the credit quality characteristics of the receivables in the COPAR transactions sponsored between 2003 and 2007.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date; provided that any receivable repurchased by the sponsor or the servicer or paid in full by the related obligor after the review satisfaction date is no longer a subject receivable.

Voting Trigger

The monthly distribution report filed by the depositor on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within ninety (90) days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger has occurred. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes.

In addition, in determining whether the requisite percentage of investors given any direction, notice, or consent, any notes owned by the issuing entity, CONA, the depositor, the asset representations reviewer, or any of their respective affiliates will be disregarded and deemed not to be outstanding, except that, in determining whether the indenture trustee shall be protected in relying upon any such direction, notice, or consent, only notes that the indenture trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith will not be disregarded and may be regarded as outstanding if the pledgee establishes to the indenture trustee’s satisfaction the pledgee’s right so to act with respect to such notes and that the pledgee is not the issuing entity, CONA, the depositor, the asset representations reviewer, or any of their respective affiliates.

If the Instituting Noteholders initiate a vote as described above, the indenture trustee will be required submit the matter to a vote of all noteholders through DTC and the depositor will include on Form 10-D that a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to the notes to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the notes. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions—If your notes are in book-entry form, your rights can only be exercised indirectly, and a book-entry system may decrease liquidity and delay payment.” The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939, as amended.

The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger.

Abstaining from, voting in favor of, or voting against directing a review will not preclude any investor from pursuing dispute resolution pursuant to the purchase agreement. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not investors representing at least a majority of the voting investors voted in favor of directing a review by the asset representations reviewer.

Within five (5) business days of the Review Satisfaction Date, the indenture trustee will send a written notice to the sponsor, the depositor, the servicer and the asset representations reviewer specifying that the Asset Review conditions have been satisfied, providing the applicable Review Satisfaction Date and stating that the asset representations reviewer will conduct an Asset Review of the subject receivables. Within ten (10) business days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “—Fees and Expenses” below, the asset representations reviewer will be paid an annual fee of $5,000 by the sponsor in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an Asset Review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable plus reasonable out-of-pocket travel expenses. However, no review fee will be payable for any Subject Receivable which was included in a prior Asset Review or for which no tests (as described under “—Asset Review” below) were completed prior to the asset representations reviewer being notified of a termination of the Asset Review or being notified of the payment in full or purchase of any Subject Receivable by the sponsor or the servicer, as applicable. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Fee”) will be payable by the sponsor, and to the extent the Review Fees remain unpaid after sixty (60) days, they will be payable by the issuing entity out of amounts on deposit in the collection account as described under “—Priority of Payments” in this prospectus. In addition, if the asset representations reviewer participates in a dispute resolution proceeding and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days of the end of the proceeding, the sponsor will reimburse the asset representations reviewer for such expenses.

Indemnification and Limitation of Liability of Asset Representations Reviewer

The sponsor will indemnify the asset representations reviewer and its officers, directors, employees and agents, for costs, expenses, losses, damages and liabilities resulting from the performance of the asset representations reviewer’s obligations under the asset representations review agreement, but excluding any cost, expense, loss, damage or liability resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence or the asset representations reviewer’s breach of any of its representations, warranties or covenants in the asset representations review agreement. To the extent that any such indemnities are not otherwise satisfied and outstanding for at least sixty (60) days after receipt by the indenture trustee, the sponsor, the servicer and the issuing entity of an invoice with reasonable detail of indemnification amounts, they will be paid from amounts on deposit in the collection account as described under “—Priority of Payments.”

To the fullest extent permitted by applicable law, the asset representations reviewer will not be under any liability to the issuing entity or any other person for any action taken or for refraining from the taking of an action in its capacity as asset representations reviewer under the asset representations review agreement, although the asset representations reviewer will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, breach of the asset representations review agreement or negligence in the performance of its duties.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally consist of a comparison of the Eligibility Representations to certain data points contained in the data tape, the original retail installment sale contract, and certain other documents in the receivables file, and other records of the sponsor and the servicer with respect to that

Subject Receivable. The review is not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of any Asset Review or at the time of origination of the related receivable. The Asset Review is also not designed to establish cause, materiality or recourse for any failure of a receivable to comply with the Eligibility Representations.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after the asset representations reviewer receives access to applicable review materials for the Subject Receivables from the servicer. However, if review materials are inaccessible, clearly unidentifiable and/or illegible, the asset representations reviewer will request that the servicer provide an updated copy of that review material and the review period will be extended for an additional thirty (30) days. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. Within ten (10) business days following the end of the applicable review period, the asset representations reviewer will provide a report to the indenture trustee, the issuing entity and the servicer of the findings and conclusions of the review of the Subject Receivables, and the depositor will file such report on the Form 10-D filed by the depositor with respect to the collection period in which the asset representations reviewer’s report is provided. The indenture trustee will have no obligation to forward the review report to any noteholder or to any other person.

The Asset Review will consist of performing specific tests for each Eligibility Representation and each Subject Receivable and determining whether each test was passed, failed or not able to be completed as a result of missing or incomplete review materials. If the servicer notifies the asset representations reviewer that a Subject Receivable was paid in full by or on behalf of the obligor or repurchased from the issuing entity by the sponsor or the servicer before the review report is delivered, the asset representations reviewer will immediately terminate the tests of that receivable and the Asset Review of that receivable will be considered resolved. In this case, the review report will indicate the applicable reason that the Asset Review was considered resolved. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable unless such subject receivable was deemed not able to be completed as a result of the failure of the servicer and the sponsor to provide missing review materials and the sponsor elects to have such subject receivable included in the current asset review. The asset representations reviewer will not be responsible for determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations with respect to any Subject Receivable. If the asset representations reviewer determines that there was a “test fail” for a Subject Receivable, the sponsor will evaluate whether the noncompliance of the Subject Receivable with an Eligibility Representation materially and adversely affects the interests of the issuing entity, the noteholders or the certificateholders in the Subject Receivable such that the sponsor would be required to make a repurchase pursuant to the terms of the purchase agreement. In making such evaluation, the sponsor will refer to the information available to it, including the asset representations reviewer’s report.

Dispute Resolution

An investor in the notes wishing to request that the sponsor make a repurchase or to refer a repurchase dispute to mediation (including nonbinding arbitration) or arbitration may contact the sponsor in writing with the details of the purported breach of an Eligibility Representation or the requested method of dispute resolution, as applicable. If the requesting investor is not a noteholder as reflected on the note register, the sponsor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The sponsor will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. If any investor requests (each such investor making a request, a “requesting party”) that the sponsor repurchase any receivable due to a breach of an Eligibility Representation as described above under “—Representations and Warranties” and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within one-hundred eighty (180) days of the receipt of notice of the request by the sponsor, the requesting party may refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration. An investor need not direct an Asset Review to be performed prior to submitting a repurchase request with respect to any receivable or using the dispute resolution proceedings with respect to that receivable. The failure of the investors to direct an Asset Review will not affect whether any investor can pursue dispute resolution. In addition, whether any individual investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review will not affect whether that investor can use the dispute resolution proceeding. An investor also will be entitled to refer to dispute resolution a dispute related to any receivable, including any receivable that the asset representations reviewer did not review, any receivable that the asset representations reviewer reviewed and found to have failed a test and any receivable that the asset representations reviewer reviewed and determined that no tests were failed. At the end of the 180-day period described above, the sponsor may provide notice informing the requesting party of the status of its request or, in the absence of any such notice, the Requesting Party may presume that its request remains unresolved. The requesting party must provide the sponsor written notice of its intention to refer the matter to mediation or arbitration within thirty (30) calendar days of the conclusion of the 180-day period described above. The sponsor agrees to participate in the resolution method selected by the requesting party.

If a Subject Receivable that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution or as allocated as mutually agreed by the parties as part of a mediation, if such dispute resolution is an arbitration or mediation, respectively.

If the requesting party selects mediation (including nonbinding arbitration) as the resolution method, the mediation will be administered by the American Arbitration Association (AAA) pursuant to its Commercial Arbitration Rules and Mediation Procedures (the “Rules”) in effect at the time the mediation is initiated. However, if any of the provisions in the Rules are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control. The mediator will be independent, impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney or retired judge specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutral parties maintained by AAA (a “Qualified Dispute Resolution Professional”). Upon being supplied a list of at least ten potential mediators by AAA that are each Qualified Dispute Resolution Professionals, each of the Requesting Party and CONA will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference. AAA will select the mediator from the remaining potential mediators on the list respecting the preference choices of the parties to the extent possible. Each of the Requesting Party and CONA will use commercially reasonable efforts to begin the mediation within ten (10) business days of the selection of the mediator and to conclude the mediation within thirty (30) days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and CONA as part of the mediation. A failure by the Requesting Party and CONA to resolve a disputed matter through mediation will not preclude either party from seeking a resolution of such matter through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to the provisions specified below as applicable to both mediations and arbitrations.

If the Requesting Party selects arbitration as the resolution method, the arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in the purchase agreement, and under the auspices of the AAA and in accordance with the Rules.

If the repurchase request at issue involves a repurchase amount of less than 5% of the aggregate outstanding principal amount of the receivables as of the date of such repurchase request, a single arbitrator will be used. That arbitrator will be a Qualified Dispute Resolution Professional. Upon being supplied a list of at least ten potential arbitrators that are each Qualified Dispute Resolution Professionals by the AAA, each of the Requesting Party and CONA will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible.

If the repurchase request at issue involves a repurchase amount equal to or in excess of 5% of the aggregate outstanding principal amount of the receivables as of the date of such repurchase request, a three-arbitrator panel will be used. The arbitral panel will consist of Qualified Dispute Resolution Professionals, (a) one to be appointed by the Requesting Party within five (5) business days of providing notice to CONA of its selection of arbitration, (b) one to be appointed by CONA within five (5) business days of the Requesting Party’s appointment of an arbitrator and (c) the third, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators within five (5) business days of CONA’s appointment. If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by AAA pursuant to the Rules.

Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time the arbitration is initiated. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

It is the parties’ intention that, after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within thirty (30) days after appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following described discovery in the arbitration. Consistent with the expedited nature of arbitration, the Requesting Party and CONA will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to the claim or defense. At the request of a party, the arbitrator or arbitral panel, as applicable, will have the discretion to order examination by deposition of witnesses to the extent the arbitrator or arbitral panel deems such additional discovery relevant and appropriate. Depositions will be limited to a maximum of three per party and will be held within thirty (30) calendar days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator or arbitral panel, and for good cause shown. Each deposition will be limited to a maximum of three hours’ duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. Any dispute regarding discovery, or the relevance or scope thereof, will be determined by the arbitrator or arbitral panel, which determination will be conclusive. All discovery will be completed within sixty (60) calendar days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

It is the parties’ intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of the purchase agreement, and may not modify or change the purchase agreement in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted and CONA will not be required to pay more than the applicable repurchase price with respect to any receivable which CONA is required to repurchase under the terms of the purchase agreement. It is the parties’ intention that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. The determination of the arbitrator or the arbitral panel, as applicable, will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable will be final and non-appealable and may be entered in and may be enforced in, any court of competent jurisdiction.

By selecting binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury. No person may bring a putative or certified class action to arbitration.

The following provisions will apply to both mediations (including nonbinding arbitrations) and arbitrations:

a)	Any mediation or arbitration will be held in New York, New York;

b)

Notwithstanding the dispute resolution provisions set forth above, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law; and

c)

The details and/or existence of any unfulfilled repurchase request, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information.

Administration Agreement

CONA will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement and the duties and obligations of the issuing entity and the administrator under the servicing agreement, the sale agreement, the indenture, the depository agreement and the trust agreement. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and will advise the issuing entity when action is necessary to comply with the issuing entity’s duties and obligations under such documents.

The administrator is permitted, at any time without notice or consent, to delegate any or all of its duties to any of its affiliates or specific duties to sub-contractors or other professional services firms who are in the business of performing such duties, although the administrator will remain liable for the performance of any duties that it delegates to another entity.

As compensation for the performance of the administrator and as a reimbursement for its related expenses, the administrator will be entitled to receive $12,000 annually, which shall be solely an obligation of the servicer.

Amendment Provisions

The purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale agreement generally may be amended by the depositor without the consent of the noteholders or any other person; the trust agreement generally may be amended by the parties thereto without the consent of the noteholders, any certificateholder or any other person; the servicing agreement generally may be amended by the servicer without the consent of the noteholders or any other person; and the administration agreement generally may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met, subject to the last paragraph of this section:

(i)      an opinion of counsel or officer’s certificate of the depositor, servicer or administrator, as applicable, to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii)    the Rating Agency Condition is satisfied with respect to such amendment and the indenture trustee is so notified in writing.

Any amendment to the trust agreement by the depositor or the owner trustee, the administration agreement by the administrator and the indenture trustee, the servicing agreement by the servicer, the purchase agreement by the parties thereto, the sale agreement by the parties thereto and the indenture by the parties thereto, also may be made with the consent of the noteholders holding not less than a majority of the note balance of the controlling class for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the relevant agreement or of modifying in any manner the rights of the noteholders or the certificateholders.

Additionally, the trust agreement, the administration agreement, the transfer agreements and the servicing agreement may only be amended by the parties thereto if (i) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by CONA and/or its affiliates, such person (or persons), consent to such amendment or (ii) such amendment will not, as evidenced by an officer’s certificate of the appropriate party or an opinion of counsel delivered to the indenture trustee and/or the owner trustee, as applicable, materially and adversely affect the interests of the certificateholders. For purposes of classifying the issuing entity as a grantor trust under the United States Internal Revenue Code of 1986, as amended (the “Code”), none of the transfer agreements, the trust agreement, the administration agreement or the servicing agreement may be amended in a manner that (1) would result in a variation of the investment of the beneficial owners of the certificates for purposes of the United States Treasury Regulation Section 301.7701-4(c) without the consent of noteholders evidencing at least a majority of the note balance of the controlling class and the Majority Certificateholders, or (2) would cause the issuing entity (or any part thereof) to be classified as other than a grantor trust for United States federal income tax purposes without the consent of all of the noteholders and all of the certificateholders.

No amendment of the trust agreement, the administration agreement, the transfer agreements or the servicing agreement which materially and adversely affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, will be effective without the prior written consent of the indenture trustee or the owner trustee, respectively.

The Accounts

The issuing entity will have the following non-interest bearing bank accounts, which initially will be maintained at and will be maintained under the sole dominion and control of the indenture trustee and in the name of the issuing entity for the benefit of the noteholders:

•	the collection account;

•	the principal distribution account; and

•	the reserve account.

An account will be established for distributions to the depositor, as the holder of the Retained Certificate. Neither the indenture trustee nor any noteholder will have any interest or claim to that account or funds on deposit in that account. This account will not be a trust account.

If any definitive certificates other than the Retained Certificates are issued, a certificate distribution account will be established for the benefit of the certificateholders. Neither the indenture trustee nor any noteholder will have any interest or claim to the certificate distribution account or funds on deposit in that account.

The Collection Account

Under the servicing agreement, so long as CONA is acting as servicer, the servicer will be required to deposit an amount equal to all collections into the collection account within the time, not to exceed two (2) business days after its receipt thereof, necessary to clear any payment received. Pending deposit in the collection account, collections may be used by the servicer at its own risk and are not required to be segregated from its own funds.

On the business day prior to each payment date, the paying agent will, based upon written direction, withdraw from the reserve account and deposit into the collection account any amount of funds required under the indenture to be withdrawn from the reserve account and distributed on that payment date.

Principal Distribution Account

On each payment date, the indenture trustee will, based upon written direction, make payments from amounts deposited in the principal distribution account on that date in the order of priority above under “The Notes—Payments of Principal.”

Reserve Account

The servicer will establish the reserve account under the sole dominion and control of the indenture trustee and in the name of the issuing entity for the benefit of the noteholders. To the extent that collections on the receivables and amounts on deposit in the reserve account are insufficient to pay interest and principal of the notes, the noteholders will have no recourse to the assets of the certificateholders, the depositor, or the servicer as a source of payment.

The reserve account will be funded by an expected deposit from proceeds of the offering of the notes on the closing date in an amount (the “Specified Reserve Account Balance”) equal to approximately $3,391,209.99 (which is approximately 0.25% of the net pool balance as of the cut-off date); provided, that after the notes are no longer outstanding following payment in full of the principal and interest on the notes, the “Specified Reserve Account Balance” will be $0.

As of any payment date, the amount of funds on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments.”

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through ninth under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then such amounts in excess of the Specified Reserve Account Balance shall constitute Available Funds and the servicer will instruct the indenture trustee to distribute the amount of the excess as specified under “—Priority of Payments” below.

In addition, on any payment date if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through ninth and eleventh under “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the reserve account to the extent necessary to pay all outstanding notes in full.

Permitted Investments

Amounts on deposit in the collection account will be invested by the indenture trustee at the direction of the servicer in permitted investments. Permitted investments will be limited to highly-rated investments that meet criteria established by each hired agency. Amounts on deposit in the principal distribution account, the certificate distribution account and the reserve account will remain uninvested.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the paying agent (based solely on information in the servicer’s report delivered on or before the related determination date) will make the following deposits and distributions, to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

(1)	first, to the servicer, the servicing fee and all prior unpaid servicing fees;

(2)

second, to the noteholders of the Class A notes, pro rata, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the note balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to noteholders of the Class A notes on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of Class A notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

(3)	third, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the First Allocation of Principal, if any;

(4)

fourth, to the noteholders of the Class B notes, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B note balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

(5)	fifth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Second Allocation of Principal, if any;

(6)

sixth, to the noteholders of the Class C notes, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C note balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

(7)	seventh, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Third Allocation of Principal, if any;

(8)

eighth, to the noteholders of the Class D notes, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D note balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate (to the extent permitted by law);

(9)	ninth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fourth Allocation of Principal, if any;

(10)	tenth, to the reserve account, any additional amount required to cause the amount on deposit in the reserve account to equal the Specified Reserve Account Balance;

(11)	eleventh, to the principal distribution account for distribution pursuant to “The Notes—Payments of Principal” above, the Regular Principal Distribution Amount;

(12)

twelfth, to the indenture trustee, the owner trustee and the asset representations reviewer, pro rata, fees, expenses and indemnification amounts due and owing under the servicing agreement, the sale agreement, the trust agreement, the asset representations review agreement and the indenture, as applicable, which have not been previously paid; and

(13)

thirteenth, to the certificateholders, pro rata based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders, any funds remaining.

Upon and after any distribution to the certificate distribution account of any amounts, the noteholders will not have any rights in, or claims to, those amounts. Amounts on deposit in the certificate distribution account will be distributed on each payment date by the certificate paying agent to the certificateholders, ratably, based on the Percentage Interest of each certificateholder.

If the sum of the amounts required to be distributed pursuant to clauses first through ninth above exceeds the sum of Available Funds for that payment date, the paying agent will, upon written instructions from the servicer (which may be in the form of the servicer’s report or a written order or request of the servicer), withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

Credit and Cash Flow Enhancement

Overcollateralization

Overcollateralization is the amount by which the net pool balance exceeds the outstanding note balance of the notes. Overcollateralization means there will be additional receivables generating collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be approximately 0.00% of the net pool balance as of the cut-off date.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the net pool balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level of overcollateralization equal to 0.25%.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts (to the extent not paid by the servicer), asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “—Priority of Payments” above.

The presence of credit enhancement for the benefit of any class of notes is intended to enhance the likelihood of receipt by the noteholders of that class of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. The credit enhancement for a class of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding note balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those notes. In addition, if a form of credit enhancement covers more than one class of notes, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes.

Optional Redemption

The servicer has the right to exercise its optional clean-up call to purchase (and/or to designate one or more other persons to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period, the net pool balance has declined to 10% or less of the net pool balance as of the cut-off date and (b) the purchase price (as defined below) and the Available Funds for such payment date would be sufficient to pay (i) the amounts required to be paid under clauses first through ninth and eleventh in accordance with “—Priority of Payments” above (assuming that such payment date is not a redemption date) and (ii) the aggregate unpaid note balance of all of the outstanding notes (after giving effect to the payments described in the preceding clause (i)). The outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer, exercises this option. The “purchase price” will be equal to the net pool balance plus accrued and unpaid interest on the receivables as of the last day of the collection period immediately preceding the redemption date, which amount (net of any collections deposited into the collection account after the last day of the collection period immediately preceding redemption date) will be deposited by the servicer (or its designee) into the collection account on or prior to noon, New York City time, on the redemption date. It is expected that, at the time this clean-up call option becomes available to the servicer, the Class A-4 notes, Class B notes, Class C notes and Class D notes will be outstanding. If the servicer (or its designee) purchases the receivables and other issuing entity property (other than the reserve account), the redemption price for the notes will equal the unpaid note balance of all the notes plus accrued and unpaid interest on the notes at the applicable interest rate through the redemption date.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through ninth and eleventh set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and on such payment date the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee (following notice thereof to the indenture trustee by the administrator or the issuing entity), at the expense of the servicer, not later than ten (10) days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

Fees and Expenses

The fees, expenses and indemnities paid or payable from Available Funds are set forth in the table below. Those fees, expenses and indemnities are paid on each payment date as described above under “—Priority of Payments.”

Recipient	Fees, Expenses and Indemnities Payable(1)

Servicer	The servicing fee as described below under “—Servicing Compensation and Expense”

Administrator	$12,000 per annum, which is solely an expense of the servicer and will not be paid from Available Funds.

Indenture Trustee	$6,000 per annum plus reasonable expenses and, if applicable, certain indemnities(3)

Owner Trustee	$2,500 per annum plus reasonable expenses and, if applicable, certain indemnities(2)(3)

Asset Representations Reviewer	$5,000 per annum plus reasonable expenses and in connection with Asset Review, $200 per receivable reviewed as described above under “—Asset Representations Review—Fees and Expenses for Asset Review”(4)

(1)	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.
(2)

The owner trustee will receive a fee for certain tax and accounting services provided on behalf of the issuing entity and the certificateholders, which fee could vary based on the number of certificateholders.

(3)	The servicer has the primary obligation to pay the fees, expenses and indemnities of the indenture trustee and the owner trustee.
(4)	The sponsor has the primary obligation to pay the fees, expenses and indemnities of the asset representations reviewer.

Hired Agency Fees

The sponsor will pay the Hired Agencies fees, which include initial fees in an amount equal to approximately $600,000 and annual surveillance fees in an amount equal to approximately $30,000. None of these fees will be paid out of the collections on the receivables or other Available Funds. None of the Hired Agencies retain any risk of loss with respect to the receivables.

Indemnification of the Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will (and will cause the depositor, the administrator and the servicer to) indemnify the indenture trustee for any loss, liability or expense, tax, penalty or claim (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of the transaction documents, including, with certain limitations, the reasonable costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the indenture and those incurred in connection with any action, claim or suit brought to enforce the indenture trustee’s right to indemnification. However, none of the administrator, the issuing entity, the depositor or the servicer will be liable for or required to indemnify the indenture trustee from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, bad faith or negligence, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments.”

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee and those incurred in connection with any action, claim or suit brought to enforce the owner trustee’s right to indemnification. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments.”

Collection and Other Servicing Procedures

CONA will be the servicer. So long as CONA is the servicer, it will also act as custodian of the receivables, and as the issuing entity’s and indenture trustee’s agent will maintain possession or control, as applicable, of the receivable files. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer shall maintain control of all electronic chattel paper evidencing a receivable. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, one-sixth), (2) 1.00% and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees and Reimbursements. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses (other than Liquidation Expenses) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses except for Liquidation Expenses and fees and expenses included in Supplemental Servicing Fees and Reimbursements paid to the Servicer as reimbursements. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account and the reserve account.

Modifications of Receivables and Extensions of Receivables Final Payment Dates

Pursuant to the servicing agreement, the servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. The servicer may grant Permitted Modifications (as described below), but not any other extension, deferral, amendment, modification, alteration, temporary reduction in payments or adjustment, with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period preceding the latest final scheduled payment date of any notes issued under the indenture or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable, in either case other than (A) as required by law or court order, at the direction of a regulatory authority, in accordance with regulatory guidance or in accordance with the Servicer’s compliance procedures for complying with the Servicemembers Civil Relief Act and any similar applicable state law, or (B) in connection with a modification, adjustment or settlement in the event the receivable becomes a Severely Distressed Receivable, it will promptly purchase such receivable in the manner described below. The servicer may not make a modification described above that would trigger a purchase requirement for the sole purpose of enabling the servicer to purchase a receivable from the issuing entity. Notwithstanding anything in the preceding sentences of this paragraph to the contrary, the servicer may grant extensions, deferrals, alterations, amendments, modifications or adjustment to the terms of, or with respect to, any receivable, in accordance with its customary servicing practices only if at least one of the following conditions has been satisfied (each, a “Permitted Modification”): (i) any amendment, modification, alteration or adjustment, individually and collectively with any other amendment, modification, alteration or adjustment proposed to be made with respect to the receivable, is ministerial in nature (including, without limitation, any change to the due date for monthly payments that is not classified by the servicer as an extension); (ii) any amendment, modification, alteration or adjustment, individually and collectively with any other amendment, modification, alteration or adjustment that (A) is required by law, or (B) (1) is in accordance with the servicer’s customary servicing practices and (2) is intended by the servicer to comply with or respond to a law, government regulation or government enforcement activity pertaining to the receivable or classes of loans similar to the receivable; (iii) in the case of any extension or deferral, (A) the obligor’s address is within a geographic area determined by the President of the United States or the Governor of the applicable state to warrant individual, or individual and public, assistance from the federal government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act or similar state law, as the case may be, or (B) the obligor is a U.S. federal or state government employee that is furloughed on account of a shutdown of such government occurring as a result of a lapse in annual appropriations; (iv) any amendment, modification, alteration or adjustment where (A) the obligor is in payment default, the receivable is a Severely Distressed Receivable or in the judgment of the servicer, in accordance with the servicer’s customary servicing practices, it is reasonably foreseeable that the obligor will default (it being understood that the servicer may proactively contact any obligor whom the servicer believes may be at higher risk of a payment default under the related receivable, and it being further understood that if the obligor has notified the servicer that the obligor has been materially and adversely impacted by a natural disaster or public terror attack, then the servicer may reasonably conclude that it is reasonably foreseeable that such obligor will default) and (B) the servicer believes that such amendment, modification, alteration or adjustment is appropriate or necessary to preserve the value of the receivable and to prevent the receivable from going into default (or, where the receivable is already in default, to prevent the receivable from becoming further impaired); or (v) any other extension, deferral, amendment, modification, alteration, temporary reduction in payment, or adjustment is (A) in accordance with the servicer’s customary servicing practices and (B) the servicer has delivered an opinion to the issuing entity and the administrator to the effect that such extension, deferral, amendment, modification, alteration, temporary reduction in payment or adjustment will not cause the issuing entity to be treated, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

“Severely Distressed Receivable” means, as of any date of determination, a receivable (other than a repurchased receivable) (i) that is sixty (60) or more days delinquent, (ii) that is a Defaulted Receivable, (iii) for which the obligor is the subject of a bankruptcy or other insolvency proceeding, (iv) for which the related financed vehicle has been repossessed (or for which the servicer has initiated repossession proceedings) or (v) for which the related financed vehicle has been subject to theft or suffered destruction or damage that would be determined to be beyond repair in accordance with customary servicing practices,

Provided that a repurchase obligation is not triggered, the servicer and its affiliates (each in its individual capacity and not on behalf of the issuing entity) may engage in any marketing practice or promotion or any sale of any products, good or services, including insurance policy, to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. The servicer may in its discretion waive any late payment charge or any other fees that constitute Supplemental Servicing Fees and Reimbursements that may be collected in the ordinary course of servicing a receivable. The servicer will not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions. The servicer and its affiliates (each in its individual capacity and not on behalf of the issuing entity) may also sell insurance that provides for payment of some or all of the amount of a receivable upon the death or disability of the obligor or any casualty with respect to the financed vehicle.

The servicer may refinance any receivable at the request of the obligor by making a new loan to the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing will not be property of the issuing entity. The amount financed will be treated for all purposes, including for United States federal income tax purposes, as a payoff of all amounts owed by the related obligor with respect to such receivable.

Nothing in the servicing agreement will prevent the servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, those programs or modifications (i) would be consistent with its customary servicing practices and (ii) would not cause the issuing entity to be treated, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

Upon discovery of a breach of certain servicing covenants set forth in the servicing agreement with respect to any receivable which materially and adversely affects the interests of the issuing entity, the certificateholders or the noteholders, the party discovering that breach will give prompt written notice of that breach to the other parties to the servicing agreement; provided, that (i) delivery of the monthly servicer’s report will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach and (ii) the indenture trustee shall be deemed to have knowledge of such breach only if a responsible officer has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the servicing agreement.

If the breach materially and adversely affects the interests of the issuing entity, the noteholders or the certificateholders, or if the servicer is required to purchase a receivable pursuant to the servicing agreement, then the servicer will either (a) correct or cure that breach, if applicable, or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day (or, if the servicer elects, an earlier date) after the date the servicer became aware or was notified of that breach or obligation to repurchase, as applicable. Any such breach or failure will be deemed not to materially and adversely affect such receivable if it has not affected the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus any unpaid accrued interest. In consideration for that purchase, the servicer will pay (or will cause to be paid) the purchase price by depositing such amount into the collection account on the date of such purchase, if such date is not a payment date or, if such date is a payment date, then prior to the close of business on the business day prior to such date. The purchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for a breach by the servicer of certain of its servicing covenants under the servicing agreement.

Under the servicing agreement, the servicer will covenant not to release the financed vehicle securing each receivable from the security interest granted by that receivable in whole or in part, except (i) as required by law or court order, at the direction of a regulatory authority or in accordance with regulatory guidance, (ii) in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (iii) in connection with repossession or (iv) except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle. If this covenant is breached, under the servicing agreement, the servicer will be required to repurchase the related receivable if such breach materially and adversely affects the interests of the issuing entity, the certificateholders or the noteholders in the related receivable. In addition, if the servicer extends the date for final payment by the obligor on any receivable beyond the last day of the collection period preceding the latest the final scheduled payment date of any notes or reduces the contract rate or outstanding principal balance with respect to any receivable, in either case, other than as required by applicable law or court order or in connection with a settlement in the event the receivable becomes a Defaulted Receivable, under the servicing agreement the servicer will be required to repurchase the related receivable, if such change in the receivable would materially and adversely affect the interests of the issuing entity, the certificateholders or the noteholders in such receivable.

Unless required by law or court order, at the direction of a regulatory authority or in accordance with regulatory guidance, the servicer will not release the financed vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except (a) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (b) in connection with repossession or (c) as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle

The servicer, in its capacity as custodian under the servicing agreement, will hold the receivable files for the benefit of the issuing entity and the indenture trustee, as pledgee of the issuing entity. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer will maintain each receivable file in the United States, and will make available to the issuing entity and the indenture trustee (or their authorized representatives, attorneys or auditors) a list of locations of the receivable files upon request. The servicer will provide access to the receivable files, the related accounts, records and computer systems maintained by the servicer at such times as the issuing entity or indenture trustee direct (but only upon reasonable notice, in the presence of an officer of the servicer and during normal business hours, which do not unreasonably interfere with the servicer’s normal operations) at the respective offices of the servicer. Further, upon written instructions from the indenture trustee, the servicer will release or caused to be released any documents in the receivable files to the indenture trustee or its agent or designee. The servicer will not be responsible for any loss resulting from the failure of the indenture trustee or its agent or designee to return any document or any delay in doing so.

Realization Upon Defaulted Receivables

On behalf of the issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any receivable as to which the servicer has determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the Liquidation Proceeds by an amount greater than the expense of such repossession, that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance or that repossessing such financed vehicle would otherwise not be consistent with the servicer’s customary servicing practices. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The servicer may from time to time (but is not required to) sell any deficiency balance in accordance with its customary servicing practices; provided, however, that (i) each sale must be made at a price equal to the fair market value of such deficiency balance in cash in immediately available funds and (ii) such sale must be without recourse, representation or warranty by the issuing entity or the servicer (other than any representation or warranty regarding the absence of liens, that the issuing entity has good title to the deficiency balance, or similar representation or warranty). Net proceeds of any such sale allocable to the receivable will constitute Liquidation Proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such Liquidation Proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the receivable free from any lien or other interest of the issuing entity or the indenture trustee.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the servicing agreement:

•

any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee or the owner trustee for deposit into the collection account by the servicer under the terms of the servicing agreement, which failure continues unremedied for a period of five (5) business days after discovery thereof by a responsible officer of the servicer or receipt by a responsible officer of the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the note balance (or, if no notes are outstanding, by the Majority Certificateholders);

•

any failure by the servicer to duly observe or perform in any material respect any covenants or agreements of the servicer set forth in the servicing agreement (other than a covenant or agreement pursuant to the FDIC Rule Covenant), which failure (i) materially and adversely affects the rights of the issuing entity, the noteholders or the certificateholders and (ii) continues unremedied for a period of ninety (90) days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the note balance (or, if no notes are outstanding, by the Majority Certificateholders)

provided that a breach of any covenant for which the repurchase of the affected receivable is specified as the sole remedy under the Servicing Agreement will not result in a servicer replacement event; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than ninety (90) days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumptions that an event under the first three bullets above has occurred.

Notwithstanding the foregoing, (a) if any delay or failure of performance referred to in the first bullet above was caused by force majeure or other similar occurrence, the five (5) business day grace period will be extended for an additional sixty (60) calendar days and (b) if any delay or failure of performance referred to in the second or third bullet above was caused by force majeure or other similar occurrence, the ninety (90) day grace period will be extended for an additional sixty (60) calendar days.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event has occurred and is continuing, the indenture trustee or owner trustee, as applicable, at the direction of 66 2⁄3% of the outstanding principal amount of the controlling class (or, if no notes are outstanding, the Majority Certificateholders), will terminate all of the rights and obligations of the servicer with respect to the receivables. The indenture trustee or owner trustee, as applicable, will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator, the certificateholders and the noteholders. In the event the servicer is removed or resigns, the indenture trustee, at the direction of 66 2⁄3% of the outstanding principal amount of the controlling class, shall appoint a successor servicer. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties under the servicing agreement is no longer permissible under applicable law. No servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties and provided in writing the information reasonably requested by the depositor to comply with the reporting obligations under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act, in its sole discretion, as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In an insolvency or similar proceeding for the servicer, a bankruptcy trustee, conservator, receiver or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer. All reasonable costs and expenses incurred in connection with transferring the receivable files to the successor servicer and all other reasonable costs and expenses incurred in connection with the transfer to the successor servicer related to the performance by the servicer hereunder will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. No amounts have been set aside by the issuing entity for a servicing transfer.

Waiver of Past Servicer Replacement Events

The noteholders of a majority of the outstanding principal amount of the controlling class (or, if no notes are outstanding, the Majority Certificateholders) may waive any servicer replacement event.

Evidence as to Compliance

The servicing agreement provides that an independent registered public accounting firm (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the issuing entity, on or before the 90th day following the end of each fiscal year, with a copy to the indenture trustee, CONA and the depositor, an attestation report.

The servicing agreement will also provide for delivery on or before March 30th of each calendar year, beginning March 30, 2021, of an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of its performance under the servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, the servicer and each other party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the issuing entity will deliver annually to the issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

An annual report on Form 10-K with respect to the issuing entity will be filed with the SEC within ninety (90) days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity, with a copy to the indenture trustee and the owner trustee, written notice of any servicer replacement events under the servicing agreement.

THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. We will file a copy of the actual indenture with the SEC on Form 8-K concurrently with or prior to the time we file this prospectus with the SEC. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture.

Material Covenants

The indenture provides that the issuing entity will not, among other things:

•

except as expressly permitted by the indenture, the sale agreement, the servicing agreement, the trust agreement, the administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or engage in any other activities other than financing, acquiring, owning, pledging and managing the receivables and other collateral;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•

permit the validity or effectiveness of the indenture to be impaired, permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•

permit any lien (except certain permitted liens) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture to not constitute a valid first priority security interest (except certain permitted liens) in the collateral; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

In addition, the issuing entity will from time to time execute and deliver all supplements and amendments to the indenture and all financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the administrator and delivered to the issuing entity, and shall take such other action necessary or advisable to (a) grant more effectively all or any portion of the collateral, (b) maintain or preserve the lien and security interest (and the priority thereof) created by the indenture or carry out more effectively the purposes of the indenture, (c) perfect, publish notice of or protect the validity of any grant made or to be made by the indenture, (d) enforce any of the collateral or (e) preserve and defend title to the collateral and the rights of the indenture trustee and the noteholders in the collateral against the claims of all persons.

Noteholder Communication; List of Noteholders

Investors may send a request to the depositor by sending an e-mail to securitizationteam@capitalone.com at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The depositor will disclose in each monthly distribution report on Form 10-D information regarding any request received during the related collection period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, which states that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. CONA and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

With respect to the notes of the issuing entity, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate note balance of the notes, voting as a single class, may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes.

Annual Compliance Statement

The issuing entity will be required to deliver annually to the indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to mail each year to all noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the notes or the trust property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will make available to each noteholder, not later than the latest date permitted by law, such information as may be required by the Code to enable such holder to prepare its United States federal and state income tax returns.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

Resignation or Removal of the Indenture Trustee

The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. In addition, a majority of the outstanding note balance of the controlling class may remove the indenture trustee without cause by giving thirty (30) days’ prior written notice to the indenture trustee and the issuing entity and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee for the issuing entity and payment of all fees, indemnities and expenses owed to the outgoing indenture trustee.

Events of Default

The occurrence and continuation of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the controlling class when the same becomes due and payable, and that default continues for a period of five (5) business days or more;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture (other than (i) a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed by these five bullet points or (ii) a covenant or agreement pursuant to the FDIC Rule Covenant), which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for ninety (90) days after receipt by the issuing entity of written notice thereof, by registered or certified mail, from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes of the controlling class;

•

any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for ninety (90) days after receipt by the issuing entity of written notice thereof, by registered or certified mail, from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes of the controlling class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of ninety (90) consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of one-hundred twenty (120) days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, generally will be limited to amounts available to make such payments in accordance with the “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments.” Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by the noteholders representing not less than a majority of the note balance of the controlling class, shall declare all the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of 100% of the outstanding note balance consent to such sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes; or

•

the event of default either (a) relates to the failure to pay interest or principal when due and payable (a “payment default”) and the indenture trustee determines that the collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable or (b) relates to the occurrence of certain events (which, if involuntary, remain unstayed for a period of ninety (90) consecutive days) of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity and, in each case, the indenture trustee obtains the consent of the holders of 66 2/3% of the note balance of the controlling class.

Notwithstanding anything under this heading to the contrary, if the event of default does not relate to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the indenture trustee may not sell the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the note balance of the controlling class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the note balance of the controlling class may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

(1)

first, to the indenture trustee, the owner trustee and the asset representations reviewer, pro rata based on amounts due, any accrued and unpaid fees, indemnification amounts and reasonable expenses permitted under the transaction documents;

(2)	second, to the servicer, the servicing fee and all prior unpaid servicing fees;

(3)

third, based on interest amounts due to the noteholders of the Class A notes, the accrued Class A note interest; provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

(4)

fourth, if the acceleration of the notes results from an event of default that arises from (i) a default in the payment of any interest on any note of the controlling class when the same becomes due and payable, (ii) a default in the payment of the principal of any note on the related final scheduled payment date or the redemption date or (iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, in respect of principal thereon, pro rata based on the note balance of each such class, until each such class of notes has been paid in full;

•	to the Class B noteholders, the accrued Class B note interest;

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•	to the Class C noteholders, the accrued Class C note interest;

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•	to the Class D noteholders, the accrued Class D note interest;

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

(5)	fifth, if the acceleration of the notes results from an event of default that arises from any event other than those events described above in clause fourth, in the following order of priority:

•	to the Class B noteholders, the accrued Class B note interest;

•	to the Class C noteholders, the accrued Class C note interest;

•	to the Class D noteholders, the accrued Class D note interest;

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, in respect of principal thereon, pro rata, based on the note balance of each such class until all classes of the Class A notes have been paid in full;

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full; and

(6)

sixth, any remaining funds to the certificateholders, pro rata based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders.

Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth in this prospectus under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Priority of Payments” above.

Amendment Provisions

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity request, the indenture trustee may, with prior notice from the issuing entity to each hired agency, enter into supplemental indentures, without obtaining the consent of the noteholders or any other person, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the issuing entity delivers to the indenture trustee an opinion of counsel or an officer’s certificate to the effect that such supplemental indenture will not materially and adversely affect the interests of the noteholders or (2) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing.

The issuing entity and the indenture trustee, when authorized by an issuing entity request, may also with prior notice from the issuing entity to each hired agency and with the consent of the noteholders of not less than a majority of the note balance of the controlling class, enter into supplemental indentures for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require the consent of each outstanding note affected thereby:

•

changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate or principal balance of any note, delays the final scheduled payment date of any note or reduces the redemption price of any note;

•

reduces the percentage of the note balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the servicer or the administrator or an affiliate of any of them;

•

reduces the percentage of the note balance, the consent of the holders of which is required to direct the indenture trustee to direct the issuing entity to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding notes;

•	modifies any amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders;

•

permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any property at any time or deprive the holder of any note of the security afforded by the lien of the indenture; or

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own.

No amendment or supplemental indenture will be effective which materially and adversely affects the rights, privileges, indemnities, protections, immunities, obligations or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively.

Notwithstanding the above, if any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, and the issuing entity determines that an amendment to the FDIC provisions of the indenture is necessary or desirable, then the issuing entity and the indenture trustee or the owner trustee, as applicable, will be authorized and entitled to amend the relevant provisions in accordance with such FDIC Rule amendment or guidance; provided that the issuing entity delivers to the indenture trustee or the owner trustee, as applicable, an opinion of counsel to the effect that such amendment is required to remain in compliance with the FDIC Rule.

FDIC Rule Covenant

The FDIC Rule imposes a number of requirements on an issuing entity, the depositor, the sponsor and the servicer, and each such party will agree to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant. See “Material Legal Aspects of the Receivables — FDIC Rule” in this prospectus. The indenture will contain a covenant (the “FDIC Rule Covenant”), which will require, among other things, that:

(1)     payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the issuing entity;

(2)     information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including (i) information about the obligations and securitized financial assets in compliance with Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies, liquidity facilities, credit enhancement, waterfall triggers or priority of payment reversal features and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the compensation paid to the originator, sponsor, rating agency, third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

(3)     the sponsor must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets;

(4)    the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor or to an affiliated broker-dealer who purchased such obligations with a view to promptly resell such obligations to persons or entities that are neither affiliates (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) nor insiders of the sponsor in the ordinary course of such broker-dealers business) or insider of the sponsor;

(5)    the sponsor must identify in its financial asset data bases and otherwise account for the financial assets transferred as specified by the FDIC Rule; and

(6)    if the sponsor is acting as servicer, custodian or paying agent, the sponsor must not commingle collections for more than two (2) business days. See “Material Legal Aspects of the Receivables — FDIC Rule” in this prospectus.

Each noteholder and each certificateholder, by accepting a note or certificate, as applicable, will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by CONA, the depositor and the issuing entity, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by CONA to the depositor, and by the depositor to the issuing entity, and the pledge thereof to the indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under the servicing agreement the servicer has been appointed by the issuing entity and indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will be designated to maintain possession of the original retail installment sale contracts relating to the receivables. While the original contracts giving rise to the receivables will not be marked to indicate the ownership interest thereof by the issuing entity, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by CONA to the depositor, the transfer and assignment of the receivables by the depositor to the issuing entity and the pledge of the receivables by the issuing entity to the indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (or received a pledge of) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form (collectively, “chattel paper”) giving rise to the receivables, the purchaser (or pledgee) would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase (or pledge) violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation, the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•

any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of CONA, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

CONA typically takes physical possession of the signed original retail installment sale contracts to assure that it has priority in its rights in the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper has priority over the depositor and its creditors in the event of the depositor’s bankruptcy. If a retail installment sale contract is amended and CONA does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles.    In all states in which the receivables have been originated, motor vehicle retail installment sale contracts such as the receivables evidence the purchase of automobiles, light-duty trucks, SUVs, vans and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the Uniform Commercial Code.

Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck, SUV, van and/or another type of motor vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form (which electronic title may also be held by or through third-party vendors). In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party vendor. CONA will represent and warrant under the transaction documents that each receivable is secured by a first priority perfected security interest in the financed vehicle or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle. If the originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If the originator did not take the steps necessary to cause its security interest to be perfected as described above until more than thirty (30) days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivable becomes the subject of a bankruptcy proceeding commenced within ninety (90) days of the date of such perfection, in which case the originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles.    CONA will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, CONA or its predecessor in interest (if applicable), will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator or its predecessor in interest (if applicable), generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the originator has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, CONA takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the servicing agreement, the servicer will, at its expense, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to perfect or re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. Liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the closing date may not give rise to a repurchase obligation by CONA.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state or federal laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless those means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable, although the servicer in accordance with its customary servicing practices may provide an opportunity to cure even if the obligor has no legal right to do so. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). The law in some states provides that, after the financed vehicle has been repossessed, the obligor has a right to reinstate the related receivable by paying the delinquent installments and other amounts due. In states where the obligor is not legally entitled to reinstate the related receivable, the servicer may permit the obligor to do so in accordance with the servicer’s customary servicing practices.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period, although the servicer in accordance with its customary servicing practices may provide an opportunity to reinstate even when the obligor has no legal right to do so.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and some defaulting obligors may be expected to have very little capital or sources of income available following repossession. Therefore, in some cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. The servicer will determine whether to pursue a deficiency judgment in accordance with its customary servicing practices and the requirements of applicable law, as well as the expected net benefits and costs of such an action. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, state adoptions of model consumer protection acts and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” that explains the warranty coverage for such vehicles. The federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. However, liability of assignees for claims under state consumer protection laws may differ.

Because the receivables constitute retail installment sale contracts, the receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. CONA will represent in the purchase agreement that each of the receivables complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date, or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as an assignee of such receivable.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Consumer Financial Protection Bureau

The Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”) is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and non-depository institutions offering financial products and services to consumers, including indirect automobile financing. CONA is subject to regulation, supervision and enforcement by the CFPB. The CFPB has been conducting fair lending examinations of automobile lenders and their dealer markup and compensation policies. In addition, we understand that the CFPB has also been conducting investigations concerning certain other automobile lending practices, including insurance and other add-on products. If any of these practices were found to violate the Equal Credit Opportunity Act or other laws with respect to a receivable, CONA may modify the terms of the underlying retail installment sale contract as described below and/or could be obligated to repurchase that receivable from the issuing entity. In addition, we, the originator or the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect such issuing entity.

CONA has initiated periodic reviews of its underwriting and credit policies and procedures to analyze both dealer-specific and portfolio-wide pricing data for potential disparities resulting from dealer discretionary pricing. CONA has in the past modified, and in the future may modify, its compliance program or may reduce the interest rate, make a cash payment and/or reduce the principal balance (e.g., by reallocating previous payments made by obligors so that a greater portion of the payment is allocated to principal as a reflection of a retroactive interest rate adjustment) of an identified receivable. If CONA, as servicer, were to voluntarily reduce the interest rate or principal balance of any receivable owned by the issuing entity, it may be required under the transaction documents to purchase the affected receivable. See “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus for a discussion of the obligations of the servicer to purchase certain modified receivables and how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the notes.

Certain Matters Relating to Insolvency

CONA is a national banking association subject to regulation whose deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to applicable limits. CONA is subject to comprehensive regulation and periodic examination by the FDIC and the CFPB.

The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, at any time that any obligations of the depositor (or of any issuing trust formed by the depositor) are outstanding, the depositor may only file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law with the prior unanimous written consent of its board of directors, including all of its independent directors. However, there is a risk that the depositor could file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to an involuntary petition, a conservatorship or a receivership, as may be applicable in the future. See “Risk Factors—Risks related to the servicer and other transaction parties—A depositor bankruptcy could delay or limit payments to you.”

If CONA were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the FDIC could be appointed as conservator or receiver of CONA. The FDIC, as conservator or receiver, would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which CONA was a party, if the FDIC determined that the performance of the contract was burdensome and that repudiation would promote the orderly administration of CONA’s affairs. Among the contracts that might be repudiated are the purchase agreement, the servicing agreement, the asset representations review agreement and the administration agreement.

Also, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect CONA’s rights under those contracts without the FDIC’s consent, for ninety (90) days after the receiver is appointed or forty-five (45) days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of CONA. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate CONA’s obligations as servicer or administrator and any ongoing repurchase, purchase or indemnity obligations under the purchase agreement and the servicing agreement but would not empower the FDIC to repudiate transfers of receivables made under the purchase agreement prior to the appointment of the receiver or conservator. However, if those transfers were not respected as legal true sales, then the depositor, as purchaser under the purchase agreement would be treated as having made a loan to CONA, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

FDIC Rule

The FDIC has adopted regulations entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). To qualify for a safe harbor, the securitization or participation must satisfy the requirements specified for that type of transaction. If one or more of the requirements specified in the safe harbor are not met, the FDIC’s powers would not be limited by the FDIC Rule. The relevant safe harbor for this securitization will be either the safe harbor for securitizations that do not satisfy the requirements for sale accounting treatment or the safe harbor for securitizations that satisfy the requirements for sale accounting treatment. The discussion of the FDIC Rule in this prospectus is limited to those two safe harbors.

The requirements imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways, impose obligations on one or more of the trust, the depositor and any other intermediate entities that may be a transferee (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Rule), require the servicer and the sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, the indenture will contain the FDIC Rule Covenant, which will contain the requisite provisions and that obligates the “issuing entity” to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the servicer or the sponsor. See “The Indenture—FDIC Rule Covenant” in this prospectus. The purchase agreement, the sale agreement, the servicing agreement and the indenture will obligate the originator, the depositor, the sponsor and the servicer to perform its specified functions under the FDIC Rule Covenant. The failure of the issuing entity to perform its obligations under the FDIC Rule Covenant will not constitute an event of default, nor will the failure of the servicer to perform its obligations under the FDIC Rule Covenant constitute a servicer replacement event. However, the noteholders, the certificateholders and the indenture trustee will retain the right to exercise any other remedies permitted by the indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Rule, but for which accounting sale treatment does not apply, there are several possible series of events that could occur. The FDIC will succeed to the obligations of the insured depository institution, whether as servicer, sponsor or otherwise. If the FDIC becomes the servicer or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the indenture trustee at the direction of the holders of at least a majority of the outstanding note balance of the controlling class, the servicer or the Majority Certificateholders will be entitled to deliver a notice and other information required by the FDIC Rule to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. Upon delivery of such notice, the indenture trustee or the owner trustee, as applicable, may exercise any contractual rights such party may have in accordance with the transaction documents and the FDIC Rule. In exercising such contractual rights, the indenture trustee will act at the written direction of the holders of at least a majority of the outstanding note balance of the controlling class and the owner trustee will act at the written direction of the majority certificateholders. If the FDIC does not cure the monetary default within ten (10) business days, then the FDIC will have been deemed to have consented to the exercise of those contractual rights. However, the FDIC, as receiver or conservator, is not required to take any action under the FDIC Rule after a monetary default other than providing consents, waivers and execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.

Another series of events could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts in connection with a transaction for which the safe harbor applicable to transactions which do not satisfy the requirements for accounting sale treatment applies. The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten (10) business days or to permit the exercise of contractual rights as described in the preceding paragraph. If the FDIC elects to pay damages, it is obligated to pay noteholders an amount equal to the par value of the notes outstanding on the date the FDIC is appointed as conservator or receiver of the insured depository institution, less any payments of principal received by the noteholders prior to and through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the transaction documents to the extent of collections actually received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the indenture will provide that the indenture trustee should apply Available Funds from the reserve account and the collection account to pay such shortfall. However, upon payment of these damages, the FDIC Rule provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released.” If the FDIC were to assert successfully that the lien of the indenture trustee on the reserve account and the collection account were released and the assets in those accounts were transferred to the FDIC, then noteholders would not receive interest from the date of repudiation to the date of payment. To the extent that the certificates constitute “obligations” within the meaning of the FDIC Rule, the owner trustee (based on written instructions setting forth the damages calculation provided by the majority certificateholders) will notify the indenture trustee and the FDIC of the damages due to the certificateholders.

Damages paid by the FDIC will be distributed to noteholders and, if applicable, to certificateholders on the earlier of (1) the next payment date on which such damages could be distributed and (2) the earliest practicable date that the indenture trustee could declare a special payment date, subject to applicable provisions of the indenture, applicable law and the procedures of any applicable clearing agency. The indenture trustee will be authorized and instructed to maintain possession and control of any reserve account, the collection account and all amounts on deposit therein. If the date on which damages are to be distributed to noteholders and, if applicable, to certificateholders is not a regular payment date, then the amount of interest payable to the noteholders will be prorated to such date, as provided in the indenture. Subject to the risk noted above that the FDIC may attempt to assert that the amounts in any reserve account or collection account must be released to the FDIC, the indenture trustee will use amounts on deposit in any reserve account and the collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to noteholders. Any damages with respect to the certificates paid by the FDIC following repudiation will be distributed by the owner trustee to the certificateholders on a pro rata basis.

If the safe harbor applicable to transactions that satisfy the requirements for accounting sale treatment under generally accepted accounting principles applies to a transaction, the FDIC as, receiver or conservator, could not exercise its statutory authority to disaffirm or repudiate contracts, reclaim, recover or recharacterize as property of the sponsor or the receivership the transferred financial assets. However, the FDIC could challenge whether the transaction satisfied the requirements for accounting sale treatment or whether the transaction satisfied the requirements of a safe harbor under the FDIC Rule. In a transaction structured to comply with the FDIC Rule, the transfers by CONA of the receivables and the issuance by each issuing entity of the notes are intended to satisfy all the applicable requirements of the FDIC Rule safe harbor applicable to securitizations that do not satisfy the requirements for sale accounting treatment, and the issuing entity will state in the indenture its belief that those requirements will have been met. As the FDIC Rule is untested regulatory safe harbor, its interpretation remains uncertain. If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the issuing entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then the issuing entity and the indenture trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without noteholder or certificateholder consent.

In addition to structuring the transaction to comply with the FDIC Rule, we will structure the transfer of receivables under the sale agreement between CONA and the depositor with the intent that it would be characterized as a legal true sale. If the transfer is so characterized, then the FDIC likely would not be able to recover the transferred receivables using its repudiation power even if the transaction does not satisfy all of the terms of the FDIC Rule. However, complying with the FDIC Rule would provide additional assurance that the FDIC would not seek to recover the transferred receivables using its repudiation power, as well as providing additional assurance that any automatic stay that could be imposed if CONA were in receivership or conservatorship would not interfere with servicing of the receivables and contractual payments relating to the notes and the certificates.

If the FDIC were to successfully assert that the transaction described in this prospectus did not comply with the FDIC Rule and that the transfer of receivables under the purchase agreement was not a legal true sale, then the depositor would be treated as having made a loan to CONA, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. Absent the application of a safe harbor under the FDIC Rule, the staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that the issuing entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to one-hundred eighty (180) days following that appointment, the issuing entity may not have a claim for interest accrued during this 180-day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the issuing entity’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of receivable to the issuing entity under the sale agreement, the amount paid to the issuing entity could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the offered notes and the interest accrued thereon and unpaid to the date of payment.

Regardless of whether the FDIC Rule applies or the transfer under the purchase agreement is respected as a legal true sale, if the FDIC were appointed as conservator or receiver for CONA, the FDIC could:

•	require the trustee of the issuing entity to go through an administrative claims procedure to establish its right to payments collected on the motor vehicle loans held by the issuing entity; or

•	request a stay of proceedings with respect to the issuing entity’s claims against CONA; or

•

repudiate without compensation CONA’s ongoing obligations under the servicing agreement, such as the duty to collect payments or otherwise service the receivables, or its obligations under an administration agreement to provide administrative services to the issuing entity; or

•	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to ninety (90) days.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

The FDIC, as conservator or receiver, may have the power to (i) prevent any of the indenture trustee or the noteholders from appointing a successor servicer under the servicing agreement or (ii) authorize CONA to stop servicing the receivables.

If the FDIC were to take any of these actions, payments of principal and interest on the offered notes could be delayed or reduced. See “Risk Factors—Risks related to the servicer and other transaction parties—FDIC Receivership or Conservatorship of CONA Could Result in Delays in Payments or Losses on your Notes” in this prospectus.

Certain Regulatory Matters

The operations and financial condition of the sponsor and its affiliates are subject to extensive regulation and supervision and to various requirements and restrictions under federal banking laws. The OCC, Board of Governors of the Federal Reserve System and the FDIC have broad enforcement powers over the originator, the sponsor and its affiliates. These enforcement powers may adversely affect the operations of the issuing entity and the rights of the holders of the notes issued by the issuing entity under the servicing agreement and administration agreement prior to the appointment of a receiver or conservator.

If a federal banking agency finds that any agreement or contract, including the purchase agreement, the sale agreement, the servicing agreement or the administration agreement, of the sponsor, or the performance of any obligation under such an agreement or contract, or any activity of the sponsor that is related to its obligations under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to the sponsor or would adversely affect the safety and soundness of the sponsor, that banking agency has the power to order or direct the sponsor, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. The sponsor may not be liable for contractual damages for complying with such an order or directive, and noteholders may not have any legal recourse against the applicable banking agency.

Dodd-Frank Orderly Liquidation Framework

General. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the Corporation, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to Capital One Financial Corporation, the depositor and issuing entities. There is uncertainty about which companies could be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and a liquidation of such company pursuant to OLA would mitigate these adverse effects. Because CONA is an insured depository institution, it would not be subject to OLA, but the Corporation could be subject to OLA.

Under certain circumstances, the depositor or issuing entity could also potentially be subject to the provisions of OLA as a “covered subsidiary” of the Corporation. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of the Corporation (1) the FDIC would have to be appointed as receiver for the Corporation under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the depositor or the issuing entity, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of the Corporation.

The Secretary of the Treasury could determine that the failure of the Corporation or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, OLA could apply to the depositor or the issuing entity, and, if it were to apply, the timing and amounts of payments to you with respect to your notes could be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of the depositor or the issuing entity under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which the depositor or the issuing entity was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the relevant entity’s affairs. In January 2011, the Acting General Counsel of the FDIC (the “Acting General Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include the depositor or the issuing entity, cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act (which, among other things, grants the FDIC, as receiver, the power to repudiate certain contracts), if the FDIC were to become receiver for a covered financial company, which could include the depositor or the issuing entity, the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although the Acting General Counsel’s advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of ninety (90) days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving the depositor or the issuing entity are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, CONA believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the purchase agreement would be treated as having made a loan to CONA, and the issuing entity under the sale agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If the depositor were placed in receivership under OLA, the FDIC could assert that the depositor effectively still owned the transferred receivables because the transfers by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements are respected as legal true sales, as receiver for the depositor or the issuing entity, the FDIC could:

•	require the issuing entity, as assignee of CONA and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•

if the FDIC were appointed receiver of the issuing entity under OLA, it could require the indenture trustee or the owner trustee to go through an administrative claims procedure to establish its right to payments on the notes or certificates, as applicable; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the depositor or the issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which the depositor or the issuing entity that is subject to OLA is a party, or to obtain possession of or exercise control over any property of the depositor or the issuing entity or affect any contractual rights of the depositor or the issuing entity that is subject to OLA, without the consent of the FDIC for ninety (90) days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” under the Bankruptcy Code.

If the FDIC, as receiver for the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity could be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If the depositor or the issuing entity or any of their respective affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by the depositor or the issuing entity or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against the depositor and the issuing entity as provided in the applicable transfer agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are service members and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act to receivables with annual rates (including fees and charges) greater than 6% would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Additionally, the servicer’s customary servicing practices for the benefit of obligors who enter military service (and, in some cases, family members and certain other related parties of active military personnel, even where not required by law) has in the past and may in the future exceed the minimum requirements required by the Relief Act or other applicable law, such as by reducing the annual rate even lower than the statutory maximum annual rate of 6%. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act and other applicable law impose limitations that would impair the ability of the servicer to repossess the vehicles financed by an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional specified period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available from the reserve account or other credit enhancement, could result in losses to noteholders.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to a portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Certain Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the regulations implementing Section 619 of the Dodd-Frank Act, commonly known as the “Volcker Rule.”

Requirements for Certain EU and UK Regulated Persons and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other European Union directives and regulations, as amended (the “EU Securitization Regulation”) has direct effect in member states of the EU and will be applicable in any non-EU states of the European Economic Area (the “EEA”) in which it has been implemented. The EU Securitization Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and/or implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation and, in each case, any relevant guidance published in relation thereto by the European Banking Authority (the “EBA”), the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time, are referred to in this prospectus as the “EU SR Rules”.

Article 5 of the EU Securitization Regulation places certain conditions (the “EU Investor Requirements”) on investments in a “securitisation” (as defined in the EU Securitization Regulation) by “institutional investors”, defined by the EU Securitization Regulation to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

    Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the EU Securitization Regulation), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must, among other things, (a) verify that, where the originator or original lender is established in a third country (meaning, for purposes of the EU Securitization Regulation, not within the EU or the EEA), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, where the originator, sponsor or original lender is established in a third country (that is, not within the EU or the EEA), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses the risk retention to EU Affected Investors; (c) verify that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs); and (d) carry out a due-diligence assessment which enables the EU Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitisation position.

In addition, while holding a securitisation position, an EU Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information. It remains unclear what is and will be required for EU Affected Investors to demonstrate compliance with certain aspects of the EU Investor Requirements.

Article 6 of the EU Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitization to retain a material net economic interest in the securitization of not less than 5% (the “EU Risk Retention Requirements”). Certain aspects of the EU Risk Retention Requirements are to be further specified in regulatory technical standards to be adopted by the European Commission as a delegated regulation. As at the date of this prospectus no such regulatory technical standards have been adopted by the European Commission or published in final form. Pursuant to Article 43(7) of the EU Securitization Regulation, until these regulatory technical standards apply, certain provisions of Delegated Regulation (EU) No. 625/2014 shall continue to apply in respect of the EU Risk Retention Requirements.

The EU Securitization Regulation is silent as to the jurisdictional scope of the EU Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S.-established entities, such as CONA. However (i) the explanatory memorandum to the original European Commission proposal for legislation that was ultimately enacted as the EU Securitization Regulation stated that “The current proposal thus imposes a direct risk retention requirement and a reporting obligation on the originator, sponsor or the original lenders … For securitisations notably in situations where the originator, sponsor nor original lender is not established in the EU the indirect approach will continue to fully apply.”; and (ii) the EBA, in its “Feedback on the public consultation” section of the draft regulatory technical standards on risk retention dated July 31, 2018, said: “The EBA agrees however that a ‘direct’ obligation should apply only to originators, sponsors and original lenders established in the EU as suggested by the European Commission in the explanatory memorandum”. This interpretation (the “EBA Guidance Interpretation”) is, however, non-binding and not legally enforceable. Notwithstanding the foregoing, on the closing date, CONA will covenant and agree, with reference to the SR Rules as in effect and applicable on the closing date, that it will, as an “originator” (as such term is defined for the purposes of the EU Securitization Regulation), retain upon issuance of the notes, and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus in the form of retention of at least 5% of the nominal value of each of the tranches sold or transferred to investors in accordance with the text of option (a) of Article 6(3) of the EU Securitization Regulation and option (a) of Article 6(3) of the UK Securitization Regulation, by holding (i) at least 5% of the nominal value of each class of notes and (ii) all the membership interests in the depositor (or one or more other wholly-owned special purpose subsidiaries of CONA), which in turn will hold at least 5% of the nominal value of the certificates, and on the terms, summarized in “The Sponsor—Securitization Regulations” in this prospectus.

The EU Securitization Regulation provides that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see in particular, “The Sponsor” and “The Originator” in this prospectus for information with regard to CONA’s business and related operations. With regard to CONA’s credit-granting criteria and processes, see “The Originator – Credit Risk Management” in this prospectus.

With respect to the UK, relevant UK established or UK regulated persons (as described below) are subject to the restrictions and obligations of Regulation (EU) 2017/2402 as it forms part of UK domestic law as “retained EU law” by operation of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (and as it may be further amended, supplemented or replaced, from time to time) (the “UK Securitization Regulation”, and together with the EU Securitization Regulation, the “Securitization Regulations”). The UK Securitization Regulation, together with (i) all applicable binding technical standards made under the UK Securitization Regulation, (ii) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitization Regulation) forming part of UK domestic law by operation of the EUWA, (iii) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the Financial Conduit Authority and/or the Prudential Regulation Authority (or their successors), (iv) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK, (v) any other transitional, saving or other provision relevant to the UK Securitization Regulation by virtue of the operation of the EUWA, and (vi) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case as amended from time to time, are referred to in this prospectus as the “UK SR Rules”, and together with the EU SR Rules, the “SR Rules”.

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) (the “UK Investor Requirements”, and together with the EU Investor Requirements, the “Investor Requirements” (and references in this prospectus to “the applicable Investor Requirements” shall mean such Investor Requirements to which a particular Affected Investor is subject)) by an “institutional investor”, defined by the UK Securitization Regulation to include (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which markets or manages AIFs (as defined in regulation 3 of those Regulations) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; and (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA. The UK Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of such CRR firms (such affiliates, together with all such institutional investors, “UK Affected Investors”, and together with EU Affected Investors, “Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitization Regulation), a UK Affected Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation) must, among other things: (a) verify that, where the originator or original lender is established in a third country (i.e. not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in the third country (i.e. not within the UK), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5 percent, determined in accordance with Article 6 of the UK Securitization Regulation, and discloses the risk retention to the UK Affected Investors; (c) verify that, where established in a third country (i.e. not within the UK), the originator, sponsor or securitization special purpose entity, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation (which sets out certain transparency requirements) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (d) carry out a due-diligence assessment which enables the UK Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures, and (ii) all the structural features of the securitisation that can materially impact the performance of the securitisation position.

In addition, while holding a securitisation position, a UK Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Investor Requirements. Under such arrangements, until March 31, 2022, subject to applicable conditions and in certain respects, a UK Affected Investor may be permitted to comply with a provision of the EU Securitization Regulation to which it would have been subject before the UK Securitization Regulation came into effect, in place of a corresponding provision of the UK Securitization Regulation. Notwithstanding the above, prospective investors that are UK Affected Investors should note the differences in the wording, as between the EU Investor Requirements and the UK Investor Requirements, with respect to the provision of information on the underlying exposures and investor reports as between the EU Investor Requirements and the UK Investor Requirements. There remains considerable uncertainty as to how UK Affected Investors should ensure compliance with certain aspects of the UK Investor Requirements, including in relation to the verification of disclosure of information and whether the information provided to the noteholders in relation to this securitization is or will be sufficient to meet such requirements, and also what view the relevant UK regulators might take.

Article 6 of the UK Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitisation to retain a material net economic interest in the securitisation of not less than 5 percent (the “UK Risk Retention Requirements”). Certain aspects of the UK Risk Retention Requirements are to be further specified in technical standards to be adopted by the Financial Conduct Authority.

Similarly to the position under the EU Securitization Regulation as regards the EU Risk Retention Requirements (see above), the UK Securitization Regulation is silent as to the jurisdictional scope of the UK Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S.-established entities, such as CONA. Although the wording of the UK Securitization Regulation with regard to the UK Risk Retention Requirements is similar to that of the EU Securitization Regulation with regard to the EU Risk Retention Requirements, such that the EBA Guidance Interpretation may be indicative of the position likely to be taken by the Financial Conduct Authority of the UK (the UK regulator) in the future, the EBA Guidance Interpretation is non-binding and not legally enforceable. Notwithstanding the foregoing, on the closing date, CONA will covenant and agree, with reference to the SR Rules as in effect and applicable on the closing date, that it will, as an “originator” (as such term is defined for the purposes of the UK Securitization Regulation), retain upon issuance of the notes, and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus in the form of retention of at least 5% of the nominal value of each of the tranches sold or transferred to investors in accordance with the text of option (a) of Article 6(3) of the EU Securitization Regulation and option (a) of Article 6(3) of the UK Securitization Regulation, by holding (i) at least 5% of the nominal value of each class of notes and (ii) all the membership interests in the depositor (or one or more other wholly-owned special purpose subsidiaries of CONA), which in turn will hold at least 5% of the nominal value of the certificates, and on the terms, summarized in “The Sponsor—Securitization Regulations” in this prospectus.

The UK Securitization Regulation provides that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see in particular, “The Sponsor” and “The Originator” in this prospectus for information with regard to CONA’s business and related operations. With regard to CONA’s credit-granting criteria and processes, see “The Originator – Credit Risk Management” in this prospectus.

The transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither CONA nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Investor Requirements and any corresponding national measures that may be relevant.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by CONA to retain the Retained Interest as described in this prospectus and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant. Prospective investors that are Affected Investors should be aware that the interpretation of the applicable Investor Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the applicable Investor Requirements, should be interpreted and those views are still evolving.

None of CONA, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transactions described in this prospectus (a) makes any representation that the agreement by CONA to retain the Retained Interest as described in this prospectus or any information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient in all circumstances for purposes of any person’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the notes, CONA (including its holding of a material net economic interest of not less than 5% in the securitization transaction described in this prospectus) and the transactions described herein are otherwise compliant with the SR Rules or any other applicable legal, regulatory or other requirements; (b) shall have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any person’s failure or inability to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (c) shall have any obligation to enable any person to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or any other obligation with respect to the SR Rules (other than, in each case, the specific obligations undertaken and/or representations made by CONA in that regard under the transaction documents).

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable Investor Requirements or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the offered notes (and thus references to notes in this discussion generally mean the offered notes unless the context otherwise requires). This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, special federal tax counsel to the depositor and the issuing entity (“Special Tax Counsel”), subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by the issuing entity with terms similar to those of the notes. As a result, it is possible that the IRS could challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

The following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers that are unrelated to the issuing entity (or a holder of a certificate) who purchase offered notes at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

In connection with the offering of the offered notes, Special Tax Counsel has rendered its opinion, assuming compliance with the trust agreement, the indenture and certain other transaction documents, and subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, the issuing entity will not be classified as an association or publicly traded partnership (“PTP”) taxable as a corporation, and the offered notes (other than any notes, if any, held by (A) the issuing entity or a person that beneficially owns more than 99% of the issuing entity for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity or a person beneficially owning a certificate, (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be treated as indebtedness. Noteholders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although Special Tax Counsel will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. The discussion below assumes the characterizations provided in these opinions are correct.

A “U.S. Person” or “United States Person” means a beneficial owner of notes that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any State, or the District of Columbia, (iii) a trust that is subject to the primary supervision of a court within the United States and the substantial decisions of which are controlled by one or more U.S. Persons or (iv) an estate the income of which is subject to United States federal income taxation regardless of its source. A “Foreign Person” means any person other than a U.S. Person or entity or arrangement treated as a partnership.

If an entity or arrangement that is classified as a partnership for United States federal income tax purposes holds a note, the tax treatment of persons treated as its partners for United States federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for United States federal income tax purposes and persons holding a note through a partnership or other entity classified as a partnership for United States federal income tax purposes are urged to consult their own tax advisors.

Characterization of the Issuing Entity and the Offered Notes

At closing, the parties will treat the issuing entity as a grantor trust for United States federal income tax purposes, pursuant to which treatment the certificates will represent a pro rata undivided interest in the income and assets of the issuing entity. Prior to or in connection with the sale of any certificates to a third party, Special Tax Counsel will have rendered its opinion, assuming compliance with the trust agreement, the indenture and certain other transaction documents, and subject to the assumptions and qualifications therein, to the effect that the issuing entity will be treated as a grantor trust under for United States federal income tax purposes. If the IRS were to contend successfully that the issuing entity is not properly classified as a grantor trust, then it likely would be treated as a business entity classified pursuant to Treasury Regulation Section 301.7701-2 or a nominee or agent for each beneficial owner of a certificate (creating a co-ownership arrangement if there is more than one beneficial owner of the certificates). If the issuing entity is treated as a business entity and there is more than one beneficial owner of the certificates, it would be a partnership and, to the extent the issuing entity failed to meet certain qualifying income tests, possibly a PTP taxable as a corporation. Although Special Tax Counsel is providing an opinion to the effect that for United States federal income tax purposes the issuing entity will not be classified as an association or a PTP taxable as a corporation, if the issuing entity were treated as a PTP taxable as a corporation, the issuing entity would be subject to corporate federal income tax on its taxable income, reducing the amount available for distribution to the holders of the notes.

Treatment of the issuing entity as a partnership that is not a PTP taxable as a corporation also could adversely affect holders of the notes. If the issuing entity were to be treated as a partnership for United States federal income tax purposes and the partners in such partnership included foreign persons, the IRS might assert that the issuing entity should have been withholding tax on amounts allocated to or distributed to such foreign persons, and if such assertion were successful, the issuing entity would be liable for such tax, and may additionally owe penalties and interest, which could adversely affect the issuing entity, the issuing entity’s ability to perform its obligations under the transaction documents, and the holders of the notes. In addition, under the audit rules for partnerships, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members unless an entity elects otherwise. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Any tax liability payable by the issuing entity may reduce the cash flow that would otherwise be available to make payments on all notes.

The issuing entity and each noteholder generally agree to treat the notes for United States federal income tax purposes as indebtedness. However, it is possible that the IRS may assert that the notes (or certain classes of notes) are not properly characterized as indebtedness for United States federal income tax purposes. If any notes were not characterized as debt for United States federal income tax purposes, the issuing entity may be recharacterized as a partnership and the holders of the recharacterized notes would be treated as partners in the issuing entity. In general, a partnership is not subject to United States federal income tax, rather, the partners are required separately to take into account their allocable share of the income, gains, losses, deductions and credits of the partnership. The allocation of these items could result in the holders of the recharacterized notes receiving income in timing and amounts different than expected, and certain expenses allocated to such holders may not be eligible for deduction or subject to limitations on deductibility. In addition, a recharacterization could result in the imposition of United States withholding tax on amounts allocated to foreign persons holding recharacterized notes, cause such foreign persons to be deemed to be engaged in a United States trade or business and/or create procedural and withholding obligations on transfers of such recharacterized notes under Section 1446(f) of the Code. Further, in the case where certain notes are recharacterized and certain notes are not recharacterized, a tax-exempt U.S. Person who holds a recharacterized note could be treated as receiving unrelated business taxable income from the issuing entity.

Prospective investors should consult with their own tax advisors with regard to the consequences to them of each possible alternative tax characterization of the issuing entity and the notes and the consequences of holding the notes in view of their particular circumstances. The remainder of the discussion below assumes that the issuing entity is treated as a grantor trust for United States federal income tax purposes and the notes will be characterized as indebtedness for United States federal income tax purposes.

Certain Tax Considerations of Holding the Offered Notes

Treatment of Stated Interest and Original Issue Discount. Stated interest on a note will be taxable to a U.S. noteholder as ordinary income when received or accrued in accordance with the U.S. noteholder’s regular method of tax accounting.

If the stated redemption price at maturity (generally equal to the principal amount as of the original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) of any note exceeds the issue price (as defined below) of the note by more than a de minimis amount (i.e., by an amount equal to or greater than 0.25% of the remaining weighted average maturity of the note at the time such note is acquired multiplied by the stated redemption price at maturity) the excess will constitute original issue discount (“OID”) for United States federal income tax purposes. A note’s “issue price” will generally be the first price at which a substantial amount of the notes are sold (excluding sales to bond houses, brokers, or similar persons acting as underwriters, placement agents, or wholesalers) for money.

If the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, a U.S. Person must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and Treasury Regulations could be adopted changing the application of these provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such Treasury Regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such Treasury Regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the U.S. Persons regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Maturity And Prepayment Considerations” in this prospectus. Accordingly, U.S. Persons are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain.

It is possible that certain notes will be treated as “Short-Term Notes”, which have a fixed maturity date not more than one year from the issue date. A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under Treasury Regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Special considerations apply to any U.S. Person that also beneficially owns certificates. A beneficial owner of a certificate will generally be treated as the owner of a pro rata undivided interest in the assets of the issuing entity and as the obligor of a pro rata portion of the obligations of the issuing entity. Consequently, a certificateholder would generally be treated as paying its pro rata share of each interest payment on the notes (i.e., the portion of each interest payment that corresponds to the certificateholder’s percentage interest in the issuing entity). If the U.S. Person also beneficially owns certificates, it is likely that the pro rata portion of such interest received on the notes by the U.S. Person that the U.S. Person would otherwise be treated as paying in its capacity as a certificateholder will be disregarded for United States federal income tax purposes and not treated as received. Under such treatment, the U.S. Person would not include in income the portion of the interest on such notes that would otherwise be treated as paid by the U.S. Person, but the remainder of interest received on the note would be unaffected by the U.S. Person’s position as a certificateholder. U.S. Persons that are certificateholders should consult their tax advisors concerning the treatment of interest on their notes that is attributable to their certificates.

Disposition of Notes. If a U.S. Person sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the noteholder’s cost for the note, increased by any OID previously included by the noteholder in income from the note and decreased by any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Potential Acceleration of Income. Accrual method noteholders that prepare an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The Treasury Department released Treasury Regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount).

Net Investment Income Tax. Certain non-corporate U.S. Persons will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, original issue discount, and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. Persons should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Information Reporting and Backup Withholding. The issuing entity or applicable withholding agent will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for United States federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the issuing entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number, and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the issuing entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will treat the issuing entity as a grantor trust and all notes as indebtedness for United States federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of the issuing entity.

Tax Consequences to Foreign Persons. If interest paid to or accrued by a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, subject to the below discussion regarding FATCA (defined below), interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•

is not actually or constructively a “10 percent shareholder” of the issuing entity or of a holder of certificates, or a “controlled foreign corporation” with respect to which the issuing entity or a holder of certificates is a “related person” within the meaning of the Code;

•	is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

•

provides an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the issuing entity within thirty (30) days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain, or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance Act. Pursuant to the Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), a United States withholding tax at the rate of 30% is imposed on payments of interest, or, under rules previously scheduled to take effect beginning on January 1, 2019, on gross proceeds from the sale or other taxable disposition of the notes, made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Treasury Regulations have been published in proposed form that eliminate withholding on payments of gross proceeds from such dispositions. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final regulations are issued. If an amount in respect of United States withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. Foreign Persons and U.S. Persons holding notes through a non-U.S. intermediary should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.

Tax Regulations for Related-Party Note Acquisitions. Treasury Regulations under Section 385 of the Code address the debt or equity treatment of instruments held by certain parties related to the issuer of such instrument. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the note is held by an applicable related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any notes treated as stock under these rules could result in adverse consequences to such related party noteholder, including that United States federal withholding taxes could apply to distributions on the notes. If the issuing entity or a withholding agent in the payment chain were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for United States federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. The issuing entity does not intend to track such notes for this purpose. As a result of considerations arising from these rules, prospective investors should be aware that, if they purchase notes, the trust agreement will provide restrictions on their ability to invest in certificates through certain affiliates that are

United States persons for United States federal income tax purposes. These Treasury Regulations are complex and we urge you to consult your tax advisors regarding the possible effects of these rules.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax treatment of the issuing entity or holders, or the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a holder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding on related income). Certain states have also recently enacted partnership audit rules that correspond with the audit rules that now apply to partnerships for United States federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current United States federal partnership audit rules. Investors should consult their tax advisors regarding state and local tax consequences.

REPORTABLE TRANSACTIONS

Any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code and the Treasury Regulations thereunder) will be subject to a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case. Such penalty may be higher depending on whether the transaction is a “listed transaction” (as defined in Section 6011 of the Code and the Treasury Regulations thereunder). Prospective investors are advised to consult their own tax advisors regarding any possible disclosure obligations in light of their particular circumstances.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the offered notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a benefit plan by taking into account the particular circumstances of the benefit plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” in this prospectus and the fact that in the future, there may be no market in which such fiduciary will be able to sell or otherwise dispose of the notes should the benefit plan purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the notes shall also mean the acquisition, holding or disposition of a beneficial interest in such notes.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor (the “ERISA regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the ERISA regulation were applicable. An equity interest is defined under the ERISA regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the

ERISA regulation. This determination is based upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of notes that the offered notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities. In the event of a withdrawal or downgrade to below investment grade of the ratings of the offered notes, the subsequent acquisition of the offered notes or interest therein by a benefit plan or plan subject to federal, state, local or other laws that are substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) is prohibited.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the ERISA regulation, the acquisition or holding of the offered notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the benefit plan. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a benefit plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the benefit plan or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, (as amended), regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

In addition, because the underwriters, the trustees, the depositor, the servicer or their affiliates may receive certain benefits in connection with the sale or holding of offered notes, the purchase of offered notes using plan assets over which any of these parties or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the benefit plan, or is the employer or other sponsor of the benefit plan, might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the offered notes may not be purchased using the assets of any benefit plan if any of the underwriters, the trustees, the depositor, the servicer or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the benefit plan, or is an employer or other sponsor of the benefit plan, unless an applicable prohibited transaction exemption is available to cover such purchase or holding of the notes or the transaction is not otherwise prohibited.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, such plans may be subject to Similar Law. In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction roles set forth in Section 503 of the Code. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the offered notes, as well as general fiduciary considerations.

By acquiring an offered note (or any interest therein), each purchaser or transferee (and, if the purchaser or transferee is, or is using the assets of, a benefit plan, any other plan or an entity deemed to hold plan assets of a plan (each, a “Plan”), its fiduciary) (i) will be deemed to represent and warrant that either (a) it is not acquiring and will not hold the offered notes (or any interest therein) on behalf of or with the assets of a benefit plan or any Plan subject to Similar Law or (b) the acquisition, holding and disposition of such note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law and (ii) acknowledges and agrees if it is a benefit plan or a Plan that is subject to

Similar Law, it shall not acquire such note (or any interest therein) at any time that the ratings on such note are below investment grade or if such note has been characterized as other than indebtedness for applicable local law purposes.

The sale of offered notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. A Plan fiduciary considering the acquisition of the offered notes should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2-Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
J.P. Morgan Securities LLC	$	$	$	$
Barclays Capital Inc.	$	$	$	$
BofA Securities, Inc.	$	$	$	$
Capital One Securities, Inc.	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$

Total	$	$	$	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the offered notes to the public initially at the offering prices set forth on the cover page of this prospectus and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

	Selling Concession Not to Exceed	Reallowance Discount Not to Exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%

If all of the offered notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of notes and there is a risk that one will not develop. The underwriters expect, but will not be obligated, to make a market in each class of notes. A market for the notes may not develop, and if one does develop, it may not continue or it may not provide sufficient liquidity.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such offered notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

CONA and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

It is expected that delivery of the offered notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered notes on the date hereof will be required, by virtue of the fact that the offered notes initially will settle more than two (2) business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of offered notes who wish to trade offered notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, CONA, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

In the ordinary course of its business one or more of the underwriters and their respective affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. One of the underwriters is an affiliate of the sponsor.

The indenture trustee, at the direction of the servicer, on behalf of the issuing entity, may from time to time invest the funds in accounts and permitted investments acquired from the underwriters or their affiliates.

The offered notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the offered notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters.

The depositor will receive aggregate proceeds of approximately $            from the sale of the offered notes (representing approximately         % of the initial note balance of the offered notes) after paying the aggregate underwriting discount of $             on the offered notes. Additional offering expenses are estimated to be $500,000.

In addition to the portion of each class of notes retained to satisfy the sponsor’s credit risk retention obligations, certain of the notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Conflicts of Interest

Our affiliate, Capital One Securities, Inc., is a member of FINRA and is participating in the distribution of the notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with that rule, no FINRA member firm that has a “conflict of interest,” as defined therein, may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including Capital One

Securities, Inc., may use this prospectus in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and CONA that:

•

it will not offer or sell any offered notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•

it will not offer or sell any offered notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom – Prohibition on Offers to UK Retail Investors

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any UK retail investor in the UK. For the purposes of this provision:

(a)	the expression “UK retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the EUWA, and as amended; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA, and as amended; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

United Kingdom – Other Regulatory Restrictions

Each underwriter has severally, but not jointly, represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the UK.

European Economic Area

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any EU retail investor in the EEA. For the purposes of this provision:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2 of the EU Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the sponsor, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the sponsor’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, costs of integrating new businesses and technologies and cybersecurity and infrastructure risks and the impact of the COVID-19 pandemic and related public health measures on the sponsor’s business and on the ability of obligors to make timely payment on the receivables and the performance of the receivables, many of which are beyond the control of the sponsor, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The sponsor, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed above. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the sponsor, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The sponsor, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

Other than as disclosed in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, servicer or the originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Relevant legal matters relating to the notes, including United States federal income tax matters, will be passed upon for the sponsor, the depositor and the issuing entity by Mayer Brown LLP. Certain legal matters for the underwriters will be passed upon by Orrick, Herrington & Sutcliffe LLP. Orrick, Herrington & Sutcliffe LLP from time to time renders legal services to CONA and certain of its affiliates on other matters.

GLOSSARY

“Available Funds” means, for any payment date and the related collection period, an amount equal to the sum of the following amounts: (i) all collections on deposit in the collection account received by the servicer during such collection period, (ii) the sum of the repurchase prices deposited into the collection account with respect to each receivable that is to become a repurchased receivable during the related collection period, (iii) the optional purchase price deposited into the collection account in connection with the exercise of the optional purchase and (iv) any amounts in the reserve account in excess of the Specified Reserve Account Balance.

“certificate distribution account” means the account designated as such, established and maintained pursuant to the indenture.

“certificateholder” means any holder of a certificate.

“collection period” means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial collection period, the period commencing on the close of business on the cut-off date and ending on October 31, 2021). As used in this prospectus, the “related” collection period with respect to any date of determination or a payment date will be deemed to be the collection period which precedes that date of determination or such payment date.

“collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, the sum of (i) any monthly payment by or on behalf of the obligor under that receivable or any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of that receivable, (ii) any full or partial prepayment of that receivable and (iii) all Liquidation Proceeds; provided, however, that the term collections in no event will include (1) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on a prior payment date, (2) any Supplemental Servicing Fees and Reimbursements or (3) premiums with respect to any insurance policy, rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was not financed by or is not included in the outstanding principal balance of, such receivable.

“controlling class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding and thereafter the Class D notes as long as any Class D notes are outstanding (excluding, in each case, notes held by the servicer, the administrator, the issuing entity, any certificateholder or any of their respective affiliates).

“customary servicing practices” means the customary servicing practices of the servicer or any sub-servicer with respect to all comparable motor vehicle receivables that the servicer or such sub-servicer, as applicable, services for itself or others (which includes, or is modified with respect to the receivables to include, that no modification to any receivable is permitted other than a Permitted Modification), as such practices may be changed from time to time (except to the extent any such change could result in the issuing entity being treated as other than a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code), it being understood that the servicer and the sub-servicers may not have the same “customary servicing practices.”

“Defaulted Receivable” means a receivable (other than a repurchased receivable) that the servicer has charged off (in whole or in part) in accordance with its customary servicing practices.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDIC Rule Covenant” has the meaning set forth in “The Indenture—FDIC Rule” in this prospectus.

“First Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the note balance of the Class A notes as of such payment date (before giving effect to any principal payments made on the Class A notes on such payment date) over (b) the net pool balance as of the last day of the related collection period; provided, however, that the First Allocation of Principal on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the note balance of that class of Class A notes to zero.

“Fourth Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the sum of the note balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes minus the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that payment date as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (b) the net pool balance as of the last day of the related collection period; provided, however, that the Fourth Allocation of Principal on and after the final scheduled payment date for the Class D notes shall not be less than the amount that is necessary to reduce the note balance of the Class D notes to zero (after the application of the First Allocation of Principal, Second Allocation of Principal and Third Allocation of Principal).

“Liquidation Expenses” means auction, painting, repair or refurbishment expenses in respect of the disposition of a financed vehicle and any payments required by law to be remitted to the obligor.

“Liquidation Proceeds” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on that receivable, in each case net of Liquidation Expenses and any payments required by law to be remitted to the obligor; provided, however, that the repurchase price for any receivable purchased by CONA will not constitute Liquidation Proceeds.

“Majority Certificateholders” means certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“net pool balance” means, as of any date, the aggregate outstanding principal balance of all receivables (other than Defaulted Receivables) owned by the issuing entity on that date.

“paying agent” means (i) prior to the payment in full of principal and interest on the notes, the indenture trustee or any other person that meets the eligibility standards for the indenture trustee set forth in the indenture and is authorized by the issuing entity to make the payments to and distributions from the collection account and the principal distribution account, including the payment of principal of or interest on the notes on behalf of the issuing entity and (ii) following the payment in full of principal and interest on the notes, the certificate paying agent or any other person appointed as the successor certificate paying agent pursuant to the trust agreement.

“Percentage Interest” means, with respect to a certificate, the individual percentage interest of such certificate, which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the issuing entity beneficially owned by the related certificateholder. The sum of the Percentage Interests for all of the certificates shall be 100%.

“Rating Agency Condition” means, with respect to any event or circumstance and each hired agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such hired agency’s published ratings criteria to this effect) by such hired agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such hired agency shall have been given notice of such event or circumstance at least ten (10) days prior to the occurrence of such event or circumstance (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such hired agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

“Regular Principal Distribution Amount” means, for any payment date, an amount not less than zero equal to the excess of (a) the excess of (A) the sum of the aggregate note balance of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (B) the net pool balance as of the last day of the related collection period minus the Target Overcollateralization Amount over (b) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for that payment date; provided, however, that the Regular Principal Distribution Amount on and after the final scheduled payment date for any class of notes will not be less than the amount that is necessary to reduce the note balance of that class to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“Retained Certificates” means any certificates beneficially owned by the depositor or an affiliate thereof.

“Second Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the sum of the note balance of the Class A notes and the Class B notes as of such payment date (before giving effect to any principal payments made on such payment date) minus the First Allocation of Principal for that payment date over (b) the net pool balance as of the last day of the related collection period; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the note balance of the Class B notes to zero (after the application of the First Allocation of Principal).

“Specified Reserve Account Balance” means, for any payment date while the notes are outstanding, 0.25% of the net pool balance as of the cut-off date; provided, that on any payment date after the notes are no longer outstanding following payment in full of the principal and interest on the notes, the “Specified Reserve Account Balance” shall be $0.

“Supplemental Servicing Fees and Reimbursements” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges, (iv) prepayment fees, (v) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable and (vi) repossession fees and expenses, legal fees and expenses and similar out-of-pocket fees and expenses incurred by the servicer and reimbursed to the Servicer with respect to any receivable.

“Target Overcollateralization Amount” means, for any payment date, 0.25% of net pool balance as of the cut-off date.

“Third Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the sum of the note balance of the Class A notes, the Class B notes and the Class C notes minus the sum of the First Allocation of Principal and Second Allocation of Principal for that payment date as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (b) the net pool balance as of the last day of the related collection period; provided, however, that the Third Allocation of Principal on and after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the note balance of the Class C notes to zero (after the application of the First Allocation of Principal and Second Allocation of Principal).

“United States” or “U.S.” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

INDEX

60-Day Delinquent Receivables	88
ABS	60
ABS Tables	60
Acting General Counsel	124
administration agreement	87
administrator	1
Affected Investors	129
American Rescue Plan Act	18
Appendix A	58
Appendix B	58
Assessment of Compliance	106
asset representations review agreement	43, 87
asset representations reviewer	1
Asset Review	90
asset-level data	47
Attestation Report	106
Available Funds	146
Bankruptcy Code	120
benefit plan	138
capital assets	132
CARES Act	24
Cede	vi
certificate distribution account	146
certificateholder	146
certificateholders	2
certificates	2
CFPB	23, 119
chattel paper	114
Class A notes	2
Clayton	43
Clearstream	29, 80
closing date	2
COAF	36
collection period	146
collections	146
CONA	vi, 1
contracts	38
controlling class	2, 146
COPAR	18
Corporation	23, 35
COVID-19	15
customary servicing practices	146
cut-off date	5
Cybersecurity Incident	22
DDOS	22
dealers	38
Defaulted Receivable	146
Delinquency Percentage	88
Delinquency Trigger	88
depositor	1
Dodd-Frank Act	23, 123
DTC	vi, 84
EBA	127

EBA Guidance Interpretation	128
EEA	viii, 127
Eligibility Representations	87
ERISA	138
ERISA regulation	138
EU Affected Investors	128
EU CRR	127
EU Investor Requirements	127
EU PRIIPS Regulation	viii
EU Prospectus Regulation	viii
EU Qualified Investor	viii
EU retail investor	144
EU Retail Investor	viii
EU Risk Retention Requirements	128
EU Securitization Regulation	127
EU SR Rules	127
Euroclear	29, 80
EUWA	vii
event of default	5, 109
excess interest	9
Exchange Act	141
FATCA	137
FDIC	24, 35, 120, 146
FDIC Rule	10, 24, 120
FDIC Rule Covenant	113, 146
final scheduled payment date	86
financed vehicles	5
First Allocation of Principal	146
Foreign Person	133
Fourth Allocation of Principal	147
FSMA	vii
FTC Rule	118
HDC Rule	118
Hired Rating Agencies	11
Holder-in-Due-Course	118
indenture trustee	1, 34
Instituting Noteholders	89
interest period	85
Investment Company Act	10, 127
Investor Requirements	129
investors	80
IRS	132
issuing entity	1
issuing entity property	5
lemon laws	118
Liquidation Expenses	147
Liquidation Proceeds	147
Majority Certificateholders	147
MIFID II	viii
net pool balance	4, 147
Note Factor	84
Note Owner	80

notes	2
obligors	5
offered notes	2
OID	134
OLA	23, 123
Order	vii
originator	1
owner trustee	1, 33
paying agent	147
payment date	2
payment default	110
Percentage Interest	147
Permitted Modification	101
Pool Factor	84
PTCE	139
PTP	133
purchase agreement	87
purchase price	4, 99
Qualified Dispute Resolution Professional	92
Rating Agency Condition	147
receivables	5
receivables pool	5
record date	2, 80
Regular Principal Distribution Amount	148
Regulation RR	10
Relevant Persons	viii
Relief Act	126
requesting party	91
Retained Certificates	148
Retained Interest	37
Retained Notes	142
Review Fee	90
Review Satisfaction Date	88
RMBS	33
Rule 193 Information	58
Rules	92
sale agreement	87
SEC	vi
Second Allocation of Principal	148
Securities Act	142
Securities Exchange Act	105
Securitization Regulations	129

servicer	1
servicer replacement events	104
servicing agreement	87
servicing fee	1, 101
Severely Distressed Receivable	102
Similar Law	139
Special Tax Counsel	132
specified reserve account balance	9
Specified Reserve Account Balance	96, 148
sponsor	1
Sponsor	35
SR Rules	129
SSPE	128
Subject Receivables	89
Supplemental Servicing Fees and Reimbursements	148
Target Overcollateralization Amount	148
the applicable Investor Requirements	129
Third Allocation of Principal	148
transfer agreements	87
U.S.	148
U.S. Person	133
UCITS	127
UK	vii
UK Affected Investors	129
UK Investor Requirements	129
UK PRIIPS Regulation	vii
UK Prospectus Regulation	vii
UK Qualified Investor	vii
UK retail investor	143
UK Retail Investor	vii
UK Risk Retention Requirements	130
UK Securitization Regulation	129
UK SR Rules	129
United States	148
United States Person	133
verification documents	88
Volcker Rule	11
Volcker Rule.	1
weighted average life	61
WTNA	34

APPENDIX A – STATIC POOL INFORMATION REGARDING CERTAIN VINTAGE RECEIVABLES

POOLS

This Appendix A includes charts that reflect the static pool performance of all motor vehicle retail installment sale contracts originated and serviced by CONA which are considered to be in the “prime” category and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model by vintage origination year for the past five years. We caution you that the receivables may not perform in a similar manner to the motor vehicle retail installment sale contracts presented in this Appendix A.

Appendix A includes the following summary information for vintage origination pools:

•	aggregate original principal balance;

•	original number of receivables;

•	average original principal balance;

•	weighted average original contract rate;

•	weighted average original term;

•	weighted average FICO® score;

•	percentage of new financed vehicles;

•	percentage of used financed vehicles;

•	weighted average loan-to-value;

•	aggregate original principal balance as of June 30, 2021;

•	number of receivables as of June 30, 2021;

•	average original principal balance as of June 30, 2021;

•	weighted average contract rate as of June 30, 2021;

•	weighted average age as of June 30, 2021;

•	weighted average remaining term as of June 30, 2021;

•	pool factor as of June 30, 2021;

•	cumulative net charge-offs with respect to each vintage quarter;

•	delinquency rates (30-59), (60-89), (90-119), (120+) with respect to each vintage quarter;

•	pool factor with respect to each vintage quarter; and

•	prepayment speeds with respect to each vintage quarter.

	Origination Characteristics
	2016	2017	2018	2019	2020
Aggregate Original Principal Balance	$9,168,201,478	$8,769,953,429	$7,453,542,098	$8,084,093,411	$8,088,879,702
Original Number of Receivables	395,536	381,942	327,105	340,355	329,693
Average Original Principal Balance	$23,179	$22,961	$22,786	$23,752	$24,535
Weighted Average Original Contract Rate(1)	3.32%	3.77%	4.44%	4.65%	4.17%
Weighted Average Original Term(1)	67	67	67	68	70
Weighted Average FICO Score(1)	780	779	779	777	776
% New Financed Vehicles	52.42%	51.84%	50.41%	46.02%	42.01%
% Used Financed Vehicles	47.58%	48.16%	49.59%	53.98%	57.99%
Weighted Average LTV(1)(2)	94.51%	93.99%	91.78%	94.14%	96.33%

(1)	Weighted by aggregate original principal balance.
(2)

The LTV for a receivable secured by a new vehicle is generally equal to the original amount financed divided by the manufacturer’s suggested retail price for that vehicle. The LTV for a receivable secured by a used vehicle is equal to the original amount financed divided by the retail price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide or Kelly Bluebook.

	Origination Characteristics (as of June 30, 2021)
	2016	2017	2018	2019	2020
Aggregate Original Principal Balance	$384,196,872	$1,074,462,768	$1,783,382,550	$3,428,236,023	$5,431,102,297
Number of Receivables	82,967	139,515	159,221	214,532	263,291
Average Original Principal Balance	$4,631	$7,701	$11,201	$15,980	$20,628
Weighted Average Contract Rate(1)	3.47%	3.77%	4.45%	4.60%	4.12%
Weighted Average Age(1)	58	47	35	23	11
Weighted Average Remaining Term(1)	17	25	35	48	61
Pool Factor	4.19%	12.25%	23.93%	42.41%	67.14%

(1)	Weighted by aggregate original principal balance.

Cumulative Net Charge Off(1)(2)

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.00%	0.01%	0.01%	0.02%	0.00%	0.02%	0.02%	0.01%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.01%	0.02%	0.01%	0.02%	0.01%	0.01%	0.02%	0.01%
1	0.00%	0.01%	0.02%	0.02%	0.01%	0.03%	0.03%	0.02%	0.02%	0.02%	0.01%	0.02%	0.02%	0.01%	0.02%	0.04%	0.03%	0.03%	0.02%	0.03%	0.01%	0.01%
2	0.01%	0.02%	0.02%	0.02%	0.02%	0.04%	0.03%	0.03%	0.03%	0.04%	0.03%	0.04%	0.04%	0.02%	0.03%	0.04%	0.03%	0.04%	0.03%	0.04%	0.02%	0.02%
3	0.02%	0.04%	0.03%	0.04%	0.04%	0.05%	0.05%	0.04%	0.04%	0.05%	0.03%	0.06%	0.05%	0.04%	0.05%	0.06%	0.05%	0.06%	0.03%	0.07%	0.04%
4	0.03%	0.05%	0.05%	0.06%	0.04%	0.08%	0.07%	0.05%	0.04%	0.07%	0.04%	0.07%	0.06%	0.05%	0.06%	0.07%	0.07%	0.07%	0.05%	0.07%	0.04%
5	0.02%	0.05%	0.07%	0.06%	0.06%	0.11%	0.08%	0.07%	0.05%	0.08%	0.07%	0.08%	0.07%	0.07%	0.08%	0.09%	0.08%	0.08%	0.06%	0.08%	0.05%
6	0.04%	0.06%	0.09%	0.07%	0.08%	0.12%	0.11%	0.08%	0.07%	0.09%	0.08%	0.08%	0.08%	0.08%	0.09%	0.09%	0.08%	0.10%	0.07%	0.08%
7	0.04%	0.07%	0.10%	0.08%	0.08%	0.12%	0.11%	0.08%	0.08%	0.10%	0.09%	0.10%	0.08%	0.09%	0.10%	0.09%	0.09%	0.10%	0.07%	0.09%
8	0.05%	0.08%	0.11%	0.09%	0.09%	0.14%	0.13%	0.09%	0.08%	0.11%	0.10%	0.10%	0.09%	0.09%	0.11%	0.10%	0.09%	0.10%	0.07%	0.08%
9	0.07%	0.08%	0.12%	0.12%	0.11%	0.15%	0.13%	0.10%	0.08%	0.12%	0.12%	0.11%	0.11%	0.10%	0.11%	0.11%	0.10%	0.11%	0.07%
10	0.07%	0.10%	0.13%	0.13%	0.11%	0.16%	0.14%	0.11%	0.09%	0.12%	0.13%	0.13%	0.12%	0.11%	0.12%	0.11%	0.11%	0.11%	0.07%
11	0.07%	0.11%	0.15%	0.13%	0.13%	0.17%	0.16%	0.11%	0.09%	0.12%	0.14%	0.14%	0.11%	0.12%	0.13%	0.10%	0.12%	0.10%	0.07%
12	0.08%	0.12%	0.16%	0.14%	0.14%	0.18%	0.17%	0.11%	0.11%	0.13%	0.15%	0.14%	0.12%	0.13%	0.12%	0.10%	0.12%	0.11%
13	0.10%	0.13%	0.17%	0.16%	0.16%	0.20%	0.18%	0.12%	0.11%	0.14%	0.16%	0.15%	0.14%	0.13%	0.12%	0.11%	0.13%	0.12%
14	0.11%	0.15%	0.19%	0.17%	0.16%	0.21%	0.19%	0.13%	0.12%	0.14%	0.18%	0.15%	0.16%	0.14%	0.13%	0.12%	0.12%	0.12%
15	0.12%	0.15%	0.19%	0.18%	0.17%	0.23%	0.20%	0.13%	0.13%	0.15%	0.18%	0.16%	0.16%	0.14%	0.14%	0.12%	0.12%
16	0.12%	0.17%	0.20%	0.19%	0.17%	0.24%	0.21%	0.13%	0.13%	0.16%	0.17%	0.17%	0.16%	0.14%	0.14%	0.12%	0.12%
17	0.12%	0.17%	0.20%	0.19%	0.18%	0.25%	0.21%	0.14%	0.14%	0.17%	0.18%	0.19%	0.17%	0.14%	0.16%	0.12%	0.11%
18	0.13%	0.18%	0.21%	0.20%	0.18%	0.26%	0.23%	0.15%	0.15%	0.18%	0.19%	0.20%	0.18%	0.14%	0.16%	0.13%
19	0.14%	0.18%	0.22%	0.20%	0.20%	0.27%	0.24%	0.15%	0.15%	0.19%	0.20%	0.20%	0.18%	0.15%	0.15%	0.13%
20	0.15%	0.19%	0.23%	0.21%	0.21%	0.28%	0.24%	0.16%	0.17%	0.20%	0.21%	0.20%	0.18%	0.14%	0.16%	0.13%
21	0.17%	0.19%	0.23%	0.22%	0.21%	0.29%	0.25%	0.17%	0.17%	0.21%	0.21%	0.21%	0.19%	0.15%	0.16%
22	0.16%	0.20%	0.24%	0.22%	0.23%	0.29%	0.25%	0.17%	0.18%	0.22%	0.21%	0.20%	0.19%	0.15%	0.15%
23	0.18%	0.20%	0.25%	0.23%	0.24%	0.29%	0.26%	0.18%	0.19%	0.23%	0.21%	0.20%	0.20%	0.15%	0.15%
24	0.19%	0.21%	0.26%	0.24%	0.24%	0.30%	0.26%	0.18%	0.20%	0.23%	0.22%	0.21%	0.21%	0.15%
25	0.20%	0.21%	0.27%	0.26%	0.25%	0.31%	0.27%	0.18%	0.21%	0.24%	0.22%	0.22%	0.20%	0.14%
26	0.21%	0.22%	0.27%	0.26%	0.26%	0.32%	0.27%	0.18%	0.21%	0.24%	0.22%	0.22%	0.20%	0.14%
27	0.21%	0.23%	0.28%	0.26%	0.27%	0.32%	0.27%	0.18%	0.21%	0.24%	0.22%	0.23%	0.20%
28	0.21%	0.25%	0.28%	0.26%	0.27%	0.33%	0.28%	0.19%	0.21%	0.23%	0.22%	0.22%	0.20%
29	0.21%	0.25%	0.28%	0.27%	0.27%	0.34%	0.28%	0.20%	0.21%	0.23%	0.22%	0.23%	0.19%
30	0.21%	0.26%	0.28%	0.28%	0.27%	0.35%	0.28%	0.20%	0.21%	0.23%	0.22%	0.22%
31	0.21%	0.25%	0.28%	0.28%	0.28%	0.36%	0.29%	0.20%	0.21%	0.24%	0.22%	0.23%
32	0.21%	0.25%	0.28%	0.28%	0.28%	0.36%	0.29%	0.20%	0.21%	0.24%	0.22%	0.22%
33	0.22%	0.26%	0.29%	0.29%	0.29%	0.37%	0.30%	0.21%	0.22%	0.24%	0.22%
34	0.22%	0.26%	0.30%	0.28%	0.28%	0.38%	0.30%	0.21%	0.21%	0.24%	0.22%
35	0.22%	0.27%	0.30%	0.28%	0.29%	0.38%	0.29%	0.21%	0.21%	0.24%	0.22%
36	0.22%	0.27%	0.30%	0.29%	0.29%	0.38%	0.29%	0.20%	0.21%	0.24%
37	0.21%	0.27%	0.30%	0.30%	0.29%	0.37%	0.29%	0.20%	0.20%	0.24%
38	0.21%	0.27%	0.30%	0.30%	0.29%	0.37%	0.29%	0.20%	0.20%	0.24%
39	0.22%	0.28%	0.31%	0.30%	0.29%	0.37%	0.29%	0.20%	0.20%
40	0.22%	0.28%	0.31%	0.30%	0.29%	0.37%	0.29%	0.21%	0.20%
41	0.22%	0.28%	0.31%	0.30%	0.29%	0.36%	0.29%	0.21%	0.19%
42	0.22%	0.28%	0.31%	0.30%	0.29%	0.36%	0.29%	0.20%
43	0.22%	0.28%	0.32%	0.30%	0.30%	0.37%	0.28%	0.20%
44	0.21%	0.28%	0.32%	0.30%	0.30%	0.36%	0.28%	0.19%
45	0.21%	0.27%	0.32%	0.29%	0.30%	0.35%	0.28%
46	0.21%	0.28%	0.32%	0.29%	0.29%	0.35%	0.28%
47	0.21%	0.28%	0.32%	0.29%	0.29%	0.34%	0.27%
48	0.21%	0.28%	0.31%	0.29%	0.28%	0.34%

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
49	0.21%	0.28%	0.31%	0.29%	0.28%	0.33%
50	0.21%	0.27%	0.30%	0.29%	0.27%	0.33%
51	0.21%	0.27%	0.30%	0.28%	0.27%
52	0.20%	0.26%	0.30%	0.28%	0.27%
53	0.20%	0.26%	0.29%	0.27%	0.26%
54	0.20%	0.26%	0.29%	0.27%
55	0.20%	0.25%	0.28%	0.26%
56	0.19%	0.25%	0.28%	0.26%
57	0.19%	0.24%	0.27%
58	0.19%	0.24%	0.27%
59	0.18%	0.23%	0.27%
60	0.18%	0.23%
61	0.17%	0.22%
62	0.17%	0.22%
63	0.17%
64	0.16%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were charged off (net of any Liquidation Proceeds received) at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate original principal balance of receivables originated in the specified quarter.

(2)	Data as of August 31, 2021.
(3)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

30 - 59 Day Delinquency Rates(1)(2)(3)

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.04%	0.07%	0.06%	0.06%	0.05%	0.05%	0.09%	0.08%	0.04%	0.06%	0.05%	0.10%	0.04%	0.06%	0.08%	0.11%	0.15%	0.05%	0.09%	0.09%	0.06%	0.06%
1	0.07%	0.10%	0.11%	0.09%	0.07%	0.11%	0.14%	0.09%	0.07%	0.10%	0.07%	0.10%	0.07%	0.14%	0.19%	0.15%	0.25%	0.12%	0.13%	0.15%	0.07%	0.12%
2	0.11%	0.13%	0.15%	0.12%	0.15%	0.15%	0.14%	0.09%	0.11%	0.11%	0.12%	0.12%	0.10%	0.18%	0.25%	0.18%	0.25%	0.15%	0.19%	0.18%	0.15%	0.14%
3	0.10%	0.12%	0.12%	0.14%	0.11%	0.15%	0.19%	0.08%	0.10%	0.11%	0.15%	0.14%	0.10%	0.17%	0.21%	0.22%	0.12%	0.13%	0.15%	0.10%	0.10%
4	0.12%	0.13%	0.14%	0.12%	0.13%	0.16%	0.16%	0.08%	0.09%	0.14%	0.17%	0.12%	0.13%	0.14%	0.18%	0.14%	0.12%	0.12%	0.13%	0.09%	0.10%
5	0.11%	0.13%	0.10%	0.17%	0.14%	0.17%	0.14%	0.10%	0.10%	0.13%	0.16%	0.14%	0.15%	0.12%	0.12%	0.12%	0.09%	0.12%	0.14%	0.12%	0.09%
6	0.10%	0.18%	0.13%	0.15%	0.16%	0.21%	0.16%	0.09%	0.13%	0.17%	0.17%	0.18%	0.14%	0.20%	0.14%	0.12%	0.08%	0.12%	0.10%	0.11%
7	0.16%	0.15%	0.15%	0.21%	0.21%	0.23%	0.16%	0.12%	0.14%	0.20%	0.17%	0.20%	0.17%	0.14%	0.12%	0.10%	0.10%	0.11%	0.09%	0.08%
8	0.15%	0.16%	0.17%	0.18%	0.20%	0.17%	0.18%	0.12%	0.13%	0.14%	0.21%	0.17%	0.19%	0.13%	0.14%	0.09%	0.11%	0.13%	0.10%	0.10%
9	0.17%	0.17%	0.18%	0.17%	0.21%	0.18%	0.17%	0.12%	0.18%	0.19%	0.23%	0.21%	0.19%	0.18%	0.12%	0.09%	0.13%	0.11%	0.11%
10	0.19%	0.15%	0.20%	0.18%	0.22%	0.21%	0.22%	0.13%	0.14%	0.17%	0.22%	0.21%	0.16%	0.14%	0.11%	0.13%	0.11%	0.08%	0.10%
11	0.16%	0.20%	0.23%	0.20%	0.22%	0.22%	0.25%	0.15%	0.15%	0.20%	0.22%	0.20%	0.19%	0.14%	0.12%	0.13%	0.14%	0.13%	0.15%
12	0.15%	0.17%	0.24%	0.20%	0.22%	0.23%	0.24%	0.20%	0.17%	0.20%	0.24%	0.22%	0.19%	0.14%	0.12%	0.16%	0.11%	0.12%
13	0.14%	0.21%	0.22%	0.21%	0.21%	0.28%	0.26%	0.17%	0.13%	0.27%	0.27%	0.22%	0.14%	0.15%	0.13%	0.14%	0.08%	0.10%
14	0.19%	0.23%	0.27%	0.20%	0.21%	0.26%	0.21%	0.13%	0.18%	0.23%	0.28%	0.23%	0.14%	0.17%	0.15%	0.12%	0.13%	0.11%
15	0.18%	0.26%	0.28%	0.22%	0.20%	0.30%	0.27%	0.20%	0.19%	0.28%	0.34%	0.23%	0.16%	0.18%	0.16%	0.12%	0.07%
16	0.22%	0.28%	0.29%	0.19%	0.26%	0.35%	0.28%	0.16%	0.20%	0.24%	0.32%	0.21%	0.15%	0.17%	0.17%	0.11%	0.14%
17	0.20%	0.30%	0.26%	0.23%	0.26%	0.40%	0.28%	0.17%	0.21%	0.25%	0.30%	0.20%	0.19%	0.20%	0.15%	0.10%	0.16%
18	0.25%	0.36%	0.25%	0.21%	0.29%	0.37%	0.32%	0.21%	0.21%	0.29%	0.30%	0.25%	0.19%	0.20%	0.15%	0.14%
19	0.25%	0.33%	0.23%	0.30%	0.28%	0.32%	0.29%	0.22%	0.26%	0.31%	0.26%	0.22%	0.23%	0.19%	0.12%	0.13%
20	0.24%	0.28%	0.25%	0.29%	0.28%	0.36%	0.33%	0.26%	0.26%	0.32%	0.25%	0.28%	0.23%	0.19%	0.13%	0.15%
21	0.30%	0.26%	0.29%	0.28%	0.33%	0.40%	0.30%	0.27%	0.25%	0.28%	0.26%	0.25%	0.19%	0.13%	0.16%
22	0.26%	0.28%	0.34%	0.29%	0.33%	0.32%	0.34%	0.29%	0.27%	0.20%	0.25%	0.28%	0.16%	0.12%	0.13%
23	0.26%	0.34%	0.32%	0.27%	0.36%	0.36%	0.32%	0.25%	0.24%	0.19%	0.25%	0.33%	0.25%	0.17%	0.15%
24	0.22%	0.29%	0.31%	0.33%	0.34%	0.39%	0.38%	0.30%	0.28%	0.23%	0.23%	0.33%	0.21%	0.16%
25	0.26%	0.35%	0.34%	0.32%	0.31%	0.43%	0.40%	0.31%	0.18%	0.21%	0.23%	0.29%	0.18%	0.19%
26	0.29%	0.36%	0.33%	0.33%	0.29%	0.42%	0.36%	0.28%	0.17%	0.22%	0.26%	0.30%	0.19%	0.16%
27	0.27%	0.38%	0.39%	0.39%	0.35%	0.49%	0.39%	0.35%	0.19%	0.24%	0.30%	0.24%	0.23%
28	0.29%	0.44%	0.40%	0.30%	0.41%	0.48%	0.41%	0.20%	0.24%	0.26%	0.25%	0.20%	0.20%
29	0.32%	0.40%	0.38%	0.35%	0.38%	0.46%	0.40%	0.20%	0.20%	0.31%	0.29%	0.27%	0.25%
30	0.34%	0.38%	0.42%	0.36%	0.37%	0.53%	0.41%	0.23%	0.23%	0.24%	0.21%	0.28%
31	0.31%	0.46%	0.38%	0.38%	0.42%	0.46%	0.28%	0.23%	0.22%	0.25%	0.22%	0.27%
32	0.32%	0.38%	0.34%	0.38%	0.42%	0.44%	0.28%	0.25%	0.21%	0.30%	0.26%	0.29%
33	0.34%	0.40%	0.36%	0.38%	0.50%	0.51%	0.26%	0.24%	0.30%	0.22%	0.23%
34	0.34%	0.38%	0.40%	0.41%	0.46%	0.34%	0.37%	0.24%	0.22%	0.18%	0.26%
35	0.36%	0.45%	0.39%	0.38%	0.44%	0.37%	0.31%	0.26%	0.21%	0.22%	0.28%
36	0.32%	0.42%	0.46%	0.51%	0.52%	0.39%	0.36%	0.34%	0.15%	0.23%
37	0.35%	0.50%	0.50%	0.44%	0.37%	0.42%	0.38%	0.28%	0.13%	0.23%
38	0.35%	0.49%	0.48%	0.46%	0.32%	0.42%	0.40%	0.35%	0.22%	0.26%
39	0.33%	0.56%	0.53%	0.44%	0.38%	0.43%	0.48%	0.23%	0.21%
40	0.38%	0.59%	0.53%	0.35%	0.39%	0.44%	0.37%	0.22%	0.26%
41	0.46%	0.53%	0.40%	0.33%	0.41%	0.45%	0.40%	0.29%	0.27%
42	0.47%	0.60%	0.48%	0.38%	0.38%	0.47%	0.33%	0.24%
43	0.48%	0.67%	0.32%	0.38%	0.43%	0.50%	0.32%	0.29%
44	0.51%	0.59%	0.32%	0.35%	0.48%	0.47%	0.33%	0.35%
45	0.52%	0.60%	0.39%	0.40%	0.52%	0.42%	0.34%
46	0.46%	0.43%	0.28%	0.45%	0.45%	0.40%	0.37%

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
47	0.51%	0.37%	0.35%	0.43%	0.46%	0.43%	0.41%
48	0.44%	0.39%	0.43%	0.50%	0.45%	0.46%
49	0.35%	0.45%	0.42%	0.45%	0.33%	0.44%
50	0.26%	0.48%	0.51%	0.40%	0.48%	0.48%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were 30 - 59 days delinquent at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate remaining principal balance of receivables originated in the specified quarter. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of August 31, 2021.
(3)	Data after 50 months is not shown due to the relatively small size of the denominator.
(4)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

60 - 89 Day Delinquency Rates(1)(2)(3)

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.01%	0.01%	0.01%	0.02%	0.01%	0.02%	0.02%	0.02%	0.01%	0.01%	0.02%	0.01%	0.01%	0.02%	0.01%	0.02%	0.01%	0.02%	0.01%	0.01%	0.01%
2	0.01%	0.02%	0.03%	0.03%	0.01%	0.03%	0.03%	0.02%	0.01%	0.01%	0.02%	0.02%	0.02%	0.03%	0.03%	0.02%	0.04%	0.02%	0.02%	0.04%	0.02%	0.02%
3	0.03%	0.03%	0.04%	0.02%	0.03%	0.05%	0.03%	0.02%	0.02%	0.03%	0.04%	0.03%	0.02%	0.03%	0.04%	0.03%	0.02%	0.02%	0.03%	0.02%	0.03%
4	0.03%	0.03%	0.03%	0.04%	0.04%	0.04%	0.06%	0.03%	0.03%	0.04%	0.03%	0.03%	0.02%	0.02%	0.04%	0.03%	0.02%	0.02%	0.01%	0.02%	0.01%
5	0.03%	0.04%	0.04%	0.03%	0.03%	0.04%	0.04%	0.02%	0.03%	0.04%	0.05%	0.02%	0.02%	0.03%	0.03%	0.02%	0.02%	0.03%	0.02%	0.01%	0.01%
6	0.02%	0.04%	0.03%	0.05%	0.04%	0.06%	0.04%	0.03%	0.03%	0.06%	0.04%	0.03%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%	0.02%	0.03%
7	0.04%	0.05%	0.03%	0.05%	0.05%	0.07%	0.05%	0.03%	0.03%	0.06%	0.05%	0.05%	0.04%	0.04%	0.03%	0.04%	0.02%	0.03%	0.01%	0.03%
8	0.04%	0.05%	0.05%	0.09%	0.09%	0.08%	0.04%	0.04%	0.04%	0.08%	0.04%	0.08%	0.04%	0.02%	0.03%	0.03%	0.03%	0.03%	0.03%	0.03%
9	0.04%	0.04%	0.04%	0.08%	0.08%	0.06%	0.06%	0.05%	0.04%	0.05%	0.05%	0.06%	0.07%	0.04%	0.03%	0.03%	0.04%	0.01%	0.02%
10	0.05%	0.05%	0.05%	0.06%	0.09%	0.07%	0.06%	0.05%	0.06%	0.07%	0.07%	0.06%	0.05%	0.04%	0.02%	0.03%	0.04%	0.01%	0.04%
11	0.06%	0.05%	0.07%	0.08%	0.05%	0.08%	0.06%	0.05%	0.04%	0.05%	0.07%	0.07%	0.06%	0.04%	0.03%	0.05%	0.03%	0.02%	0.03%
12	0.05%	0.07%	0.08%	0.06%	0.07%	0.07%	0.09%	0.06%	0.03%	0.04%	0.06%	0.09%	0.06%	0.05%	0.03%	0.04%	0.01%	0.02%
13	0.05%	0.07%	0.10%	0.10%	0.08%	0.11%	0.09%	0.06%	0.05%	0.06%	0.08%	0.08%	0.04%	0.04%	0.04%	0.04%	0.03%	0.03%
14	0.05%	0.08%	0.07%	0.08%	0.07%	0.11%	0.09%	0.06%	0.04%	0.09%	0.06%	0.08%	0.04%	0.04%	0.04%	0.07%	0.02%	0.04%
15	0.04%	0.08%	0.10%	0.07%	0.09%	0.10%	0.09%	0.06%	0.05%	0.06%	0.09%	0.09%	0.05%	0.04%	0.05%	0.02%	0.04%
16	0.06%	0.08%	0.09%	0.08%	0.10%	0.10%	0.10%	0.07%	0.06%	0.09%	0.11%	0.06%	0.05%	0.05%	0.04%	0.03%	0.03%
17	0.08%	0.09%	0.11%	0.08%	0.11%	0.10%	0.09%	0.07%	0.06%	0.10%	0.08%	0.07%	0.06%	0.05%	0.03%	0.04%	0.04%
18	0.08%	0.09%	0.08%	0.09%	0.11%	0.13%	0.06%	0.05%	0.09%	0.09%	0.09%	0.05%	0.05%	0.05%	0.03%	0.03%
19	0.06%	0.12%	0.10%	0.10%	0.11%	0.14%	0.08%	0.07%	0.08%	0.12%	0.07%	0.08%	0.07%	0.04%	0.03%	0.04%
20	0.09%	0.09%	0.11%	0.10%	0.11%	0.12%	0.09%	0.07%	0.09%	0.10%	0.06%	0.08%	0.09%	0.05%	0.03%	0.05%
21	0.09%	0.10%	0.11%	0.12%	0.14%	0.13%	0.14%	0.09%	0.11%	0.09%	0.07%	0.09%	0.09%	0.04%	0.04%
22	0.10%	0.09%	0.11%	0.13%	0.13%	0.14%	0.11%	0.10%	0.08%	0.07%	0.08%	0.08%	0.08%	0.04%	0.04%
23	0.09%	0.09%	0.13%	0.13%	0.12%	0.13%	0.15%	0.12%	0.07%	0.07%	0.09%	0.11%	0.04%	0.03%	0.05%
24	0.10%	0.11%	0.13%	0.14%	0.12%	0.16%	0.12%	0.09%	0.07%	0.08%	0.08%	0.11%	0.05%	0.04%
25	0.07%	0.13%	0.12%	0.14%	0.15%	0.16%	0.13%	0.09%	0.05%	0.05%	0.09%	0.07%	0.06%	0.05%
26	0.09%	0.13%	0.13%	0.12%	0.14%	0.16%	0.14%	0.07%	0.03%	0.05%	0.09%	0.09%	0.08%	0.06%
27	0.08%	0.14%	0.13%	0.10%	0.13%	0.17%	0.15%	0.09%	0.05%	0.09%	0.11%	0.08%	0.07%
28	0.10%	0.14%	0.19%	0.13%	0.14%	0.20%	0.15%	0.08%	0.04%	0.09%	0.15%	0.09%	0.09%
29	0.09%	0.15%	0.16%	0.12%	0.16%	0.22%	0.09%	0.07%	0.07%	0.09%	0.10%	0.08%	0.08%
30	0.13%	0.19%	0.14%	0.14%	0.15%	0.23%	0.13%	0.06%	0.07%	0.13%	0.07%	0.12%
31	0.12%	0.16%	0.16%	0.13%	0.17%	0.21%	0.10%	0.08%	0.06%	0.12%	0.07%	0.11%
32	0.12%	0.18%	0.17%	0.16%	0.18%	0.16%	0.09%	0.10%	0.07%	0.09%	0.10%	0.10%
33	0.13%	0.14%	0.17%	0.16%	0.22%	0.15%	0.09%	0.09%	0.06%	0.08%	0.12%
34	0.12%	0.16%	0.16%	0.18%	0.20%	0.14%	0.09%	0.08%	0.08%	0.08%	0.10%
35	0.11%	0.17%	0.17%	0.21%	0.17%	0.09%	0.13%	0.09%	0.08%	0.08%	0.08%
36	0.12%	0.16%	0.17%	0.19%	0.17%	0.14%	0.12%	0.12%	0.07%	0.06%
37	0.13%	0.20%	0.19%	0.23%	0.14%	0.13%	0.14%	0.15%	0.06%	0.09%
38	0.14%	0.19%	0.18%	0.17%	0.13%	0.16%	0.13%	0.11%	0.08%	0.08%
39	0.15%	0.15%	0.18%	0.18%	0.13%	0.15%	0.13%	0.08%	0.08%
40	0.13%	0.17%	0.22%	0.13%	0.14%	0.13%	0.15%	0.08%	0.06%
41	0.15%	0.18%	0.22%	0.14%	0.15%	0.17%	0.15%	0.10%	0.09%
42	0.20%	0.19%	0.17%	0.12%	0.13%	0.18%	0.09%	0.09%
43	0.18%	0.19%	0.15%	0.13%	0.16%	0.14%	0.09%	0.09%
44	0.15%	0.18%	0.14%	0.15%	0.16%	0.17%	0.11%	0.09%
45	0.18%	0.22%	0.19%	0.14%	0.22%	0.10%	0.13%
46	0.24%	0.15%	0.16%	0.15%	0.20%	0.12%	0.13%
47	0.19%	0.15%	0.15%	0.18%	0.20%	0.13%	0.18%
48	0.22%	0.12%	0.14%	0.18%	0.15%	0.11%

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
49	0.16%	0.15%	0.14%	0.17%	0.17%	0.12%
50	0.13%	0.18%	0.17%	0.16%	0.17%	0.18%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were 60 - 89 days delinquent at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate remaining principal balance of receivables originated in the specified quarter. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of August 31, 2021.
(3)	Data after 50 months is not shown due to the relatively small size of the denominator.
(4)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

90 - 119 Day Delinquency Rates(1)(2)(3)

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%	0.02%	0.00%	0.00%	0.01%	0.01%
3	0.00%	0.01%	0.01%	0.01%	0.00%	0.02%	0.01%	0.01%	0.00%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.02%	0.01%
4	0.01%	0.01%	0.02%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%	0.02%	0.02%	0.00%	0.01%	0.01%	0.01%	0.01%
5	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.03%	0.02%	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%	0.01%	0.02%	0.00%
6	0.02%	0.02%	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%	0.02%	0.02%	0.01%	0.01%	0.01%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%
7	0.00%	0.02%	0.01%	0.01%	0.02%	0.03%	0.02%	0.01%	0.01%	0.02%	0.02%	0.02%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%	0.01%
8	0.02%	0.02%	0.01%	0.02%	0.02%	0.02%	0.01%	0.02%	0.00%	0.02%	0.02%	0.01%	0.01%	0.01%	0.02%	0.01%	0.00%	0.01%	0.00%	0.01%
9	0.01%	0.01%	0.02%	0.04%	0.02%	0.02%	0.01%	0.01%	0.01%	0.02%	0.02%	0.02%	0.01%	0.01%	0.02%	0.01%	0.00%	0.01%	0.01%
10	0.02%	0.01%	0.03%	0.03%	0.04%	0.01%	0.03%	0.01%	0.02%	0.02%	0.01%	0.01%	0.00%	0.01%	0.01%	0.00%	0.01%	0.00%	0.01%
11	0.02%	0.03%	0.01%	0.03%	0.02%	0.02%	0.02%	0.02%	0.01%	0.02%	0.02%	0.02%	0.01%	0.01%	0.01%	0.00%	0.01%	0.01%	0.01%
12	0.02%	0.02%	0.03%	0.04%	0.02%	0.02%	0.02%	0.03%	0.01%	0.02%	0.03%	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%
13	0.02%	0.03%	0.03%	0.02%	0.02%	0.02%	0.03%	0.02%	0.01%	0.02%	0.02%	0.03%	0.03%	0.01%	0.02%	0.02%	0.00%	0.01%
14	0.02%	0.02%	0.02%	0.02%	0.03%	0.03%	0.05%	0.02%	0.02%	0.02%	0.02%	0.02%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%
15	0.02%	0.02%	0.02%	0.02%	0.02%	0.05%	0.03%	0.01%	0.01%	0.03%	0.02%	0.01%	0.01%	0.01%	0.01%	0.02%	0.00%
16	0.01%	0.02%	0.04%	0.01%	0.03%	0.03%	0.03%	0.02%	0.01%	0.02%	0.02%	0.03%	0.01%	0.01%	0.01%	0.01%	0.01%
17	0.03%	0.03%	0.02%	0.02%	0.03%	0.02%	0.02%	0.02%	0.02%	0.02%	0.03%	0.02%	0.01%	0.00%	0.02%	0.01%	0.01%
18	0.02%	0.02%	0.03%	0.02%	0.04%	0.03%	0.03%	0.03%	0.02%	0.03%	0.01%	0.03%	0.00%	0.02%	0.01%	0.02%
19	0.03%	0.01%	0.02%	0.03%	0.03%	0.03%	0.02%	0.01%	0.04%	0.01%	0.02%	0.02%	0.00%	0.01%	0.01%	0.00%
20	0.02%	0.02%	0.03%	0.02%	0.04%	0.03%	0.03%	0.02%	0.02%	0.03%	0.02%	0.02%	0.02%	0.01%	0.00%	0.01%
21	0.04%	0.02%	0.03%	0.01%	0.03%	0.03%	0.03%	0.02%	0.02%	0.03%	0.02%	0.01%	0.01%	0.02%	0.01%
22	0.05%	0.02%	0.02%	0.03%	0.05%	0.04%	0.05%	0.02%	0.03%	0.03%	0.02%	0.02%	0.03%	0.01%	0.00%
23	0.03%	0.02%	0.02%	0.04%	0.04%	0.04%	0.02%	0.03%	0.02%	0.02%	0.02%	0.02%	0.03%	0.02%	0.02%
24	0.02%	0.02%	0.04%	0.05%	0.05%	0.03%	0.04%	0.03%	0.02%	0.02%	0.04%	0.04%	0.02%	0.01%
25	0.03%	0.02%	0.03%	0.05%	0.03%	0.04%	0.03%	0.03%	0.03%	0.03%	0.03%	0.03%	0.02%	0.01%
26	0.02%	0.04%	0.04%	0.03%	0.04%	0.03%	0.02%	0.02%	0.01%	0.01%	0.04%	0.03%	0.02%	0.02%
27	0.02%	0.05%	0.05%	0.03%	0.04%	0.05%	0.02%	0.02%	0.01%	0.01%	0.03%	0.01%	0.01%
28	0.02%	0.05%	0.03%	0.03%	0.05%	0.04%	0.02%	0.04%	0.03%	0.00%	0.02%	0.02%	0.02%
29	0.04%	0.04%	0.05%	0.04%	0.04%	0.05%	0.03%	0.02%	0.02%	0.03%	0.04%	0.03%	0.03%
30	0.02%	0.03%	0.03%	0.04%	0.05%	0.05%	0.01%	0.02%	0.02%	0.02%	0.02%	0.02%
31	0.03%	0.05%	0.02%	0.06%	0.04%	0.04%	0.02%	0.01%	0.02%	0.02%	0.02%	0.02%
32	0.04%	0.04%	0.04%	0.03%	0.04%	0.05%	0.02%	0.00%	0.02%	0.03%	0.02%	0.02%
33	0.04%	0.03%	0.04%	0.02%	0.04%	0.05%	0.04%	0.03%	0.02%	0.02%	0.03%
34	0.04%	0.03%	0.04%	0.04%	0.06%	0.03%	0.04%	0.02%	0.02%	0.02%	0.03%
35	0.02%	0.03%	0.02%	0.04%	0.05%	0.05%	0.03%	0.01%	0.02%	0.01%	0.05%
36	0.01%	0.04%	0.04%	0.06%	0.05%	0.03%	0.03%	0.02%	0.01%	0.03%
37	0.03%	0.04%	0.02%	0.05%	0.06%	0.03%	0.02%	0.03%	0.01%	0.00%
38	0.03%	0.05%	0.06%	0.05%	0.07%	0.02%	0.04%	0.04%	0.02%	0.02%
39	0.03%	0.05%	0.05%	0.07%	0.05%	0.03%	0.04%	0.04%	0.01%
40	0.03%	0.04%	0.05%	0.06%	0.04%	0.02%	0.04%	0.02%	0.01%
41	0.01%	0.03%	0.04%	0.03%	0.06%	0.02%	0.04%	0.02%	0.02%
42	0.01%	0.04%	0.07%	0.06%	0.05%	0.07%	0.03%	0.01%
43	0.02%	0.04%	0.05%	0.04%	0.04%	0.04%	0.04%	0.02%
44	0.06%	0.03%	0.07%	0.05%	0.06%	0.03%	0.03%	0.02%
45	0.06%	0.05%	0.04%	0.06%	0.06%	0.02%	0.04%
46	0.05%	0.06%	0.04%	0.06%	0.04%	0.03%	0.05%
47	0.05%	0.06%	0.05%	0.05%	0.04%	0.03%	0.03%
48	0.05%	0.06%	0.06%	0.04%	0.02%	0.02%

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
49	0.04%	0.04%	0.05%	0.05%	0.03%	0.02%
50	0.06%	0.06%	0.06%	0.03%	0.02%	0.01%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were 90 - 119 days delinquent at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate remaining principal balance of receivables originated in the specified quarter. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of August 31, 2021.
(3)	Data after 50 months is not shown due to the relatively small size of the denominator.
(4)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

120+ Day Delinquency Rates(1)(2)(3)

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
6	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
7	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
8	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
9	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
10	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
11	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
13	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
14	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
15	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
16	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
17	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
18	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
19	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
20	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
21	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
22	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
23	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
24	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
25	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
26	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
27	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
29	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
30	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
31	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
32	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
33	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
34	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
35	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
36	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
37	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
38	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
39	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
40	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
41	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
42	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
43	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
44	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
45	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
46	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
47	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
48	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
49	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
50	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were 120+ days delinquent at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate remaining principal balance of receivables originated in the specified quarter. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of August 31, 2021.
(3)	Data after 50 months is not shown due to the relatively small size of the denominator.
(4)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

Pool Factor(1)(2)

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	93.38%	93.97%	94.12%	94.49%	93.25%	93.35%	94.05%	94.12%	93.34%	93.65%	92.74%	92.81%	93.55%	93.53%	90.93%	90.52%	91.88%	92.77%	91.70%	91.72%	91.29%	92.37%
1	90.82%	91.25%	91.22%	90.95%	90.31%	90.54%	90.53%	90.48%	89.66%	89.85%	88.88%	89.46%	89.66%	90.09%	89.64%	90.46%	89.80%	92.18%	91.07%	91.44%	91.41%	91.70%
2	88.00%	88.33%	88.52%	88.21%	87.34%	87.70%	87.79%	87.64%	86.74%	86.76%	86.12%	86.53%	86.55%	87.00%	86.70%	87.57%	86.90%	89.31%	88.33%	88.66%	88.59%	88.82%
3	85.43%	85.74%	85.97%	85.44%	84.71%	85.20%	85.36%	84.75%	84.10%	84.24%	83.67%	83.63%	83.99%	84.45%	84.08%	84.90%	84.09%	86.70%	85.71%	85.55%	85.87%
4	83.02%	83.38%	83.60%	83.06%	82.42%	82.83%	82.89%	82.30%	81.67%	81.68%	81.25%	81.04%	81.44%	81.86%	81.50%	82.49%	81.37%	84.11%	83.08%	82.89%	83.19%
5	80.59%	81.20%	81.41%	80.67%	80.10%	80.64%	80.65%	79.98%	79.32%	79.38%	78.99%	78.63%	78.95%	79.40%	79.14%	80.09%	78.81%	81.82%	80.78%	80.35%	80.75%
6	78.25%	78.91%	79.02%	78.39%	77.85%	78.49%	78.18%	77.74%	77.18%	77.22%	76.59%	76.34%	76.66%	77.07%	76.75%	77.59%	76.37%	79.52%	77.97%	77.81%
7	76.05%	76.76%	76.83%	76.24%	75.64%	76.30%	75.96%	75.56%	74.96%	75.01%	74.28%	73.98%	74.24%	74.67%	74.55%	75.13%	73.89%	77.18%	75.43%	75.20%
8	73.98%	74.71%	74.62%	74.08%	73.55%	74.21%	73.75%	73.34%	72.88%	72.94%	72.02%	71.63%	71.96%	72.43%	72.21%	72.70%	71.71%	75.00%	73.03%	72.88%
9	71.75%	72.35%	72.48%	71.97%	71.48%	71.93%	71.57%	71.27%	70.86%	70.64%	69.89%	69.43%	69.84%	70.16%	69.83%	70.43%	69.40%	72.33%	70.54%
10	69.67%	70.23%	70.38%	69.83%	69.41%	69.84%	69.51%	69.12%	68.74%	68.44%	67.65%	67.16%	67.57%	68.02%	67.45%	68.12%	67.04%	69.86%	68.06%
11	67.61%	68.05%	68.20%	67.78%	67.37%	67.72%	67.32%	67.08%	66.78%	66.34%	65.45%	65.00%	65.44%	65.79%	65.18%	65.96%	64.88%	67.51%	65.72%
12	65.32%	65.90%	66.09%	65.76%	65.14%	65.64%	65.37%	65.12%	64.59%	64.32%	63.40%	62.93%	63.31%	63.55%	62.98%	63.66%	62.26%	65.05%
13	63.27%	63.86%	64.03%	63.68%	63.10%	63.64%	63.32%	63.07%	62.50%	62.21%	61.32%	60.80%	61.31%	61.25%	60.76%	61.43%	59.83%	62.54%
14	61.19%	61.73%	62.12%	61.76%	61.14%	61.56%	61.43%	61.24%	60.47%	60.09%	59.36%	58.78%	59.18%	59.05%	58.77%	59.43%	57.60%	60.28%
15	59.11%	59.71%	60.20%	59.63%	59.14%	59.71%	59.55%	59.26%	58.55%	58.17%	57.44%	56.72%	57.01%	56.86%	56.71%	56.95%	55.31%
16	57.16%	57.76%	58.24%	57.71%	57.24%	57.75%	57.63%	57.22%	56.58%	56.16%	55.41%	54.81%	54.91%	54.69%	54.59%	54.74%	53.04%
17	55.20%	55.90%	56.41%	55.82%	55.28%	55.91%	55.85%	55.24%	54.56%	54.34%	53.51%	52.81%	52.78%	52.81%	52.71%	52.63%	50.95%
18	53.26%	54.04%	54.32%	53.94%	53.47%	54.10%	53.91%	53.41%	52.72%	52.53%	51.58%	50.81%	50.77%	50.78%	50.42%	50.44%
19	51.38%	52.13%	52.51%	52.13%	51.57%	52.26%	51.98%	51.48%	50.83%	50.61%	49.83%	48.74%	48.75%	48.79%	48.34%	48.35%
20	49.57%	50.30%	50.66%	50.27%	49.83%	50.53%	50.11%	49.58%	49.04%	48.79%	47.95%	46.79%	46.89%	46.99%	46.35%	46.43%
21	47.77%	48.28%	48.82%	48.51%	48.11%	48.61%	48.30%	47.78%	47.26%	46.98%	46.00%	44.88%	44.97%	44.73%	44.35%
22	45.94%	46.53%	47.03%	46.68%	46.29%	46.76%	46.47%	45.89%	45.38%	45.30%	44.05%	42.98%	43.07%	42.67%	42.38%
23	44.21%	44.75%	45.23%	44.92%	44.62%	44.98%	44.59%	44.15%	43.58%	43.53%	42.23%	41.29%	41.30%	40.78%	40.54%
24	42.30%	42.92%	43.56%	43.25%	42.82%	43.29%	42.88%	42.43%	41.84%	41.68%	40.38%	39.44%	39.23%	38.88%
25	40.60%	41.19%	41.76%	41.56%	41.08%	41.52%	41.13%	40.64%	40.24%	39.82%	38.55%	37.66%	37.36%	37.04%
26	38.91%	39.48%	40.15%	40.03%	39.40%	39.77%	39.54%	39.00%	38.56%	38.09%	36.97%	36.10%	35.64%	35.35%
27	37.23%	37.92%	38.58%	38.34%	37.84%	38.19%	37.95%	37.38%	36.88%	36.38%	35.28%	34.15%	33.90%
28	35.64%	36.31%	36.97%	36.70%	36.18%	36.56%	36.31%	35.89%	35.16%	34.71%	33.60%	32.42%	32.18%
29	34.04%	34.78%	35.51%	35.08%	34.54%	35.00%	34.73%	34.28%	33.49%	33.18%	32.12%	30.86%	30.60%
30	32.53%	33.30%	33.92%	33.54%	33.04%	33.53%	33.17%	32.64%	31.86%	31.62%	30.27%	29.27%
31	30.98%	31.77%	32.38%	31.98%	31.52%	31.97%	31.79%	31.03%	30.23%	30.03%	28.67%	27.68%
32	29.53%	30.38%	30.86%	30.39%	30.06%	30.53%	30.33%	29.47%	28.83%	28.64%	27.19%	26.25%
33	28.12%	28.84%	29.40%	28.97%	28.64%	29.11%	28.79%	27.95%	27.31%	26.85%	25.68%
34	26.69%	27.37%	27.89%	27.51%	27.16%	27.80%	27.28%	26.45%	25.84%	25.29%	24.24%
35	25.38%	25.97%	26.43%	26.13%	25.79%	26.41%	25.86%	25.11%	24.50%	23.89%	22.91%
36	23.98%	24.66%	25.09%	24.85%	24.47%	25.00%	24.49%	23.68%	22.89%	22.51%
37	22.68%	23.29%	23.79%	23.48%	23.27%	23.57%	23.13%	22.28%	21.49%	21.15%
38	21.40%	21.97%	22.56%	22.24%	22.02%	22.28%	21.88%	21.05%	20.24%	19.95%
39	20.21%	20.77%	21.33%	21.04%	20.73%	21.02%	20.66%	19.60%	19.01%
40	19.00%	19.57%	20.09%	19.92%	19.46%	19.77%	19.41%	18.31%	17.80%
41	17.81%	18.44%	18.93%	18.77%	18.29%	18.66%	18.29%	17.14%	16.71%
42	16.72%	17.35%	17.82%	17.59%	17.14%	17.51%	16.95%	16.00%
43	15.63%	16.22%	16.75%	16.42%	16.01%	16.37%	15.78%	14.89%
44	14.59%	15.16%	15.66%	15.35%	14.98%	15.35%	14.73%	13.89%
45	13.58%	14.14%	14.55%	14.29%	13.95%	14.13%	13.69%
46	12.56%	13.19%	13.50%	13.24%	12.91%	13.07%	12.68%
47	11.62%	12.25%	12.52%	12.36%	12.00%	12.14%	11.76%

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
48	10.73%	11.27%	11.58%	11.41%	10.91%	11.22%
49	9.90%	10.35%	10.68%	10.52%	10.00%	10.33%
50	9.06%	9.50%	9.86%	9.73%	9.20%	9.53%
51	8.23%	8.68%	9.06%	8.77%	8.41%
52	7.44%	7.88%	8.26%	7.97%	7.65%
53	6.73%	7.17%	7.55%	7.26%	6.98%
54	6.05%	6.47%	6.70%	6.56%
55	5.38%	5.78%	6.00%	5.90%
56	4.80%	5.18%	5.40%	5.29%
57	4.23%	4.48%	4.82%
58	3.68%	3.90%	4.26%
59	3.23%	3.43%	3.77%
60	2.74%	3.00%
61	2.37%	2.62%
62	2.05%	2.28%
63	1.76%
64	1.49%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate original principal balance of receivables originated in the specified quarter.

(2)	Data as of August 31, 2021.
(3)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

Prepayment Speeds (ABS)(1)(2)

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0
1	1.33%	1.51%	1.71%	2.36%	1.80%	1.66%	2.37%	2.47%	2.55%	2.68%	2.78%	2.29%	2.81%	2.36%	0.13%	0.00%	0.96%	0.00%	0.00%	0.00%	0.00%	0.00%
2	1.66%	1.76%	1.54%	1.60%	1.87%	1.74%	1.63%	1.71%	1.83%	2.02%	1.71%	1.89%	2.07%	2.06%	1.92%	1.84%	1.86%	1.79%	1.69%	1.74%	1.79%	1.83%
3	1.43%	1.46%	1.44%	1.67%	1.56%	1.42%	1.34%	1.80%	1.57%	1.49%	1.42%	1.92%	1.56%	1.55%	1.62%	1.67%	1.81%	1.56%	1.60%	2.12%	1.72%
4	1.31%	1.24%	1.27%	1.30%	1.24%	1.32%	1.42%	1.39%	1.39%	1.56%	1.42%	1.63%	1.59%	1.62%	1.62%	1.43%	1.75%	1.57%	1.64%	1.71%	1.71%
5	1.37%	1.09%	1.10%	1.34%	1.30%	1.16%	1.21%	1.28%	1.34%	1.32%	1.31%	1.48%	1.55%	1.53%	1.43%	1.46%	1.64%	1.30%	1.35%	1.63%	1.51%
6	1.30%	1.24%	1.36%	1.27%	1.25%	1.13%	1.48%	1.25%	1.17%	1.20%	1.48%	1.38%	1.37%	1.43%	1.48%	1.59%	1.54%	1.34%	1.89%	1.66%
7	1.19%	1.10%	1.18%	1.15%	1.24%	1.23%	1.25%	1.22%	1.28%	1.29%	1.43%	1.48%	1.55%	1.52%	1.32%	1.58%	1.63%	1.43%	1.67%	1.77%
8	1.07%	1.06%	1.22%	1.19%	1.15%	1.15%	1.26%	1.28%	1.17%	1.17%	1.40%	1.52%	1.43%	1.39%	1.51%	1.58%	1.34%	1.30%	1.56%	1.52%
9	1.27%	1.41%	1.18%	1.17%	1.15%	1.38%	1.27%	1.16%	1.12%	1.44%	1.29%	1.38%	1.32%	1.46%	1.57%	1.46%	1.53%	1.81%	1.71%
10	1.15%	1.20%	1.16%	1.25%	1.18%	1.22%	1.16%	1.27%	1.27%	1.37%	1.45%	1.50%	1.50%	1.36%	1.63%	1.54%	1.62%	1.67%	1.73%
11	1.14%	1.29%	1.29%	1.18%	1.17%	1.28%	1.35%	1.19%	1.11%	1.30%	1.44%	1.41%	1.38%	1.48%	1.55%	1.41%	1.45%	1.59%	1.63%
12	1.43%	1.28%	1.27%	1.19%	1.41%	1.27%	1.13%	1.12%	1.39%	1.24%	1.30%	1.35%	1.43%	1.52%	1.52%	1.61%	1.93%	1.72%
13	1.20%	1.21%	1.24%	1.27%	1.27%	1.21%	1.28%	1.26%	1.32%	1.36%	1.37%	1.45%	1.32%	1.62%	1.58%	1.57%	1.80%	1.81%
14	1.28%	1.34%	1.11%	1.14%	1.21%	1.32%	1.13%	1.04%	1.29%	1.41%	1.27%	1.38%	1.49%	1.57%	1.36%	1.37%	1.65%	1.61%
15	1.31%	1.24%	1.15%	1.39%	1.27%	1.11%	1.14%	1.23%	1.20%	1.23%	1.27%	1.46%	1.56%	1.60%	1.48%	1.87%	1.75%
16	1.20%	1.21%	1.22%	1.21%	1.21%	1.26%	1.21%	1.33%	1.30%	1.37%	1.41%	1.33%	1.52%	1.62%	1.57%	1.67%	1.77%
17	1.24%	1.14%	1.12%	1.20%	1.31%	1.16%	1.09%	1.31%	1.37%	1.21%	1.30%	1.46%	1.60%	1.36%	1.37%	1.60%	1.64%
18	1.29%	1.17%	1.41%	1.22%	1.16%	1.15%	1.30%	1.18%	1.22%	1.22%	1.37%	1.50%	1.51%	1.55%	1.79%	1.72%
19	1.26%	1.26%	1.17%	1.18%	1.30%	1.21%	1.33%	1.31%	1.30%	1.37%	1.23%	1.60%	1.56%	1.54%	1.64%	1.66%
20	1.21%	1.20%	1.23%	1.27%	1.15%	1.13%	1.29%	1.34%	1.25%	1.31%	1.40%	1.53%	1.43%	1.38%	1.59%	1.55%
21	1.23%	1.44%	1.26%	1.19%	1.17%	1.35%	1.25%	1.27%	1.28%	1.32%	1.51%	1.52%	1.54%	1.84%	1.65%
22	1.31%	1.18%	1.23%	1.29%	1.30%	1.34%	1.32%	1.40%	1.40%	1.21%	1.54%	1.55%	1.56%	1.72%	1.65%
23	1.22%	1.29%	1.29%	1.25%	1.17%	1.31%	1.40%	1.27%	1.37%	1.34%	1.45%	1.36%	1.47%	1.60%	1.58%
24	1.45%	1.37%	1.17%	1.22%	1.35%	1.24%	1.25%	1.29%	1.33%	1.46%	1.51%	1.55%	1.78%	1.65%
25	1.27%	1.30%	1.34%	1.26%	1.33%	1.37%	1.36%	1.39%	1.21%	1.51%	1.54%	1.54%	1.64%	1.63%
26	1.29%	1.31%	1.18%	1.13%	1.29%	1.37%	1.22%	1.27%	1.33%	1.41%	1.32%	1.36%	1.54%	1.53%
27	1.31%	1.19%	1.19%	1.33%	1.23%	1.22%	1.24%	1.28%	1.37%	1.45%	1.46%	1.75%	1.60%
28	1.26%	1.28%	1.27%	1.31%	1.35%	1.32%	1.34%	1.17%	1.45%	1.45%	1.50%	1.62%	1.61%
29	1.31%	1.22%	1.12%	1.32%	1.38%	1.27%	1.31%	1.33%	1.44%	1.34%	1.34%	1.49%	1.52%
30	1.25%	1.20%	1.31%	1.28%	1.26%	1.21%	1.31%	1.40%	1.44%	1.40%	1.71%	1.55%
31	1.35%	1.28%	1.30%	1.33%	1.32%	1.34%	1.16%	1.44%	1.49%	1.47%	1.55%	1.59%
32	1.28%	1.17%	1.30%	1.40%	1.29%	1.25%	1.27%	1.41%	1.29%	1.31%	1.47%	1.47%
33	1.27%	1.37%	1.28%	1.26%	1.28%	1.28%	1.40%	1.42%	1.45%	1.69%	1.54%
34	1.32%	1.35%	1.37%	1.33%	1.38%	1.19%	1.41%	1.44%	1.44%	1.55%	1.51%
35	1.23%	1.32%	1.35%	1.31%	1.31%	1.32%	1.37%	1.31%	1.35%	1.44%	1.43%
36	1.36%	1.26%	1.26%	1.24%	1.29%	1.37%	1.36%	1.44%	1.62%	1.49%
37	1.30%	1.36%	1.29%	1.37%	1.20%	1.42%	1.38%	1.44%	1.49%	1.50%
38	1.31%	1.35%	1.24%	1.27%	1.30%	1.33%	1.31%	1.31%	1.39%	1.38%
39	1.25%	1.25%	1.27%	1.26%	1.37%	1.33%	1.31%	1.57%	1.43%
40	1.30%	1.29%	1.32%	1.20%	1.39%	1.36%	1.37%	1.48%	1.43%
41	1.35%	1.24%	1.26%	1.28%	1.33%	1.26%	1.28%	1.40%	1.36%
42	1.29%	1.23%	1.26%	1.33%	1.34%	1.34%	1.51%	1.42%
43	1.31%	1.32%	1.23%	1.39%	1.36%	1.37%	1.43%	1.41%
44	1.30%	1.31%	1.30%	1.33%	1.31%	1.27%	1.35%	1.35%
45	1.31%	1.29%	1.38%	1.35%	1.36%	1.49%	1.38%
46	1.35%	1.26%	1.36%	1.37%	1.39%	1.41%	1.39%
47	1.31%	1.29%	1.32%	1.23%	1.30%	1.31%	1.33%
48	1.32%	1.36%	1.32%	1.34%	1.49%	1.35%

	Quarter Originated
	2016				2017				2018				2019				2020				2021
Origination Amt ($MM)	2,050	2,065	2,598	2,455	2,276	2,193	2,217	2,085	1,998	1,846	1,907	1,703	1,659	2,015	2,330	2,080	2,008	2,020	2,109	1,952	2,318	3,777
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
49	1.29%	1.36%	1.32%	1.35%	1.41%	1.36%
50	1.34%	1.33%	1.26%	1.26%	1.33%	1.30%

(1)	Data as of August 31, 2021.
(2)	Data after 50 months is not shown due to the relatively small size of the denominator.
(3)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

APPENDIX B – STATIC POOL INFORMATION REGARDING PRIOR SECURITIZED POOLS

This Appendix B includes static pool information about prior pools of motor vehicle retail installment sale contracts that were securitized by CONA in the last five years. Static pool information consists of delinquency history, prepayment speeds and cumulative net-losses for prior securitized pools and summary information for the original characteristics of the prior securitized pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. We caution you that the receivables may not be expected to perform in a similar manner to the motor vehicle retail installment sale contracts presented in this Appendix B.

Summary Information for Prior Securitized Pools

Composition of the Receivables Pool as of the Cut-off Date	COPAR 2019-1	COPAR 2019-2	COPAR 2020-1
Cut-Off Date	4/30/2019	7/31/2019	12/31/2019
Aggregate Outstanding Principal Balance	$1,250,000,000.97	$1,410,746,433.50	$1,356,484,236.72
Number of Receivables	65,867	72,214	66,505
Average Outstanding Principal Balance	$18,977.64	$19,535.64	$20,396.73
Aggregate Origination Principal Balance	$1,462,704,440.18	$1,613,945,332.58	$1,525,411,004.68
Average Original Principal Balance	$22,206.94	$22,349.48	$22,936.79
Weighted Average Contract Rate(1)	4.43%	4.67%	4.58%
Weighted Average Remaining Term(1)	58 months	59 months	60 months
Weighted Average Original Term(1)	66 months	66 months	67 months
Percentage of Aggregate Outstanding Principal Balance of Receivables with Origination Term 73 months to 75 months(2)	14.94%	15.62%	17.04%
Weighted Average FICO® Score(1)	779	777	778
Weighted Average Loan-to-Value Ratio(1)	92.21%	92.54%	93.73%
Percentage of New Vehicles(2)	47.65%	44.05%	41.08%
Percentage of Used Vehicles(2)	52.35%	55.95%	58.92%

(1)	Weighted by aggregate outstanding principal balance as of the applicable cut-off date.
(2)	Percentage of the aggregate outstanding principal balance of receivables as of the applicable cut-off date.

Range of Contract Rates (%)	COPAR 2019-1(1)	COPAR 2019-2(1)	COPAR 2020-1(1)
1.00 - 1.99%	0.00%	0.63%	0.34%
2.00 - 2.99%	14.76%	8.30%	8.61%
3.00 - 3.99%	34.21%	32.14%	33.67%
4.00 - 4.99%	23.57%	25.54%	25.58%
5.00 - 5.99%	16.83%	19.63%	20.60%
6.00 - 6.99%	7.58%	9.96%	8.15%
7.00 - 7.99%	2.19%	2.75%	2.22%
8.00 - 8.99%	0.54%	0.66%	0.51%
9.00 - 9.99%	0.18%	0.23%	0.16%
10.00 - 10.99%	0.08%	0.09%	0.09%
11.00 - 11.99%	0.06%	0.05%	0.05%
12.00 - 12.99%	0.00%	0.03%	0.02%
Greater than or equal to 13.00%	0.00%	0.00%	0.00%

TOTALS:	100.00%	100.00%	100.00%

(1)	Percentage of the aggregate outstanding principal balance of receivables as of the applicable cut-off date.

Top 5 State Concentrations	COPAR 2019-1(1)	COPAR 2019-2(1)	COPAR 2020-1(1)
	TX (13.12%)	TX (13.58%)	TX (12.57%)
	CA (8.62%)	CA (9.70%)	CA (9.52%)
	FL (5.88%)	FL (6.91%)	FL (7.21%)
	OH (5.36%)	OH (4.91%)	PA (4.72%)
	LA (4.49%)	LA (4.69%)	OH (4.69%)

(1)	Percentage of the aggregate outstanding principal balance of receivables as of the applicable cut-off date.

Top 5 Vehicle Manufacturers	COPAR 2019-1(1)	COPAR 2019-2(1)	COPAR 2020-1(1)
	Toyota (17.83%)	Toyota (17.30%)	Toyota (13.37%)
	Honda (11.58%)	Ford (11.23%)	Chevrolet (11.69%)
	Chevrolet (10.85%)	Honda (10.57%)	Ford (11.56%)
	Ford (9.90%)	Chevrolet (9.94%)	Honda (11.56%)
	Jeep (8.76%)	Jeep (8.10%)	Jeep (7.39%)

(1)	Percentage of the aggregate outstanding principal balance of receivables as of the applicable cut-off date.

Cumulative Net-Losses(1)(2)
	COPAR 2019-1	COPAR 2019-2	COPAR 2020-1
Origination Amt ($)	1,250,000,000.97	1,410,746,433.50	1,356,484,236.72
Age (Months)(3)
0
1	0.01%	0.00%	0.01%
2	0.01%	0.01%	0.01%
3	0.01%	0.02%	0.02%
4	0.02%	0.03%	0.03%
5	0.03%	0.04%	0.05%
6	0.05%	0.05%	0.05%
7	0.07%	0.05%	0.07%
8	0.07%	0.08%	0.07%
9	0.07%	0.09%	0.07%
10	0.08%	0.11%	0.08%
11	0.09%	0.12%	0.08%
12	0.10%	0.13%	0.08%
13	0.12%	0.13%	0.09%
14	0.12%	0.14%	0.09%
15	0.12%	0.14%	0.09%
16	0.13%	0.13%	0.08%
17	0.14%	0.13%	0.09%
18	0.13%	0.15%	0.09%
19	0.14%	0.16%	0.09%
20	0.14%	0.16%	0.08%
21	0.15%	0.15%	0.09%
22	0.15%	0.16%
23	0.15%	0.16%
24	0.15%	0.16%
25	0.16%	0.15%
26	0.15%	0.15%
27	0.15%
28	0.15%
29	0.15%

(1) The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified transaction and were charged off (net of any Liquidation Proceeds received) at the end of the specified number of months since the cut-off date divided by (b) the aggregate original principal balance of receivables originated in the specified transaction.

(2) Data as of September 30, 2021.

(3) Age represents the number of months that have elapsed since the cut-off date of the relevant transaction.

Prepayment Speeds (ABS)(1)
	COPAR 2019-1	COPAR 2019-2	COPAR 2020-1
Origination Amt ($)	1,250,000,000.97	1,410,746,433.50	1,356,484,236.72
Age(2) (Months)
0
1	1.31%	1.54%	1.51%
2	1.25%	1.41%	1.42%
3	1.41%	1.53%	1.42%
4	1.46%	1.38%	1.27%
5	1.30%	1.35%	1.53%
6	1.35%	1.51%	1.65%
7	1.22%	1.41%	1.64%
8	1.27%	1.44%	1.60%
9	1.42%	1.33%	1.61%
10	1.33%	1.47%	1.61%
11	1.35%	1.55%	1.40%
12	1.18%	1.62%	1.53%
13	1.39%	1.58%	1.62%
14	1.53%	1.51%	1.39%
15	1.55%	1.58%	1.85%
16	1.47%	1.39%	1.68%
17	1.52%	1.55%	1.58%
18	1.50%	1.56%	1.63%
19	1.33%	1.44%	1.63%
20	1.44%	1.80%	1.54%
21	1.49%	1.64%	1.47%
22	1.35%	1.52%
23	1.68%	1.56%
24	1.55%	1.59%
25	1.44%	1.50%
26	1.51%	1.47%
27	1.52%
28	1.43%
29	1.36%

(1)	Data as of September 30, 2021.
(2)	Age represents the number of months that have elapsed since the cut-off date of the relevant transaction.

Delinquency History(1)(2)(3)
COPAR 2019-1											COPAR 2019-2
	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent
Age (Months)(4)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)
0	1,250,000.00	0.00	0	0.00	0	0.00	0	0.00	0	0.00%	1,410,746.43	0.00	0	0.00	0	0.00	0	0.00	0	0.00%
1	1,212,342.86	725.95	34	11.37	1	0.00	0	0.00	0	0.00%	1,365,363.79	1,137.34	51	0.00	0	0.00	0	0.00	0	0.00%
2	1,176,142.19	1,305.09	61	95.61	6	0.00	0	0.00	0	0.01%	1,322,885.67	1,609.33	74	153.30	8	0.00	0	0.00	0	0.01%
3	1,137,844.06	1,298.51	63	245.65	11	0.00	0	0.00	0	0.02%	1,278,941.62	1,764.66	89	199.92	11	0.00	0	0.00	0	0.02%
4	1,099,278.98	1,423.40	75	380.27	16	103.62	4	0.00	0	0.04%	1,238,318.74	2,084.51	96	265.40	12	85.19	4	0.00	0	0.03%
5	1,063,950.01	1,619.61	89	266.06	14	177.29	7	0.00	0	0.04%	1,198,680.28	1,847.15	98	655.14	27	54.38	3	0.00	0	0.06%
6	1,028,300.69	2,010.47	107	320.49	17	99.60	6	0.00	0	0.04%	1,156,984.30	1,679.70	90	425.77	18	113.90	6	0.00	0	0.05%
7	995,165.94	1,943.37	97	310.13	16	110.10	6	0.00	0	0.04%	1,117,691.82	2,045.25	106	524.90	26	177.98	7	0.00	0	0.07%
8	961,819.94	2,503.70	136	458.03	21	104.08	5	0.00	0	0.06%	1,078,520.12	1,857.04	104	606.70	29	84.74	5	0.00	0	0.07%
9	926,534.06	2,095.11	112	707.23	33	21.23	2	0.00	0	0.08%	1,042,075.01	1,451.03	82	339.14	19	330.14	13	0.00	0	0.07%
10	893,349.25	2,033.81	108	533.34	23	155.76	8	0.00	0	0.08%	1,003,810.16	1,445.12	78	383.29	18	111.61	8	0.00	0	0.06%
11	860,391.53	1,840.73	109	507.97	24	107.71	5	0.00	0	0.07%	964,750.92	1,769.58	93	276.54	17	258.22	13	0.00	0	0.06%
12	830,585.84	1,645.93	91	506.61	27	89.98	5	0.00	0	0.07%	925,151.10	1,522.72	78	423.77	25	77.55	4	0.00	0	0.06%
13	798,049.26	1,488.22	84	331.38	17	159.89	9	0.00	0	0.06%	887,033.60	1,630.16	86	402.78	23	69.75	5	0.00	0	0.06%
14	764,126.07	1,433.62	78	450.15	25	101.86	5	0.00	0	0.07%	850,962.10	1,391.50	79	347.52	21	26.73	2	0.00	0	0.05%
15	730,420.95	1,327.85	72	338.80	22	142.31	8	0.00	0	0.07%	814,385.33	1,632.19	89	381.15	20	16.25	1	0.00	0	0.05%
16	698,905.80	1,146.82	70	455.56	23	19.57	3	0.00	0	0.07%	781,740.14	1,802.41	104	528.62	25	130.07	8	0.00	0	0.09%
17	667,133.25	1,426.66	88	343.16	21	130.08	6	0.00	0	0.07%	746,988.97	1,665.81	104	489.45	29	235.61	11	0.00	0	0.11%
18	636,350.88	1,234.01	77	410.78	22	79.71	6	0.00	0	0.08%	712,744.72	1,328.65	83	247.24	19	168.14	9	0.00	0	0.07%
19	609,010.38	1,292.77	85	368.97	23	161.12	9	0.00	0	0.09%	681,469.91	1,664.10	95	287.46	21	60.01	5	0.00	0	0.06%
20	580,519.36	1,208.14	76	472.95	30	53.66	4	0.00	0	0.09%	643,677.08	974.87	60	242.06	15	47.16	3	0.00	0	0.05%
21	551,747.62	985.68	66	443.41	27	123.09	7	0.00	0	0.10%	610,574.49	994.61	61	355.04	21	54.38	3	0.00	0	0.07%
22	526,003.72	1,192.13	76	273.97	16	94.97	7	0.00	0	0.07%	580,632.34	1,237.82	85	397.55	24	76.97	5	0.00	0	0.09%
23	494,688.78	917.91	69	244.64	15	64.40	5	0.00	0	0.06%	550,577.70	1,210.84	82	372.62	25	88.08	6	0.00	0	0.09%
24	466,991.23	744.18	54	195.45	15	137.55	7	0.00	0	0.07%	520,707.48	887.28	63	386.10	26	67.64	5	0.00	0	0.10%
25	442,343.28	744.27	55	289.18	19	72.37	5	0.00	0	0.08%	493,345.69	1,047.03	72	247.41	18	97.41	7	0.00	0	0.08%
26	417,193.90	665.83	56	250.94	16	90.70	7	0.00	0	0.08%	467,218.36	1,131.50	81	271.18	19	39.92	4	0.00	0	0.07%
27	392,418.40	714.28	59	345.65	23	37.27	3	0.00	0	0.10%
28	369,983.02	853.22	65	226.98	16	124.54	9	0.00	0	0.10%
29	349,241.19	605.44	54	283.33	17	123.74	7	0.00	0	0.12%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified transaction and were 30 - 59 days, 60 – 89 days, 90 - 119 days and 120+ days delinquent at the end of the specified number of months since the cut-off date divided by (b) the ending net pool balance of receivables originated in the specified transaction. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of September 30, 2021.
(3)	Delinquencies include repossessions, if the receivable in question has not been charged-off in accordance with CONA’s customary servicing practices.
(4)	Age represents the number of months that have elapsed since the cut-off date of the relevant transaction.

Delinquency History(1)(2)(3)

COPAR 2020-1
	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent
Age (Months)(4)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)
0	1,356,484.24	0.00	0	0.00	0	0.00	0	0.00	0	0.00%
1	1,314,110.11	698.67	37	0.00	0	0.00	0	0.00	0	0.00%
2	1,273,757.14	962.19	45	55.98	3	0.00	0	0.00	0	0.00%
3	1,233,928.34	985.25	50	65.01	5	8.13	1	0.00	0	0.01%
4	1,197,087.17	1,056.38	54	78.54	5	43.09	2	0.00	0	0.01%
5	1,156,900.44	666.90	33	159.13	7	15.63	1	0.00	0	0.02%
6	1,115,309.77	1,130.93	46	121.73	6	63.93	3	0.00	0	0.02%
7	1,074,628.38	1,102.84	53	111.82	5	0.00	0	0.00	0	0.01%
8	1,035,355.28	1,107.77	54	271.79	13	0.00	0	0.00	0	0.03%
9	996,584.32	1,335.23	65	306.50	14	27.49	2	0.00	0	0.04%
10	958,349.73	1,077.66	56	272.43	14	125.59	4	0.00	0	0.04%
11	924,228.65	1,309.82	73	312.74	16	89.26	4	0.00	0	0.05%
12	888,613.19	1,242.20	72	318.30	18	22.09	1	0.00	0	0.04%
13	852,131.16	1,247.96	70	251.77	18	21.19	2	0.00	0	0.03%
14	820,116.34	1,031.06	60	423.29	20	63.67	6	0.00	0	0.06%
15	780,448.71	806.37	44	200.60	11	101.47	6	0.00	0	0.04%
16	745,047.38	836.43	46	135.71	7	107.08	6	0.00	0	0.03%
17	712,164.81	727.48	47	188.93	11	13.16	1	0.00	0	0.03%
18	679,051.95	836.14	53	240.96	12	37.18	4	0.00	0	0.04%
19	647,129.18	701.63	49	303.83	17	20.32	1	0.00	0	0.05%
20	617,356.85	728.92	47	281.41	16	98.44	6	0.00	0	0.07%
21	589,361.95	928.76	63	230.45	14	129.65	7	0.00	0	0.07%

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the sponsor or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus.

Capital One Prime Auto Receivables Trust 2021-1

Issuing Entity

Capital One Prime Auto Receivables Trust 2021-1 will issue asset-backed notes with an aggregate initial note balance of $1,356,483,000. The following notes will be offered:

Class A-1 Notes		$264,100,000
Class A-2 Notes	}	$885,780,000
Class A-3 Notes
Class A-4 Notes		$100,120,000

Capital One Auto Receivables, LLC

Depositor

Capital One, National Association

Sponsor and Servicer

PROSPECTUS

UNDERWRITERS

J.P. Morgan	Barclays	BofA Securities

Capital One Securities

Until                 , 2021, which is ninety (90) days following the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.